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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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AVERY DENNISON CORPORATION
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Notice and Proxy Statement for

2019 Annual Stockholder Meeting

CleanFlake

EXIT 2802
Batu Maung
Teluk Kumbar
Balik Pulau
EXIT 2802
F.I.Z / USM
Bayan Lepas
Glugor
George Town

UNITI

Notice of 2019 Annual Meeting of Stockholders

To Our Stockholders:

        We cordially invite you to attend our 2019 Annual Meeting of Stockholders at 207 Goode Avenue, Glendale, California 91203 on Thursday, April 25, 2019 at 1:30 p.m. Pacific Time. At the meeting, we will conduct the following items of business:

Elect the 11 directors nominated by our Board to serve a one-year term;
Approve, on an advisory basis, our executive compensation;
Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2019; and
Transact any other business properly brought before the meeting or any adjournment or postponement thereof.

        Our Board recommends that you vote FOR each of the director nominees in Item 1 and FOR Items 2 and 3.

        Stockholders of record as of February 25, 2019 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

        We will mail our Notice of Internet Availability of Proxy Materials, which includes instructions on how to access these materials on the Internet, on or before March 11, 2019. If you previously elected to receive a paper copy of our proxy materials, we will mail you our 2019 proxy statement; 2018 annual report, which includes letters to stockholders from our Chairman and our Chairman-Elect, President and Chief Executive Officer; and a proxy card on or about March 11, 2019.

        We want your shares to be represented and voted. You can vote as shown in the chart below.

INSTRUCTIONS FOR VOTING

On the Internet

You can vote online at www.proxyvote.com before 11:59 p.m. Eastern Time on April 24, 2019. You will need the 16-digit control number on your Notice of Internet Availability or proxy card.

By Telephone

In the U.S. and Canada, you can vote by calling 1.800.690.6903 before 11:59 p.m. Eastern Time on April 24, 2019. You will need the 16-digit control number on your Notice of Internet Availability or proxy card.

By Mail

You can vote by mail by completing, dating and signing your proxy card and returning it in the postage-paid envelope or otherwise to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

In Person

Unless your shares are held through our Employee Savings Plan, you can vote in person at the Annual Meeting. Beneficial holders must contact their broker or other nominee if they want to vote in person.

        On behalf of the Board of Directors, management and employees of Avery Dennison, thank you for your continued support.

By Order of the Board of Directors
Susan C. Miller Corporate Secretary
March 8, 2019

OUR PLAN TO WIN

Drive outsized growth in high value product categories with higher growth and margin potential (e.g., specialty labels, graphics, industrial tapes and radio-frequency identification (RFID))
 Grow profitably in our base business through tailored go-to-market strategies and disciplined execution
Maintain our relentless focus on productivity through continued operational excellence and enterprise lean sigma
Deploy capital effectively by balancing investments in organic growth, productivity and acquisitions, while returning cash to stockholders	Our Strategies

Our Values

Customers
We provide innovative, high quality products and solutions, with industry-leading service
 Employees
We cultivate a diverse, engaged, safe and healthy workforce
 Communities
We are responsible stewards of the environment and a force for good in our communities
 Investors
We are committed to delivering superior shareholder returns over the long term	Our Stakeholders

Avery Dennison Corporation  | 2019 Proxy Statement  | Table of Contents

PROXY SUMMARY

        This section summarizes information described in greater detail in other parts of this proxy statement and does not contain all the information you should consider before voting. We encourage you to read the entire proxy statement before voting.

TIME AND LOCATION OF ANNUAL MEETING

        The Annual Meeting will take place at 1:30 p.m. Pacific Time on April 25, 2019 at 207 Goode Avenue, Glendale, California 91203. Parking will be available next door at 127 Burchett Street, Glendale, California 91203. Attendants will be available to provide assistance with directions and parking tickets will be validated at the Annual Meeting.

ITEMS BEING VOTED ON AT ANNUAL MEETING

        You are being asked to vote on the items of business shown below at the Annual Meeting. Our Board of Directors (our "Board") recommends that you vote FOR each of the 11 director nominees and FOR the other two items being brought before the stockholder vote.

ITEM	BOARD RECOMMENDATION	VOTE REQUIRED	DISCRETIONARY BROKER VOTING	PAGE REFERENCE
Election of directors	FOR each nominee	Majority of votes cast	No	23
Advisory vote to approve executive compensation	FOR	Majority of shares represented and entitled to vote	No	35
Ratification of appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for fiscal year 2019	FOR	Majority of shares represented and entitled to vote	Yes	82

BUSINESS STRATEGY OVERVIEW

        We strive to create superior long-term, sustainable value for our customers, employees and investors and improve the communities in which we operate. To realize the business aspects of this vision, we are focused on executing the following key strategies:

  •
  Driving outsized growth in high value product categories with higher growth and margin potential (e.g., specialty labels, graphics, industrial tapes and radio-frequency identification (RFID));

  •
  Growing profitably in our base business through tailored go-to-market strategies and disciplined execution;

  •
  Maintaining our relentless focus on productivity through continued operational excellence and enterprise lean sigma; and

  •
  Deploying capital effectively by balancing investments in organic growth, productivity and acquisitions, while returning cash to stockholders.

FINANCIAL PERFORMANCE HIGHLIGHTS

        Strong 2018 Performance and Execution of Strategic Priorities.    Fiscal year 2018 marked our seventh consecutive year of strong top-line growth, operating margin expansion, and double-digit adjusted earnings per share (EPS) growth. We exceeded our financial goals for the year, with the accomplishments shown below and on the following page.

  •
  Achieved net sales of approximately $7.2 billion, an increase of 8.2% over prior year.

  •
  Excluding the impact of currency, sales grew by 6.9%. On an organic basis, sales grew by 5.5%, driven by growth in high value product categories and sales in emerging markets.

Avery Dennison Corporation  | 2019 Proxy Statement  | i

  •
  Reported EPS significantly increased from $3.13 in 2017 to $5.28 in 2018 due to the combined effects of 2017 tax charges related to the enactment of the U.S. Tax Cuts and Jobs Act (TCJA) and a net tax benefit from a discrete foreign tax planning action, the combined effect of volume and mix, and benefits from productivity initiatives. These benefits were partially offset by settlement charges resulting from the 2018 termination of our U.S. pension plan, higher restructuring charges, higher employee-related costs, growth investments, and the net impact of pricing and raw material inflation.

  •
  Adjusted EPS increased from $5.00 to $6.06 due to the combined effect of volume and mix, as well as benefits from productivity initiatives, partially offset by higher employee-related costs, growth investments, and the net impact of pricing and raw material inflation. Adjusted EPS exceeded the high end of the $5.70 to $5.95 annual guidance range we gave to our stockholders in January 2018.

  •
  With net cash provided by operating activities of $457.9 million, delivered free cash flow of $429.2 million.

  •
  On net income of $467.4 million, achieved return on total capital (ROTC) of 18.6%.

        Sales change ex. currency, organic sales change, adjusted EPS, free cash flow, and ROTC are supplemental financial measures that we provide to assist investors in assessing our performance and operating trends. They are defined in the Compensation Discussion and Analysis section of this proxy statement and reconciled from generally accepted accounting principles in the United States of America (GAAP) in Appendix A of this proxy statement. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable financial measures under GAAP.

        Delivering Financial Targets.    Our five-year financial goals through 2018 included an organic sales growth target of 4% to 5% and a GAAP operating margin target of 9% to 10% in 2018. We also targeted double-digit adjusted EPS growth and ROTC of at least 16% in 2018. The combination of our growth and ROTC targets is a proxy for growth in economic value added (EVA), one of the performance objectives used in our long-term incentive (LTI) compensation program. As shown below, we achieved or exceeded our five-year commitments through 2018.

        For the 2014-2018 period, on a five-year compound annual basis (with 2013 as the base period), GAAP reported net sales, reported EPS and reported net income grew by 3.1%, 19.9% and 17.0%, respectively.

	2014-2018 TARGETS	2014-2018 RESULTS(1)
Organic Sales Growth(2)	4%-5%	4.3%
GAAP Operating Margin in 2018	9%-10%	10.0%

Adjusted EPS Growth(2)	12%-15%+	17.7%
ROTC in 2018	16%+	18.6%

ACHIEVED OR EXCEEDED 2018 FINANCIAL TARGETS
(1)	Results for non-GAAP measures are reconciled from GAAP in Appendix A of this proxy statement.
(2)	Percentages reflect five-year compound annual growth rates, with 2013 as the base period.

Avery Dennison Corporation  | 2019 Proxy Statement  | ii

        In March 2017, we announced five-year goals through 2021, targeting continued solid organic sales growth, GAAP operating margin of at least 11% in 2021, double-digit adjusted EPS growth on a compound annual basis, and ROTC of at least 17% in 2021. As shown below, based on our results for the first two years of this five-year period, we are on track to deliver these targets.

        For the 2017-2018 period, on a two-year compound annual basis (with 2016 as the base period), GAAP reported net sales, reported EPS and reported net income increased by 8.5%, 22.1% and 20.7%, respectively.

	2017-2021 TARGETS	2017-2018 RESULTS(1)
Sales Growth(2)	4%+ organic 5%+ ex. currency(3)	4.8% organic 7.5% ex. currency
GAAP Operating Margin	11%+ in 2021	10.0% in 2018

Adjusted EPS Growth(2)	10%+	22.8%
ROTC	17%+ in 2021	18.6% in 2018

ON TRACK TO DELIVER 2021 FINANCIAL TARGETS
(1)	Results for non-GAAP measures are reconciled from GAAP in Appendix A of this proxy statement.
(2)	Percentages for targets reflect five-year compound annual growth rates, with 2016 as the base period. Percentages for results reflect two-year compound annual growth rates, with 2016 as the base period.
(3)	Target for sales growth ex. currency reflects the impact of completed acquisitions as of March 2017 of approximately 1 point.

        Disciplined Capital Allocation.    We have consistently executed our disciplined approach to capital allocation, balancing our investments in organic growth, productivity and acquisitions, while continuing to return cash to stockholders through dividends and share repurchases. In 2018, we delivered ROTC of nearly 19% and invested $256.6 million in capital expenditures to support future growth and productivity improvement, made $3.8 million in equity investments, paid $175.0 million in dividends, and repurchased $392.9 million in shares of our common stock.

        We have invested in our businesses to support organic growth and pursued targeted acquisitions that support our strategy of increasing our exposure to high value product categories. We increased our spending on capital expenditures in 2018 by over 13% compared to prior year to enable the future growth of our businesses, improve our profitability and expand our operating margins. In addition, during 2018, we continued integrating the following acquisitions we made in 2017: (i) Hanita Coatings Rural Cooperative Association Limited, an Israel-based pressure-sensitive manufacturer of specialty films and laminates; (ii) Yongle Tape Ltd., a China-based manufacturer of specialty tapes and related products used in a variety of industrial markets; and (iii) Finesse Medical Limited, an Ireland-based manufacturer of healthcare products used in the management of wound care and skin conditions. We also made equity investments in two start-up companies developing innovative technological solutions, and negotiated a further investment in a small company in which we first invested in 2016, for which payment was made in early 2019.

        In 2018, we deployed approximately $568 million to (i) repurchase nearly four million shares at an aggregate cost of nearly $393 million and (ii) pay an annual dividend of $2.01 per share for an aggregate amount of $175 million. We have paid quarterly dividends for decades and most recently raised our quarterly dividend rate by 16% in April 2018. Given the lower price of our common stock in the second half of the year, as well as our substantially decreased use of capital for acquisitions and equity investments, we repurchased a significantly greater dollar amount in shares in 2018 compared to prior years. As shown in the graph on the following page, over the last five years, we have allocated over $2 billion to dividends and share repurchases.

Avery Dennison Corporation  | 2019 Proxy Statement  | iii

 Capital Allocated to Dividends,
Share Repurchases and Acquisitions*

      * Amounts for acquisitions include investments in unconsolidated businesses.

        Three- and Five-Year Cumulative TSR Outperformance.    As shown below, despite negative total stockholder return (TSR) in 2018, we delivered cumulative TSR for the 2016-2018 three-year period and the 2014-2018 five-year period that significantly outperformed the S&P 500® and the median of the S&P 500 Industrials and Materials subsets (we are a member of the Materials subset, but share many characteristics with members of the Industrials subset; investors have informed us that they look at both subsets in evaluating our relative performance, as we do internally). TSR measures the return we have provided to our stockholders, including stock price appreciation and dividends paid (assuming reinvestment of dividends).

        We believe that our longer-term TSR is a more meaningful measure of our performance than our one-year TSR, which can be significantly impacted by short-term market volatility that may be unrelated to our underlying performance. For example, although we delivered strong performance in 2018 — exceeding the high end of our adjusted EPS guidance for the year — our 2018 TSR was negative.

1-, 3- and 5-YEAR TSR
	2014	2015	2016	2017	2018	3-Year TSR	5-Year TSR

AVY	6.2%	23.8%	14.6%	66.7%	(20.3)%	52.3%	100.2%

S&P 500	13.7%	1.4%	12.0%	21.8%	(4.4)%	30.4%	50.3%

S&P 500 Indus. & Mats.* (median)	11.8%	(4.5)%	20.0%	26.9%	(15.5)%	35.2%	48.9%
*
Based on companies in subsets as of December 31, 2018.

Avery Dennison Corporation  | 2019 Proxy Statement  | iv

STOCKHOLDER ENGAGEMENT

        We continued our longstanding practice of ongoing engagement and open dialogue with stockholders in 2018. Our engagement program takes place throughout the year and — with respect to governance, sustainability and executive compensation matters — generally as shown in the graphic below.

ENGAGEMENT PROCESS

        In advance of the 2018 Annual Meeting, we contacted our 35 largest institutional stockholders, representing over 55% of our then-outstanding shares. Board members, including our Lead Independent Director, and management were made available to answer questions and address concerns regarding the items being brought before the Annual Meeting. While we received responses from stockholders representing over 28% of our then-outstanding shares, none of them desired to substantively engage at that time.

        In the summer and fall, without the time pressures associated with proxy season, we contacted our 41 largest institutional stockholders, representing nearly 60% of our then-outstanding shares, to request a meeting with members of our Board and/or management. Proposed topics for these meetings included our business strategy and financial performance, executive compensation matters, Board composition and succession planning, and progress towards achieving our sustainability goals. We received responses from stockholders representing nearly 30% of our then-outstanding shares and spoke with stockholders representing over 25% of our then-outstanding shares. We substantively engaged with every stockholder who requested to do so and included our Lead Independent Director in engagements upon stockholder request.

Avery Dennison Corporation  | 2019 Proxy Statement  | v

        The graphics below show the results of our 2018 stockholder engagement on governance, sustainability and executive compensation matters.

STOCKHOLDER FEEDBACK DURING 2018 ENGAGEMENT

Governance and Sustainability Matters

        With respect to matters related to governance, we discussed several topics related to our Board composition, skills and succession planning and refreshment processes. We also discussed our business strategies and related risks, diversity and inclusion initiatives, and sustainability priorities.

Executive Compensation Matters

        With respect to executive compensation, we discussed our approach to human capital management, including our leadership development and succession planning processes, as well as the linkage between our incentive compensation and business strategies. We also reviewed the robust oversight provided by our Board's Compensation and Executive Personnel Committee (the "Compensation Committee").

        Our Board and management believe that regular stockholder engagement fosters a deeper understanding of investors' evolving expectations on governance, sustainability and executive compensation matters. We look forward to continuing our longstanding practice of engaging in dialogue with our stockholders to ensure our programs continue to align with best practices.

Avery Dennison Corporation  | 2019 Proxy Statement  | vi

SUSTAINABILITY

        Sustainability is one of our core values and has long been part of our approach to doing business. Our aim is to improve the sustainability of our products and processes while helping to create shared value for all of our stakeholders. Key to our progress has been integrating sustainability into our underlying business strategies and engaging employees at all levels.

        We publicly report on our sustainability progress every two years. In September 2017, we issued our 2014-2016 Sustainability Report, summarizing our achievements against our 2015 sustainability goals and providing details on the 2025 sustainability goals we set in 2015, which are shown on the following page. In the first three years of the 10-year horizon for our new goals, we have made meaningful progress. We expect to issue our 2016-2018 Sustainability Report in the fall of 2019, describing our continued progress towards achieving our 2025 sustainability goals. We encourage you to review these reports, which contain greater information on the highlights summarized in the Sustainability section of this proxy statement, on our website at www.averydennison.com/sustainability.

2025 SUSTAINABILITY GOALS

FOCUS AREA	GOAL(S)
Greenhouse Gas Emissions	Achieve at least 3% absolute reduction year-over-year and at least a 26% overall reduction, compared to our 2015 baseline, by 2025.
Paper	Source 100% certified paper, of which at least 70% will be Forest Stewardship Council®–certified.
Films	Ensure that 70% of the films we buy conform to, or enable end products to conform to, our environmental and social guiding principles.
Chemicals	Ensure that 70% of the chemicals we buy conform to, or enable end products to conform to, our environmental and social guiding principles.
Products and Solutions
Through innovation, deliver above-average growth in sales from sustainability-driven products and services.

Ensure that 70% of our products and solutions conform to, or enable end products to conform to, our environmental and social guiding principles.

Waste	Be 95% landfill-free, with at least 75% of our waste reused, repurposed or recycled. Eliminate 70% of the matrix and liner waste from our value chain.
Transparency	Commit to goals publicly and be transparent in reporting our progress.
People
Continue to cultivate a diverse (40%+ female at the level of manager and above), engaged, safe (recordable incident rate of <0.25), productive and healthy workforce.

Continue to invest in our employees and the communities in which they live and work.

Avery Dennison Corporation  | 2019 Proxy Statement  | vii

2019 DIRECTOR NOMINEES (ITEM 1)

        Our Board has provided our management and company with strong oversight, with the following notable accomplishments in recent years:

  •
  Successful execution of our Board-aligned business strategies, which has delivered seven consecutive years of strong organic sales growth, operating margin expansion, and double-digit adjusted EPS growth, as well as TSR over the most recent three- and five-year periods of over 52% and 100%, respectively, in each case significantly outperforming the S&P 500;

  •
  The closing and integration of five acquisitions and the completion of equity investments in five other companies, in each case consistent with our disciplined approach to acquisitions through which we target companies that can enhance our existing capabilities and increase our exposure to high value product categories;

  •
  Orderly executive leadership development and succession planning, with experienced leaders promoted to CEO and CFO and effectively transitioning into their roles; and

  •
  Thoughtful Board refreshment and succession planning, with four new independent directors appointed to our Board in the last six years, three of whom increased the racial, ethnic or gender diversity on our Board.

BOARD REFRESHMENT AND SUCCESSION

Appointment of New Independent Director

        As part of its efforts to ensure regular Board refreshment, our Board's Governance and Social Responsibility Committee (the "Governance Committee") oversaw our Board's search for a new independent director during 2018. The Committee engaged Spencer Stuart, an executive search firm, to assist it in identifying and evaluating potential candidates. Spencer Stuart identified a number of potential candidates (including Mark Barrenechea) who were initially evaluated by the Governance Committee and our Chairman, with input from other Board members and senior management.

        The Governance Committee and other members of our Board interviewed Mr. Barrenechea, uniformly supporting his candidacy based on the deep technology industry expertise he could bring to our Board as we continue refining our go-to market strategies in our high value product category of Intelligent Labels. Upon the recommendation of the Governance Committee, our Board unanimously appointed Mr. Barrenechea to our Board effective September 10, 2018, recognizing his senior leadership experience, technology industry experience, global exposure and public company board experience.

Departure of Current Chairman; Post-Annual Meeting Board Leadership Structure

        In February 2019, our Chairman, Dean Scarborough, notified our Board of his intention not to stand for reelection at the 2019 Annual Meeting so that he may focus on other endeavors. Mr. Scarborough's membership on, and chairmanship of, our Board will end on the date of the Annual Meeting.

        In light of Mr. Scarborough's upcoming departure, the Governance Committee evaluated our Board leadership structure and recommended to our Board that Mitch Butier, our President and CEO, be elected as Chairman, noting that he has successfully led our company for the last three years and, with Mr. Scarborough's departure, is best positioned to lead our Board in overseeing our strategies to drive long-term value creation for our key stakeholders. The committee further noted that Mr. Butier has articulated and worked to realize the long-term vision for our company and that we could best continue our progress towards achieving our 2021 financial and 2025 sustainability goals with combined leadership in the boardroom at this time. Upon the recommendation of the Governance Committee, our Board unanimously elected Mr. Butier (with him and Mr. Scarborough abstaining) to serve as our Chairman, effective immediately after the Annual Meeting subject to his reelection.

Avery Dennison Corporation  | 2019 Proxy Statement  | viii

        The Governance Committee also recommended that Mr. Pyott (with him abstaining) continue serving as Lead Independent Director. Retaining Mr. Pyott as Lead Independent Director will provide Mr. Butier valuable mentorship, independent guidance and leadership continuity as he transitions into the Chairman role. In addition, Mr. Pyott has significantly contributed to our executive compensation and governance programs through his strong, independent leadership of our Board. Upon the recommendation of the Governance Committee, our independent directors unanimously selected Mr. Pyott (with him abstaining) to continue serving as our Lead Independent Director, effective immediately after the Annual Meeting subject to his reelection.

DIRECTOR NOMINEES

        Our director nominees have demonstrated their commitment to diligently executing their fiduciary duties on behalf of our stockholders, and we recommend that our stockholders elect each of the nominees shown in the chart below at the Annual Meeting.

NAME	AGE	DIRECTOR SINCE	PRINCIPAL OCCUPATION	INDEPENDENT	AC	CC	GC
Bradley A. Alford	62	2010	Retired Chairman & CEO, Nestlé USA			M	M
Anthony K. Anderson	63	2012	Retired Vice Chair & Managing Partner, Ernst & Young LLP		M		M
Peter K. Barker	70	2003	Retired Chairman of California, JPMorgan Chase & Co.		M		C
Mark J. Barrenechea	54	2018	Vice Chair, CEO & CTO, OpenText Corporation
Mitchell R. Butier	47	2016	Chairman-Elect, President & CEO, Avery Dennison Corporation
Ken C. Hicks	66	2007	Chairman & CEO, Academy Sports + Outdoors		M	M
Andres A. Lopez	56	2017	President & CEO, Owens-Illinois, Inc.		M
David E. I. Pyott (LID)	65	1999	Retired Chairman & CEO, Allergan, Inc.			M	M
Patrick T. Siewert	63	2005	Managing Director & Partner, The Carlyle Group		C
Julia A. Stewart	63	2003	Former Chairman & CEO, Dine Brands Global, Inc.			C	M
Martha N. Sullivan	62	2013	President & CEO, Sensata Technologies Holding PLC		M	M

AC = Audit & Finance Committee    CC = Compensation & Executive Personnel Committee GC = Governance & Social Responsibility Committee
M = Member    C = Chair    LID = Lead Independent Director

        Our director nominees bring a balance of skills, qualifications and demographic backgrounds in overseeing our company, as highlighted below and shown in greater detail in the Board Matrix included in the Item 1 — Election of Directors section of this proxy statement.

Avery Dennison Corporation  | 2019 Proxy Statement  | ix

GOVERNANCE HIGHLIGHTS

        Our governance program reflects our company values and facilitates our Board's independent oversight of our company. The highlights of our program, which we believe is consistent and aligned with the Investor Stewardship Group's Corporate Governance Principles for U.S. Listed Companies, are shown below.

Stockholder Rights

  ✓
  Annual Election of Directors
  ✓
  Majority Voting in Director Elections
  ✓
  Single Class of Outstanding Voting Stock
  ✓
  Market-Standard Proxy Access

  ✗
  No Supermajority Voting Requirements
  ✗
  No Poison Pill
  ✗
  No Exclusive Forum or Fee Shifting Bylaws

Board Governance

  ✓
  Current Directors 83% Independent
  ✓
  Robust Lead Independent Director Role
  ✓
  Ongoing Director Succession Planning and Board Refreshment
  ✓
  Executive Succession Planning and Leadership Development
  ✓
  Annual Board Evaluations
  ✓
  Mandatory Director Retirement Policy
  ✓
  Governance Guidelines
  ✓
  Strong Committee Governance
  ✓
  Direct Access to Management and Experts

APPROVAL OF EXECUTIVE COMPENSATION (ITEM 2)

COMPENSATION DESIGN

        The Compensation Committee designs our executive compensation program to motivate our executives to execute our business strategies and deliver long-term stockholder value. The program delivers pay for performance, with realized compensation dependent on our company achieving annual and long-term financial performance and value creation objectives that advance the interests of our stockholders.

PERFORMANCE-BASED COMPENSATION

        Target total direct compensation (TDC) for our executives is comprised of the following three components:

  •
  Base salary;

  •
  Performance-based annual cash incentive under our Annual Incentive Plan (AIP); and

  •
  Long-term incentives delivered in performance-based equity awards, consisting 50% of performance units (PUs) and 50% of market-leveraged stock units (MSUs).

        The Compensation Committee establishes the target TDC of our Named Executive Officers (NEOs) to incent economic and stockholder value creation, giving consideration to the market median, role responsibilities, individual performance, tenure, retention and succession. The majority of this compensation is performance-based, meaning that our executives ultimately may not realize some of these components of TDC if we fail to achieve our financial objectives.

Avery Dennison Corporation  | 2019 Proxy Statement  | x

        As shown in the charts shown below, in 2018, approximately 86% and 70% of the TDC of our CEO and average of our other NEOs, respectively, was performance-based.

2018 Target Total Direct Compensation Mix

PAY-FOR-PERFORMANCE

        Over the past five years, our cumulative TSR increased by 100% while the total compensation of our CEO decreased by approximately 28%. In the graph below, CEO pay reflects the compensation of our former CEO, Mr. Scarborough, for 2014 and 2015, and the compensation of our current CEO, Mr. Butier, from 2016 to 2018.

Five-Year CEO Pay and Cumulative TSR

Avery Dennison Corporation  | 2019 Proxy Statement  | xi

COMPENSATION BEST PRACTICES

        As summarized below and described in further detail in the Compensation Discussion and Analysis section of this proxy statement, our executive compensation program aligns with our goals and strategies and reflects best practices.

What We Do

  ✓
  Pay for performance — 86% of our CEO's 2018 target TDC was tied to company performance
  ✓
  Emphasize long-term performance — 68% of our CEO's 2018 target TDC was equity-based and tied to delivering long-term stockholder value
  ✓
  Use double-trigger change of control vesting provisions — vesting requires a qualifying termination of employment within 24 months
  ✓
  Manage share usage conservatively — our three-year average burn rate at the end of fiscal year 2018 of 0.8% was at the 50th percentile of companies in the S&P 500
  ✓
  Maintain rigorous stock ownership policy — 6x base salary for our CEO and 3x base salary for our other NEOs; requires holding 50% of minimum ownership level in vested shares
  ✓
  Able to clawback compensation
  ✓
  Rely on the advice of an independent compensation consultant retained directly by, and serving at the direction of, the Compensation Committee
  ✓
  Annually evaluate the Compensation Committee and review its charter
  ✓
  Periodically assess risks related to our compensation policies and practices
  ✓
  Following termination, obtain releases from liability from and impose restrictive covenants on our departing executives
  ✓
  Review tally sheets for our NEOs reflecting all compensation components

What We Don't Do

  ✗
  No employment contracts with our NEOs
  ✗
  No guaranteed AIP awards and generally no individual modifiers for our NEOs
  ✗
  No excise tax gross-ups on change of control severance benefits
  ✗
  No hedging or pledging of company stock by directors and officers
  ✗
  No tax gross-ups on perquisites
  ✗
  No above-market interest rates in our only deferred compensation plan currently available for deferrals
  ✗
  No re-pricing of stock options without stockholder approval
  ✗
  No payout of accrued dividends unless performance conditions are met and underlying equity awards vest
  ✗
  No granting of stock options below fair market value
  ✗
  No supplemental retirement benefits for executive officers

RATIFICATION OF APPOINTMENT OF PwC (ITEM 3)

        Our Board's Audit and Finance Committee has appointed PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for fiscal year 2019, and our Board is seeking stockholder ratification of the appointment. PwC is very well qualified to act as our independent registered public accounting firm and has a deep understanding of our operations and accounting practices. The Audit and Finance Committee considered the qualifications, performance, and independence of PwC, the quality of its discussions with PwC, and the fees charged by PwC for the level and quality of services provided during 2018, and determined that the reappointment of PwC is in the best interest of our company and stockholders.

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PROXY STATEMENT

GOVERNANCE, SUSTAINABILITY AND SOCIAL RESPONSIBILITY

        We produce pressure-sensitive materials and a variety of tickets, tags, labels and other converted products. We sell most of our pressure-sensitive materials to label printers and converters that convert the materials into labels and other products through embossing, printing, stamping and die-cutting. We sell other pressure-sensitive materials in converted form as tapes and reflective sheeting. We also manufacture and sell a variety of other converted products and items not involving pressure-sensitive components, such as fasteners, tickets, tags, radio-frequency identification (RFID) inlays and tags, and imprinting equipment and related solutions, which serve the apparel and other end markets.

GOVERNANCE

        Under the oversight of our Board of Directors (our "Board"), we have designed our governance program to comply with applicable laws and regulations — including the rules of the Securities and Exchange Commission (SEC) and the listing standards of the New York Stock Exchange (NYSE) — and reflect best practices as informed by the practices of other large public companies, recommendations from our outside advisors, the voting guidelines of our stockholders and the policies of proxy advisory firms. The key features of our program are noted in the Governance Highlights section of the Proxy Summary; together they form a program that we believe is consistent and aligned with the Investor Stewardship Group's Corporate Governance Principles for U.S. Listed Companies.

        We encourage you to visit the Corporate Governance section of our website at www.averydennison.com/corporategovernance, where you can review and download the following documents:

  •
  Amended and Restated Certificate of Incorporation;

  •
  Amended and Restated Bylaws (our "Bylaws");

  •
  Corporate Governance Guidelines (our "Governance Guidelines");

  •
  Charters for our Board's Audit and Finance Committee (the "Audit Committee"), Compensation and Executive Personnel Committee (the "Compensation Committee"), and Governance and Social Responsibility Committee (the "Governance Committee");

  •
  Code of Conduct;

  •
  Code of Ethics for the Chief Executive Officer (CEO) and Senior Financial Officers; and

  •
  Audit Committee Complaint Procedures for Accounting and Auditing Matters.

        You can access these documents on our website using the links contained in this proxy statement, but should note that information on our website is not and should not be considered part of, nor is it incorporated by reference into, this proxy statement. You can also receive copies of these documents, without charge, by writing to our Corporate Secretary at Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203.

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CODE OF ETHICS

        We have adopted a Code of Ethics that requires our CEO, Chief Financial Officer (CFO) and Chief Accounting Officer (CAO) to act professionally and ethically in fulfilling their responsibilities.

Code of Ethics

  •
  Our CEO, CFO and CAO must avoid actual or apparent conflicts of interest and disclose any material transaction or relationship that could reasonably be expected to raise a conflict of interest to the Governance Committee.

  •
  In addition, they must:

  •
  Ensure that our SEC filings are complete and accurate and contain understandable information;

  •
  Respect the confidentiality of information acquired in the course of the performance of their responsibilities;

  •
  Employ corporate assets responsibly; and

  •
  Report violations of our Code of Ethics to the Chair of either the Audit Committee or the Governance Committee.

        Supporting the principles reflected in our Code of Ethics, our controllership and internal audit functions ensure that we maintain a robust internal control environment, with the leaders of these functions regularly reporting to, and periodically meeting in executive session with, the Audit Committee.

        Our Code of Ethics is available on our website at www.averydennison.com/codeofethics. Only the Audit Committee or the Governance Committee can amend or waive the provisions of the Code of Ethics, and any amendments or waivers must be posted promptly on our website or timely filed with the SEC on a Current Report on Form 8-K. We last amended our Code of Ethics in April 2014.

CODE OF CONDUCT

        Our Code of Conduct applies to all of our directors, officers and employees. It has been translated into over 30 languages and our leaders affirm their commitment to complying with it when they first join our company and annually thereafter. We train employees on the Code of Conduct at least biannually, in addition to our online training program consisting of four courses per year covering specific risk areas from the Code of Conduct that designated computer-based employees are required to complete. To ensure that the policies and principles encompassed in our Code of Conduct reach all our employees, we develop and launch three "Talkabout" toolkits (also in over 30 languages) globally each year, which managers are required to use to engage in meaningful discussion with their teams regarding topics from the Code of Conduct. These toolkits consist of presentation slides, a leader discussion guide and an introductory subtitled video, which includes messages from our Chief Compliance Officer and other company leadership.

Recent Code Updates

        In 2017, we refreshed our Code of Conduct, which is available on our website at www.averydennison.com/codeofconduct, with updated leadership messages, additional guidance on certain higher risk areas, and case studies to provide additional guidance on more complex ethical situations. We introduced the updated Code of Conduct with manager and employee communications and created a pocket version for distribution to all employees. In 2018, we further updated our Code of Conduct to reflect our updated values of Integrity, Courage, External Focus, Diversity, Sustainability, Innovation, Teamwork and Excellence. These values will shape our culture and guide our behavior as we continue to grow. Our "Values in Action" campaign during the year provided our employees around the world the opportunity to demonstrate how they are living our values and helping maintain our values-based culture.

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Ethics-Based Corporate Culture and Policies

        Reflecting the culture of our company since its inception, the ethics-based corporate policies and other matters discussed in our Code of Conduct are shown below. Our global supplier standards extend our commitment to many of these principles to our third party service providers, establishing our expectation that they also do business in an ethical manner.

Business Conduct GuideLine

          Our Business Conduct GuideLine is a whistleblower hotline available at all hours for employees or third parties to report potential violations of our Code of Conduct, anonymously if they so choose.

        The GuideLine may be reached by (i) calling 800.461.9330 toll-free in the United States, 720.514.4400 direct with applicable charges from any location, or toll-free outside of the United States using the country-specific toll-free numbers found in our Code of Conduct or (ii) visiting averydennison.com/guidelinereport (averydennison.com/guidelinereport-eu in Europe). The hotline is operated by an independent third party and accepts reports in any language to accommodate the needs of our global workforce and customer/supplier base. All reports are investigated under the direction of our Chief Compliance Officer, in consultation with our law department and senior management and with oversight from the Governance Committee. We prohibit retaliation for good-faith reporting.

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COMPLAINT PROCEDURES FOR ACCOUNTING AND AUDITING MATTERS

          The Audit Committee has adopted procedures for the confidential, anonymous submission of complaints related to accounting, accounting standards, internal accounting controls and audit practices.

        These procedures relate to complaints of (i) fraud or deliberate error in the preparation, evaluation, review or audit of our financial statements or other financial reports; (ii) fraud or deliberate error in the recording or maintenance of our financial records; (iii) deficiencies in, or noncompliance with, our internal accounting controls; (iv) misrepresentation or false statement to or by a senior officer or accountant regarding any matter contained in our financial records, statements, or other reports; or (v) deviation from full and fair reporting of our financial condition. Any person, including third parties, may submit a good faith complaint regarding accounting and auditing matters and employees may do so without fear of dismissal or other retaliation. The Audit Committee oversees these procedures, which are available on our website at www.averydennison.com/auditprocedures. Investigations are conducted under the direction of our internal audit department in consultation with our Chief Compliance Officer, law department and senior management to the extent appropriate under the circumstances.

        Stockholders and other interested parties interested in communicating regarding these matters may make a confidential, anonymous report by contacting the Business Conduct GuideLine as described on the previous page or writing to the Audit and Finance Committee Chair, c/o Corporate Secretary, Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203.

STOCK OWNERSHIP POLICY

        Our stock ownership policy requires that non-employee directors acquire and maintain a minimum ownership interest in our company equal to $500,000 and our CEO and other NEOs acquire and maintain a minimum ownership interest in our company equal to 6x and 3x their annual base salary, respectively.

        The values of the following shares/units are considered in measuring compliance with our stock ownership policy: (i) shares beneficially owned or deemed to be beneficially owned, directly or indirectly, under federal securities laws; (ii) shares or units held in qualified and non-qualified employee benefit plans; (iii) unvested RSUs subject only to time-based vesting; and (iv) 50% of the value of unvested MSUs at the target payout level. Neither unvested PUs nor stock options are considered in measuring compliance.

          If a director or officer fails to achieve or make reasonable progress towards achieving his or her respective ownership level, he or she is required to retain shares acquired, net of taxes, from the exercise of stock options or vesting of stock awards until such level is met. Executives are not allowed to transact in company stock until they certify they will remain in compliance with our stock ownership policy after giving effect to the transaction they plan to effectuate.

        The Compensation Committee and the Governance Committee reviewed the stock ownership of our non-employee directors in December 2018 and February 2019, respectively. Both Committees noted that all of our non-employee directors have exceeded the minimum ownership level required by the policy, except for Messrs. Barrenechea and Lopez who became directors in September 2018 and February 2017, respectively, and have five years to reach the minimum ownership level. The Committee noted that, because they had made reasonable progress towards meeting the applicable level, Messrs. Barrenechea and Lopez were also in compliance with the policy. On average, the ownership of our non-employee directors was approximately 6x the minimum ownership level, aligning their interests with those of our stockholders and further incenting their focus on long-term stockholder value creation.

        The Compensation Committee reviewed officer stock ownership in December 2018 and determined that all of our NEOs were in compliance with our stock ownership policy.

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COMPLIANCE WITH STOCK OWNERSHIP POLICY

	SHARES AS OF 2018 FYE (#)	MINIMUM GUIDELINE	% OF GUIDELINE	COMPLIANCE
NON-EMPLOYEE DIRECTORS		$ 500,000
Bradley Alford	35,020		625%
Anthony Anderson	14,246		254%
Peter Barker	58,666		1047%
Mark Barrenechea	880		16%
Ken Hicks	38,609		689%
Andres Lopez	4,050		72%
David Pyott	67,165		1199%
Dean Scarborough	47,177		842%
Patrick Siewert	14,640		261%
Julia Stewart	55,321		988%
Martha Sullivan	13,933		249%
PRESIDENT & CEO		6x Base Salary
Mitchell Butier	189,312	$6,798,000	249%
OTHER NEOs		3x Base Salary*
Gregory Lovins	25,239	$1,800,000	125%
Georges Gravanis	21,746	$1,883,907	103%
Susan Miller	37,467	$1,692,374	198%
Deon Stander	20,175	$1,077,920	167%

*
Mr. Stander's minimum guideline in 2018 was 2x base salary. As an NEO, his guideline increased to 3x base salary for 2019, which he exceeded at year-end 2018.

INSIDER TRADING POLICY

        Our insider trading policy prohibits our directors, officers and employees from (i) engaging in transactions in our company's stock while in the possession of material non-public information; (ii) engaging in transactions in the stock of other companies while in possession of material non-public information that they become aware of in performing their duties; and (iii) disclosing material non-public information to unauthorized persons outside our company.

Limited Trading Windows

        Our insider trading policy restricts trading for directors and officers (including all NEOs) during blackout periods, which generally begin two weeks before the end of each fiscal quarter and end two business days after the release of earnings for the quarter.

Prohibition on Hedging and Pledging

        Our insider trading policy expressly prohibits our directors, officers and employees from purchasing financial instruments (such as prepaid variable forward contracts, equity swaps, collars and exchange funds) designed to hedge or offset any decrease in the market value of shares of our common stock they hold, directly or indirectly. In addition, directors and officers are expressly prohibited from — and our non-officer employees are strongly discouraged from — pledging any of their shares of common stock to secure personal loans or other obligations, including by holding such shares in a margin account.

          To our knowledge, based on our review of their written representations in our annual director and officer questionnaire, all of our directors and executive officers complied with our insider trading policy during 2018, and none of them has hedged or pledged shares of our common stock.

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SUSTAINABILITY

        Sustainability is one of our core values and has long been part of our approach to doing business, driving us to work collaboratively across our entire value chain to address the environmental and social impacts of our products. Our aim is to continually improve the sustainability of our products and processes to create shared value for all of our stakeholders.

        In 2018, leadership over ensuring meaningful progress towards achieving our 2025 sustainability goals transitioned from Mitch Butier, our President and CEO, to Deon Stander, Vice President and General Manager of our Retail Branding and Information Solutions (RBIS) business. Our Sustainability Council, now led by Mr. Stander and comprised of an expanded group of functional and business leaders to help drive broad accountability and accelerate our progress, meets bimonthly and updates our executive leadership team quarterly. The Council has the following four work streams to help focus its efforts, each of which is led by an internal leader from one of our businesses: operations; technology and innovation; products and solutions; and social impact and transparency. Board oversight over sustainability is primarily conducted by the Governance Committee, which receives a report from management at least once a year. In addition, our full Board hears from our business leaders on our sustainability initiatives during its regular review of our business strategies.

ENGAGING OUR STAKEHOLDERS

        We seek to ensure that our sustainability efforts are consistent with the expectations of our stakeholders, as shown below. We regularly communicate with individuals and organizations interested in how we do business generally and our sustainability efforts in particular, and also conduct stakeholder interviews as part of our regular sustainability materiality assessments. These assessments help set our sustainability agenda, allowing us to focus on the areas in which we can have the most impact.

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ADVANCEMENTS TOWARDS 2025 SUSTAINABILITY GOALS

        We publicly report on our sustainability progress every two years. In September 2017, we issued our 2014-2016 Sustainability Report, summarizing our achievements against our 2015 sustainability goals and providing details on the 2025 sustainability goals we set in 2015. In the first three years of the 10-year horizon for our new goals, we have made meaningful progress, the key to which has been integrating sustainability into our underlying business strategies and engaging employees at all levels. We expect to issue our 2016-2018 Sustainability Report in the fall of 2019, describing our continued progress towards achieving our 2025 sustainability goals. We encourage you to review these reports, which contain greater information on the highlights summarized on the following page, on our website at www.averydennison.com/sustainability.

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2025 SUSTAINABILITY GOALS

FOCUS AREA	GOAL(S)	HIGHLIGHTS OF PROGRESS THROUGH 2018
Greenhouse Gas Emissions	Achieve at least a 3% absolute reduction year-over-year and at least a 26% overall reduction, compared to our 2015 baseline, by 2025.	Reduced our absolute GHG emissions by over 5% in 2018 and over 25% through 2018 compared to our 2015 baseline.
Paper	Source 100% certified paper, of which at least 70% will be Forest Stewardship Council®-certified.	Over 90% of the total volume of paper we procured in 2018 was certified, with at least 45% of the volume Forest Stewardship Council®-certified.
Films	Ensure that 70% of the films we buy conform to, or enable end products to conform to, our environmental and social guiding principles.
Sharpened the focus of our films goal on recyclable content.
Our RBIS business partnered with Plastic Bank, a Canada-based organization focused on eliminating ocean plastics, to establish collection and recycling centers in key supply chain locations.
Chemicals	Ensure that 70% of the chemicals we buy conform to, or enable end products to conform to, our environmental and social guiding principles.	Completed pilots of the bluesign® system, a solution for sustainable textile production used by many of the apparel customers of our RBIS business.
Products and Solutions
Through innovation, deliver above-average growth in sales from sustainability-driven products and services.
Ensure that 70% of our products and solutions conform to, or enable end products to conform to, our environmental and social guiding principles.
Determined that at least 30% and 20% of our LGM and RBIS business' revenues, respectively, were from sustainability-driven products in 2018.
Developed our ClearIntent™ portfolio of products in our LGM and RBIS businesses made with materials that are responsibly sourced, use less material with the same functionality, contain recycled content and/or enable recycling.
Continued to enable customers in our RBIS business to replace conventional packaging and brand elements with more environmentally friendly alternatives.
Waste	Be 95% landfill-free, with at least 75% of our waste reused, repurposed or recycled. Eliminate 70% of the matrix and liner waste from our value chain.
As of the end of 2018, diverted over 90% of our solid waste from landfills with at least 90 of our sites worldwide over 95% landfill-free, and recycled over 60% of diverted waste.
Continued our goal of reducing plastic waste by working to build systems and infrastructure to allow label converters and brand owners to cost-effectively recycle label waste.
Transparency	Commit to goals publicly and be transparent in reporting our progress.
Worked with third parties to develop tools to better measure our progress towards achieving our sustainability goals.
Began preparing our 2016-2018 Sustainability Report, partnering with Business for Social Responsibility to update our sustainability materiality assessment to ensure continued alignment with the sustainable practices and goals of our customers and the industries we serve.
People
Continue to cultivate a diverse (40%+ female at the level of manager and above), engaged, safe (recordable incident rate of <0.25), productive and healthy workforce.
Continue to invest in our employees and the communities in which they live and work.
Expanded our flexible work arrangements, female employee leadership program and unconscious bias training across our company. In addition, evaluated our gender pay equity with positive results, developing plans to make identified adjustments to compensation for 2019. While we have made significant progress with our gender diversity efforts, our female representation at the level of manager and above was 33% at the end of 2018.
Continued our world class safety record, with a recordable incident rate of 0.25 in 2018, far surpassing the manufacturing industry average of 3.5 in 2017 (the most recently available industry average).

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SOCIAL RESPONSIBILITY

AVERY DENNISON FOUNDATION

        With Board oversight from the Governance Committee, our social responsibility efforts reflect our spirit of community and help strengthen the places around the world in which we do business. We make most of our community investments through the Avery Dennison Foundation (the "Foundation"), which annually invests at least 5% of its assets from the prior year to advance women's empowerment, education and sustainability, and encourages employee engagement with a spirit of invention and innovation. The Foundation invests in communities by making grants to community-based organizations, promoting employee volunteerism and engagement, and awarding scholarships.

GLOBAL GRANTMAKING

        The Foundation's global grantmaking initiative is its primary means of giving. Grantmaking is also aided by our employees worldwide who help identify qualified NGOs. Grant decisions are guided by the priorities shown below, which are targeted to the communities in which our employees live and work.

EMPLOYEE ENGAGEMENT

        As the hands and heart of our company, our employees are critical to advancing the Foundation's efforts. Because they often have the best understanding of the needs of their communities, more than 150 employee teams coordinate volunteerism locally at our global locations. Nearly 50% of the Foundation's grants are enhanced with volunteer time from our employees.

        The Foundation also engages employees through the Granting Wishes program, which allows employees globally to recommend one-time grants to local NGOs. Employees often have a connection to the organizations they nominate through volunteerism or service on the organization's board. In the eight years since the Foundation launched Granting Wishes, more than 1,000 of our employees have taken part, enabling grants to more than 280 organizations.

SCHOLARSHIPS

        The Foundation provides scholarships to the children of our employees in the U.S. More than 620 scholarships have been awarded to U.S. college students.

        In China and India, the Foundation's InvEnt Scholarships have for more than a decade supported the next generation of innovators in science, technology, engineering and mathematics. By providing undergraduates with tuition assistance, an invention competition and professional development opportunities, the Foundation inspires the spirit of innovation in future engineers and technology workers. As part of their application, students submit ideas for an invention they then design during their scholarship year. Over 186 scholarships have been awarded to Chinese and Indian students who have demonstrated outstanding innovative spirit and strong practical competence.

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OUR BOARD OF DIRECTORS

OVERVIEW

        Our Board oversees, counsels and ensures management is serving the best interests of our company and stockholders, with the goal of maximizing the performance of our businesses to deliver long-term value.

        Our Board's primary responsibilities include the following:

  •
  Establishing a strong governance program, with a Board and Committee structure that ensures independent oversight;

  •
  Conducting director succession planning to ensure we maintain an engaged and diverse Board with the skills and backgrounds to effectively oversee our company;

  •
  Approving our annual operating plan and significant strategic and operational actions, including significant capital expenditures and acquisitions;

  •
  Overseeing our businesses, strategies and risks;

  •
  Maintaining the integrity of our financial statements;

  •
  Evaluating the performance of our senior leaders and determining executive compensation; and

  •
  Conducting succession planning for our CEO and other senior executives, and ensuring we have a human capital management program that is effectively developing our leaders.

2019 DIRECTOR NOMINEES

        Our Bylaws provide that our Board be comprised of between eight and 12 directors, with the exact number fixed from time to time by Board resolution. Our Board has fixed the current number of directors at 12, but plans to reduce the number of directors to 11 when Mr. Scarborough leaves the Board in April 2019. The nominees for election at the Annual Meeting — and the year of their initial appointment or election, current or most recent principal occupation, independence status, and committee memberships — are shown in the chart below.

NAME	AGE	DIRECTOR SINCE	PRINCIPAL OCCUPATION	INDEPENDENT	AC	CC	GC
Bradley A. Alford	62	2010	Retired Chairman & CEO, Nestlé USA			M	M
Anthony K. Anderson	63	2012	Retired Vice Chair & Managing Partner, Ernst & Young LLP		M		M
Peter K. Barker	70	2003	Retired Chairman of California, JPMorgan Chase & Co.		M		C
Mark J. Barrenechea	54	2018	Vice Chair, CEO & CTO, OpenText Corporation
Mitchell R. Butier	47	2016	Chairman-Elect, President & CEO, Avery Dennison Corporation
Ken C. Hicks	66	2007	Chairman & CEO, Academy Sports + Outdoors		M	M
Andres A. Lopez	56	2017	President & CEO, Owens-Illinois, Inc.		M
David E. I. Pyott (LID)	65	1999	Retired Chairman & CEO, Allergan, Inc.			M	M
Patrick T. Siewert	63	2005	Managing Director & Partner, The Carlyle Group		C
Julia A. Stewart	63	2003	Former Chairman & CEO, Dine Brands Global, Inc.			C	M
Martha N. Sullivan	62	2013	President & CEO, Sensata Technologies Holding PLC		M	M

AC = Audit & Finance Committee    CC = Compensation & Executive Personnel Committee    GC = Governance & Social Responsibility Committee
M = Member    C = Chair    LID = Lead Independent Director

        The ages of our director nominees range from 47 to 70, with an average age of 61. Their lengths of service range from less than one to 19 years, with an average tenure on our Board of approximately nine years. None of our directors serves on more than two other boards of SEC-reporting companies, except for Messrs. Anderson and Pyott, who are both retired and serve on three such other boards.

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APPOINTMENT OF NEW INDEPENDENT DIRECTOR

        As part of its efforts to ensure regular Board refreshment, the Governance Committee oversaw our Board's search for a new independent director during 2018. The Committee engaged Spencer Stuart, an executive search firm, to assist it in identifying and evaluating potential candidates. Spencer Stuart identified a number of potential candidates (including Mark Barrenechea) who were initially evaluated by the Governance Committee and our Chairman, with input from other Board members and senior management.

        The Governance Committee and other members of our Board interviewed Mr. Barrenechea, uniformly supporting his candidacy based on the deep technology industry expertise he could bring to our Board as we continue refining our go-to market strategies in our high value product category of Intelligent Labels. Upon the recommendation of the Governance Committee, our Board unanimously appointed Mr. Barrenechea to our Board effective September 10, 2018, recognizing his senior leadership experience, technology experience, global exposure and public company board experience.

DEPARTURE OF CURRENT CHAIRMAN

        In February 2019, our Chairman, Dean Scarborough, notified our Board of his intention not to stand for reelection at the Annual Meeting so that he may focus on other endeavors. Mr. Scarborough's membership on, and chairmanship of, our Board will end on the date of the Annual Meeting. For information on our Board's leadership structure following Mr. Scarborough's departure, see the Board Leadership Structure section of this proxy statement.

BOARD MEETINGS AND ATTENDANCE

        Our Board met five times and acted twice by unanimous written consent during 2018. There were 21 Committee meetings during the year. All of our directors attended at least 82% of the aggregate number of Board and Committee meetings of which he or she was a member during 2018; the average attendance of all directors was 97%. Directors are strongly encouraged to attend our annual stockholder meetings under our Governance Guidelines and all of our directors attended the 2018 Annual Meeting.

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GOVERNANCE GUIDELINES

        Our Governance Guidelines provide the governance framework for our company and reflect the values of our Board, as highlighted below. They are reviewed at least annually and amended from time to time to reflect changes in regulatory requirements, evolving market practices, recommendations from our advisors and feedback from our stockholders. Our Governance Guidelines were most recently amended in December 2018.

Governance Guidelines Highlights

Board Composition

    ✓
    Reasonable Board size of 12 directors in 2018
    ✓
    Mandatory retirement after age 72, with no term limits

Director Independence

    ✓
    Current directors and director nominees 83% and 91% independent, respectively
    ✓
    Executive sessions of non-management directors at every 2018 Board meeting, as well as one executive session for independent directors only

Board Leadership Structure

    ✓
    Annual review of Board leadership structure by the Governance Committee
    ✓
    Robust Lead Independent Director role and independent Committee Chairs

Board Committees

    ✓
    100% independent
    ✓
    Act under charters delineating Committee responsibilities
    ✓
    Directors required to attend Board and Committee meetings

Board Duties

    ✓
    Directors entitled to rely on independent legal, financial or other advisors at our expense
    ✓
    Regular review of long-term strategic plans, including major risks and mitigating strategies
    ✓
    Regular succession planning for our CEO and other senior leaders through the Compensation Committee

Continuous Board Improvement

    ✓
    All new directors participate in an initial orientation to familiarize themselves with our company and after joining a Committee to understand its responsibilities
    ✓
    Directors continue their education through meetings with management, visits to our facilities and attendance at director education programs
    ✓
    The Governance Committee oversees an annual evaluation process to ensure our Board, Committees, Chairman and Lead Independent Director are functioning effectively

Director Qualifications

    ✓
    The Governance Committee reviews the skills and characteristics of our Board members and recommends director nominees

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DIRECTOR INDEPENDENCE

        Our Governance Guidelines require that our Board be comprised of a majority of directors who satisfy the criteria for independence under NYSE listing standards. These standards also require that our audit, compensation and nominating committees be comprised entirely of independent directors. An independent director is one who meets the independence requirements of the NYSE and who our Board affirmatively determines has no material relationship with our company, directly or indirectly as a partner, stockholder or officer of an entity with which we have a relationship.

        Each year, our directors complete a questionnaire designed to solicit information that may have a bearing on the annual independence determination, including all relevant relationships they have with our company, directly or indirectly through our company's sale or purchase of products or services to or from the companies or firms by which they are employed. The Governance Committee reviews any relevant disclosures made in the questionnaires with our General Counsel/Corporate Secretary, as well as any transactions our company has with director-affiliated entities. In February 2019, the Governance Committee reviewed two relationships impacting the independence of our directors, namely Mr. Butier's service as our President and CEO and Mr. Scarborough's former service as our President and CEO.

        After review and discussion of the relevant facts and circumstances, the Governance Committee concluded that only Messrs. Butier and Scarborough had relationships that were disqualifying under NYSE listing standards, otherwise material or impairing of director independence. Upon recommendation of the Governance Committee, our Board affirmatively determined the ten directors named below to be independent, representing 83% of our current directors and 91% of our director nominees.

        For a discussion of the potential impact of tenure on director independence, see the Board Refreshment and Director Succession Planning of this proxy statement.

BOARD LEADERSHIP STRUCTURE

        Our Governance Guidelines give our Board — acting through its independent directors — the discretion to separate or combine the roles of Chairman and CEO as it deems appropriate based on the needs of our company at any given time. To facilitate this decision-making, the Governance Committee annually reviews our Board leadership structure, providing its recommendation on the appropriate structure for the following one-year term to our independent directors. Our independent directors do not view any particular Board leadership structure as necessarily preferable; rather, they make an informed annual determination taking into account, among other things, our financial position, business strategies and any feedback received from our stockholders.

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ROBUST LEAD INDEPENDENT DIRECTOR ROLE

        Our Lead Independent Director balanced our non-independent Chairman and CEO roles in 2018, exercising critical duties in the boardroom to ensure effective and independent Board decision-making. Our Governance Guidelines clearly delineate these responsibilities, which are shown below. Mr. Pyott currently serves as our Lead Independent Director.

LEAD INDEPENDENT DIRECTOR	PRIMARY RESPONSIBILITIES

Current Selectee: David Pyott Selected annually by our independent directors.

•

Preside over executive sessions of independent directors and meetings of our Board at which the non-independent Chairman is not present

•

Serve as liaison between the non-independent Chairman and our independent directors

•

Approve meeting agendas and schedules and other information sent to our Board to ensure that appropriate items are discussed, with sufficient time for discussion of all items

•

Call meetings of independent directors when necessary or appropriate

•

If requested, consult and meet with our stockholders

        In addition to these responsibilities, Mr. Pyott performed the following activities as Lead Independent Director in 2018:

  •
  Regularly consulted with each of the Chairman and CEO to help guide management's ongoing engagement with the Board on our strategic direction, including reviewing our business strategies and assessing acquisition opportunities;

  •
  Consulted regularly with our other independent directors;

  •
  Provided feedback to our Chairman and our CEO based on his discussions with our other independent directors; and

  •
  Met with members of senior management other than our CEO.

        Supplementing our Lead Independent Director in providing independent Board leadership are our Committee Chairs, all of whom are independent.

PRE-ANNUAL MEETING LEADERSHIP STRUCTURE

        Our Board currently has a Chairman, who as a recent former employee is not independent, a separate CEO, and a Lead Independent Director. The Governance Committee oversaw the evaluation of the performance of our Chairman and Lead Independent Director during the Board evaluation process conducted in the fourth quarter of 2018, noting that Messrs. Scarborough and Pyott received positive feedback from our independent directors in their respective roles. Based on these evaluations, we believe that our pre-Annual Meeting leadership structure has provided effective independent oversight of our company. During our ongoing engagement with our stockholders on governance matters, none of them expressed concerns with our pre-Annual Meeting Board leadership structure, which we believe reflects support for our robust and clearly delineated Lead Independent Director role.

POST-ANNUAL MEETING LEADERSHIP STRUCTURE

        In February 2019, in light of Mr. Scarborough's upcoming departure from our Board, the Governance Committee evaluated our Board leadership structure and recommended to our Board that Mr. Butier be elected as Chairman, noting that he has successfully led our company for the last three years and, with Mr. Scarborough's departure, is best positioned to lead our Board in overseeing our strategies to drive long-term value creation for our key stakeholders. The committee further noted that Mr. Butier has articulated and worked to realize the long-term vision for our company and that we could best continue our progress towards achieving our 2021 financial and 2025 sustainability goals with combined leadership in the boardroom at this time. Upon the recommendation of the Governance Committee, our Board unanimously elected Mr. Butier (with him and Mr. Scarborough abstaining) to serve as our Chairman, effective immediately after the Annual Meeting subject to his reelection.

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        The Governance Committee also recommended that Mr. Pyott (with him abstaining) continue serving as Lead Independent Director. Retaining Mr. Pyott as Lead Independent Director will provide Mr. Butier valuable mentorship, independent guidance and leadership continuity as he transitions into the Chairman role. In addition, Mr. Pyott has significantly contributed to our executive compensation and governance programs through his strong, independent leadership of our Board. Upon the recommendation of the Governance Committee, our independent directors unanimously selected Mr. Pyott (with him abstaining) to continue serving as our Lead Independent Director, effective immediately after the Annual Meeting subject to his reelection.

BOARD COMMITTEES

        Each of our Board committees has a written charter that describes its purposes, membership and meeting structure, and responsibilities. These charters, which may be found on our website at www.averydennison.com/corporategovernance, are reviewed by the respective committee at least annually, with any recommended changes adopted upon approval by our Board. Amended charters are promptly posted on our website. The Charters for the Audit, Compensation and Governance Committees were last amended in December 2018, December 2018, and December 2016, respectively.

        Each of our Board committees has the ability to form and delegate authority to subcommittees and may obtain advice and assistance from internal or external consultants, legal counsel or other advisors at our expense. In addition, each committee annually evaluates its performance. The primary responsibilities, membership and meeting information for the three standing committees of our Board are summarized below and on the following page.

AUDIT & FINANCE COMMITTEE	PRIMARY RESPONSIBILITIES

Members:
  Patrick Siewert (Chair)
  Anthony Anderson
  Peter Barker
  Ken Hicks
  Andres Lopez
  Martha Sullivan

Meetings in 2018: 9

Average Attendance in 2018: 93%

All members satisfy the enhanced independence standards required by the NYSE and have been determined by our Board to be financially literate.

Each of Messrs. Anderson, Barker and Siewert has been determined by our Board to be an "audit committee financial expert" under applicable SEC regulations.

•

Oversee financial statement and disclosure matters, including our quarterly and annual financial results, earnings release documentation and SEC reports, internal controls and major financial risk exposures

•

Appoint and oversee our independent registered public accounting firm, including its qualifications, performance and independence, and the scope, staffing and fees for its annual audit and other audit, review or attestation services

•

Oversee our internal audit function, including appointing or dismissing the senior internal auditor, evaluating his performance, reviewing significant issues raised in its audits and management's response, and discussing the annual internal audit plan, budget and staffing

•

Perform compliance oversight responsibilities, including overseeing our cybersecurity risk management program; maintaining the procedures established for receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters; reviewing significant correspondence with governmental agencies and legal matters that may have a material impact on our financial statements; and making determinations and recommending actions to our Board regarding any violations of our Code of Ethics related to information contained in our SEC filings and other public communications

•

Conduct finance oversight responsibilities, including reviewing our capital structure and financing plans, capital allocation strategy, the funding status of our pension plans, and significant tax matters

•

Approve the Audit and Finance Committee Report included in our proxy statement

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COMPENSATION & EXECUTIVE PERSONNEL COMMITTEE	PRIMARY RESPONSIBILITIES

Members:
  Julia Stewart (Chair)
  Bradley Alford
  Ken Hicks
  David Pyott
  Martha Sullivan

Meetings in 2018: 5

Average Attendance in 2018: 96%

All members satisfy the enhanced independence standards required by the NYSE.

All members qualify as "non-employee directors" under Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

Relies on expert advice of an independent compensation consultant that reports directly to the Committee.

•

Review and approve corporate goals and individual objectives for our CEO's compensation and evaluate our company's and his individual performance to determine annual CEO compensation

•

Review and approve senior executive compensation, including base salaries and incentive compensation, giving consideration to the recommendations of our CEO

•

Recommend appropriate compensation strategy, incentive plans and benefit programs

•

Review our diversity and inclusion initiatives

•

Approve our CD&A and the Compensation and Executive Personnel Committee Report included in our proxy statement

•

Oversee stockholder approval of executive compensation matters, including advisory votes on executive compensation and the frequency of such votes

•

Ensure no encouragement of excessive risk-taking in our compensation policies and programs

•

Recommend non-employee director compensation

•

Conduct executive succession planning for our CEO and other senior leaders

GOVERNANCE & SOCIAL RESPONSIBILITY COMMITTEE	PRIMARY RESPONSIBILITIES

Members:
  Peter Barker (Chair)
  Bradley Alford
  Anthony Anderson
  David Pyott
  Julia Stewart

Meetings in 2018: 7

Average Attendance in 2018: 97%

All members satisfy the independence standards required by the NYSE.

•

Identify potential Board members and recommend director nominees using the criteria set forth in our Governance Guidelines

•

Periodically consider our Board leadership structure and recommend to our Board whether to separate or combine the positions of Chairman and CEO, as well as who should serve as Lead Independent Director

•

Recommend Board and Committee structure, chairs and members

•

Recommend our independent directors using the standards of the NYSE

•

Review and approve related person transactions

•

Oversee and conduct an annual performance evaluation of our Board and its Committees

•

Review our Governance Guidelines and recommend any changes to our Board

•

Discuss sustainability and corporate social responsibility matters

•

Oversee our values and ethics program and Code of Conduct, evaluate significant conflicts of interest or questions related to our Code of Conduct and policy on legal and ethical conduct, and make determinations and recommend actions to the Board regarding violations of the Code of Ethics (except for violations over which the Audit Committee has such authority)

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EXECUTIVE SESSIONS

        Our Board believes it is important to have executive sessions without our CEO or other members of management present, which were held at every regular Board meeting during 2018. Our non-management directors have robust and candid discussions at these executive sessions during which they critically evaluate the performance of our company, CEO and management. As Chairman, Mr. Scarborough presided over five executive sessions of non-management directors during 2018. As required by NYSE rules, our Board also conducts at least one executive session per year without our non-independent Chairman and our CEO. As Lead Independent Director, Mr. Pyott presided over the one executive session of independent directors held during 2018.

        Executive sessions were also scheduled for each regular meeting of the Audit, Compensation and Governance Committees held. These executive sessions generally excluded Mr. Scarborough, Mr. Butier and other members of management, unless the Committee requested Mr. Scarborough or one or more members of management to attend a portion of the session to provide information or perspective.

RISK OVERSIGHT

        Management is responsible for managing the day-to-day risks confronting our businesses, but our Board has responsibility for overseeing enterprise risk management (ERM). The teams leading our businesses have incorporated ERM into developing and executing their strategies, assessing the risks impacting their businesses, and identifying and implementing appropriate mitigating actions on an ongoing basis. In addition, in consultation with our head of risk management and senior management, these teams semiannually prepare a risk profile consisting of a heat map and a summary of their key risks and mitigating strategies, which are used to prepare a company risk profile based on identified business-specific risks as well as enterprise-wide risks.

        We also have robust global processes that support a strong internal control environment to promote the early identification and continued management of risks by our company's leadership. Our legal and compliance functions report into our General Counsel to provide independent evaluation of the challenges facing our businesses and our Vice President of Internal Audit reports to the Audit Committee in the conduct of his operational responsibilities, ensuring his independence from management.

        In performing its oversight role, our Board is responsible for ensuring that the ERM processes designed and implemented by management are functioning effectively, and that our culture promotes risk-adjusted decision-making.

        Our Board as a whole oversees risks related to our company and business strategies and operations, exercising this responsibility by considering the risks related to its decisions. Each year, our Board receives reports on the ERM process and the strategic plans and risks facing our businesses and company as a whole. These risks include financial risks, political risks, legal and regulatory risks, supply chain risks, competitive risks, information technology risks, and other risks related to the way in which we do business. Employees who lead various risk areas — such as information technology; environmental, health and safety; tax; sustainability; and corporate social responsibility — report periodically to Board Committees and occasionally to our full Board.

        Our Board has delegated elements of its risk oversight function to its Committees to better coordinate with management to serve the long-term interests of our company and stockholders. Our Board receives reports from its Committee Chairs regarding topics discussed at Committee meetings, which include the areas of risk overseen primarily by the Committees.

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 RISK OVERSIGHT

        The Audit Committee oversees our internal control environment and evaluates the effectiveness of our internal controls at least annually. Supplementing these processes, the Audit Committee periodically meets in executive session with each of our CEO, CFO, CAO, General Counsel, Vice President of Internal Audit, and representatives of our independent registered public accounting firm. The Governance Committee also meets semiannually with our Chief Compliance Officer to discuss, among other things, the investigation of allegations reported to our Business Conduct GuideLine.

        During 2018, the following risk areas were of particular Board and Committee focus:

  •
  Changes in tax laws and regulations, particularly in the U.S.;

  •
  The termination of our U.S. pension plan;

  •
  Cybersecurity and information technology, including the implementation of an enterprise resource planning system in our Label and Graphic Materials North America business;

  •
  Risks associated with our restructuring actions, capital and information technology investments, and acquisitions and integration activities; and

  •
  Risks related to our environmental, social and governance responsibilities, particularly in the areas of data privacy, sustainability, Values and Ethics, and diversity and inclusion.

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RISKS ASSOCIATED WITH COMPENSATION POLICIES AND PRACTICES

        As described in the Compensation Discussion and Analysis section of this proxy statement, we maintain best practices in compensation that collectively encourage ongoing risk assessment and mitigation. The Compensation Committee periodically reviews our compensation programs to ensure that they do not provide incentives that encourage our employees to take excessive risks in managing their respective businesses or functional areas and conducted its most recent review in February 2018.

        Based on the advice of its independent compensation consultant, Willis Towers Watson, the Compensation Committee noted the risk-mitigating features of our compensation policies and practices described below and on the following page, which are substantially the same as what they were at the time of the most recent review.

Governance and Oversight

  •
  The Compensation Committee has discretion to decrease Annual Incentive Plan (AIP) awards and long-term incentive (LTI) grants based on individual performance, including as a result of excessive risk-taking.

  •
  Our clawback policy serves as a deterrent to fraud or other misconduct in connection with our financial statements.

  •
  The Compensation Committee annually evaluates the performance of our CEO and other senior executives in the context of our company and business goals and their individual contributions.

  •
  Our stock ownership policy is rigorous and consistent with best practices, with a minimum ownership level of 6x base salary for our CEO and a requirement that 50% of the ownership level be held in vested shares.

  •
  We prohibit our officers from hedging or pledging company stock and require them to engage in stock transactions only during limited trading windows.

Pay Philosophy and Structure

  •
  Our programs prioritize incenting stockholder value creation, balanced by retention and other considerations.

  •
  The substantial majority of executive compensation is delivered in equity to motivate our company's pursuit of strong long-term performance and sustainable growth.

  •
  Our change of control and executive severance plans are reasonable and consistent with market practices, with change of control benefits provided on a double-trigger basis to mitigate the risk that such a transaction be pursued to advance personal interests rather than the best interests of our stockholders.

  •
  Our incentive compensation consists of short- and long-term performance objectives that cover different time periods and is balanced with objectives designed to incent strong annual financial performance and long-term economic and stockholder value creation, as well as between growth and efficient capital deployment.

Incentive Program Design

  •
  Our AIP and LTI awards incent annual profitable growth balanced with long-term financial value creation, using multiple performance objectives and providing realized compensation based primarily on our company's performance.

  •
  AIP awards are not guaranteed, with below-threshold performance potentially resulting in zero payout, payments subject to an overall cap of 200%, and individual modifiers for our NEOs generally capped at 100%.

  •
  Our equity award vehicles are performance-based, use multiple performance objectives, are subject to threshold and maximum payout opportunities, and have the following additional features that limit potential risk-taking:

  •
  Our performance units (PUs) cliff vest at the end of three years with the payout for the relative total stockholder return (TSR) component capped at 100% of target for any three-year performance period in which absolute TSR is negative to prevent management from being unduly enriched when stockholders experience loss, while still incenting executives to deliver relatively strong performance during challenging economic periods; and

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    •
    Our market-leveraged stock units (MSUs) vest over one-, two-, three- and four-year performance periods (with an average performance period of 2.5 years), with challenging performance objectives, including a threshold performance level of absolute TSR of (15)% and a target performance level of absolute TSR of 10%.

        Based on these and other factors, Willis Towers Watson determined that our compensation program strikes an appropriate pay-risk balance.

        The Compensation Committee has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our company.

HUMAN CAPITAL MANAGEMENT

SUCCESSION PLANNING

        The Compensation Committee and our full Board conduct executive succession planning semiannually, developing and refining succession plans for our CEO and senior executives. Consistent with this practice, in April and October 2018, the Compensation Committee reviewed talent that is ready — or, with continued development on their current trajectory with mentorship and coaching from our current leaders, will be ready — to fill senior executive positions in the event of a vacancy. Those reviews were then further discussed with our full Board. In addition, the Compensation Committee reviews executive new hires, promotions, transfers and departures at its regularly-scheduled meetings.

LEADERSHIP DEVELOPMENT

        Our Board is actively involved in human capital management to identify and develop our future leaders. We maintain a robust performance review process and leadership development program for our employees. Senior management develops leadership at lower levels of our organization by identifying high potential talent and critical experts, cultivating the skills and capabilities to allow identified individuals to become our future leaders, and providing them with developmental opportunities. Through regular reports from management, our Board has the opportunity to meet business leaders and functional leaders in law, finance, information technology, compliance, and human resources. In addition, Board members have freedom of access to all employees, and are encouraged to visit our facilities to meet local management and attend company events.

DIVERSITY AND INCLUSION

        Diversity is one of our core values, reflecting our efforts to create an inclusive and respectful environment for people of all backgrounds and orientations and our recognition that we gain strength from diverse ideas and teams. The importance of diversity and inclusion to our company is evidenced by the inclusion of diversity-related targets in our 2025 sustainability goals. Diversity and inclusion at our company are championed primarily by our cross-functional and cross-divisional Diversity and Inclusion Council, currently co-chaired by Anne Hill, our Senior Vice President and Chief Human Resources Officer, and Deon Stander, the Vice President and General Manager of our RBIS business. Board oversight is conducted primarily through the Compensation Committee.

        In recent years, among other initiatives, we have focused on training our managers globally on unconscious bias, increasing the number of sites offering flexible work arrangements, and expanding our Women Empowered program that features interactive discussions among nominated participants to facilitate and enhance their development. We also evaluated our gender pay equity with positive results, developing plans to make identified adjustments to compensation for 2019. This year, we are formally launching employee resource groups, which are voluntary employee-led groups made up of individuals who join together based on common interests, backgrounds or demographic characteristics such as race, ethnicity or sexual orientation. In addition, we are establishing regional diversity and inclusion councils to provide leadership of initiatives that more strongly resonate with employees in their respective regions.

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DIRECTOR EDUCATION

INITIAL ORIENTATION

        Our initial director orientation generally covers (i) our strategies, performance and leadership; (ii) investor messaging; (iii) the strategies and risks of our businesses; (iv) finance matters, including our financial reporting policies and practices, internal control environment, internal audit deployment, tax planning and compliance, and capital structure; (v) legal and compliance matters, including our governance policies and procedures, values and ethics program, and ERM; (vi) human capital management matters, including executive compensation, succession planning, leadership development and diversity and inclusion; and (vii) information technology and cybersecurity.

        In connection with his initial appointment to our Board in 2018, we provided incoming independent director Mark Barrenechea with information regarding our businesses, strategic plans and risk-mitigating actions, competitors, non-employee director compensation policies and other matters. Our CEO then met with Mr. Barrenechea to discuss these matters to ensure a smooth onboarding process. In October and December 2018, Mr. Barrenechea joined as an observer in our Board's Audit, Compensation and Governance Committee meetings to better understand their respective responsibilities.

CONTINUING EDUCATION

        Our continuing director education program consists of periodic visits to our facilities and management presentations regarding our business operations, strategies, risks and values and ethics. We provide updates on relevant topics of interest to our Board at and between meetings throughout the year, and provide access to a boardroom news resource platform for them to keep informed of emerging best practices. We also reimburse directors who attend continuing director education programs for fees and related expenses.

BOARD AND COMMITTEE EVALUATIONS

        The Governance Committee oversees and conducts an annual performance evaluation of our Board, Chairman, Lead Independent Director and Board Committees, including the Committee Chairs. Our Board views the process as integral to assessing its effectiveness and identifying improvement opportunities in the pursuit of continued excellence. Many of the improvements in our governance practices and Board processes were identified and implemented as a result of the annual evaluation process.

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        In response to evaluation feedback received in recent years, our Board made the following enhancements to its membership and processes:

  •
  Identified the need for independent directors with packaging and technology expertise, culminating in the appointments of Messrs. Lopez and Barrenechea to our Board;

  •
  Given our increased strategic focus on acquisitions, enhanced discussion of M&A pipeline and targets actively under consideration, as well as the integration and performance of acquired companies;

  •
  Continued its focus on executive succession planning and leadership development with more frequent discussions on these matters both with the Compensation Committee and our full Board and provided regular updates on executive new hires, promotions, transfers and departures to the Compensation Committee;

  •
  Continued our Board's and the Audit Committee's review and discussion of our cybersecurity preparedness and exposures related to pension liabilities, including the 2018 decision to terminate our U.S. pension plan;

  •
  Increased time devoted to sharing investor feedback and holding Board-only discussions; and

  •
  Conducted annual post-investment reviews of the return on significant capital expenditures, acquisitions and information technology investments.

STOCKHOLDER ENGAGEMENT AND COMMUNICATIONS

        We value stockholder feedback on our governance, sustainability and executive compensation programs, and we actively solicit input through stockholder engagement on these matters to ensure that our programs reflect the changing business environment and stockholder expectations.

STOCKHOLDER ENGAGEMENT ON GOVERNANCE AND SUSTAINABILITY MATTERS IN 2018

        We continued our longstanding practice of open dialogue with stockholders in 2018. In advance of the 2018 Annual Meeting, we contacted our 35 largest institutional stockholders, representing over 55% of our then-outstanding shares. Board members, including our Lead Independent Director, and management were made available to answer questions and address concerns regarding the items being brought before the Annual Meeting. While we received responses from stockholders representing over 28% of our then-outstanding shares, none of them desired to substantively engage at that time.

        In the summer and fall, without the time pressures associated with proxy season, we contacted our 41 largest institutional stockholders, representing nearly 60% of our then-outstanding shares, to request a meeting with members of our Board and/or management. Proposed topics for these meetings included our business strategy and financial performance, executive compensation matters, Board composition and succession planning, and progress towards achieving our sustainability goals. We received responses from stockholders representing nearly 30% of our then-outstanding shares and spoke with stockholders representing over 25% of our then-outstanding shares. We substantively engaged with every stockholder who requested to do so and included our Lead Independent Director in engagements upon stockholder request.

        With respect to matters related to governance, we discussed several topics related to our Board composition, skills and succession planning and refreshment processes. We also discussed our business strategies and related risks, diversity and inclusion initiatives, and sustainability priorities.

CONTACTING OUR BOARD

        Our Board welcomes feedback from all our stockholders. We review correspondence submitted by stockholders, discussing any substantive feedback received with senior management and/or our Board as appropriate.

        Stockholders and other interested parties may contact our Board, Chairman, Lead Independent Director, any Committee or Committee Chair, or any other individual director concerning business matters by writing to: Board of Directors (or a particular subgroup or individual director), c/o Corporate Secretary, Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203.

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ITEM 1 — ELECTION OF DIRECTORS

        Our Bylaws provide for a Board of between eight and 12 directors, with the exact number fixed by a resolution of our Board. In September 2018, in conjunction with Mr. Barrenechea's appointment and upon the recommendation of the Governance Committee, our Board fixed the number of directors at 12. In April 2019, our Board expects to fix the number of directors at 11 to reflect Mr. Scarborough's departure from the Board at the end of his current term. All nominees are standing for election for a one-year term expiring at the 2020 Annual Meeting.

        Each of the 11 nominees is presently serving on our Board and has consented to being named in this proxy statement and serving if elected by our stockholders.

MAJORITY VOTING STANDARD; UNELECTED DIRECTOR RESIGNATION REQUIREMENT

        Our Bylaws provide for the approval by a majority of votes cast for the election of directors in uncontested elections like this one and require that an incumbent director who is not re-elected tender his or her resignation from our Board. Our Board, excluding the tendering director, is required to determine whether to accept the resignation — taking into account the recommendation of the Governance Committee and any other factors it considers appropriate — and publicly disclose its decision regarding the tendered resignation, including its rationale for the decision, within 90 days from the date election results are certified. In contested elections, plurality voting is the standard for the election of directors.

        In voting for the election of directors, each share has one vote for each position to be filled and there is no cumulative voting.

RECOMMENDATION OF BOARD OF DIRECTORS

        Our Board of Directors recommends that you vote FOR each of the director nominees.     The persons named as proxies will vote for the election of each of the 11 nominees, unless you specify otherwise. If any director nominee were to become unavailable prior to the Annual Meeting, your proxy would be voted for a substitute nominee designated by our Board or we would decrease the size of our Board.

SELECTION OF DIRECTOR NOMINEES

        Director nominees are generally recommended by the Governance Committee for nomination by our Board and election by our stockholders. Director nominees may also be recommended by the Governance Committee for appointment to our Board, with their election by stockholders taking place at the next Annual Meeting. Our Board believes that our directors reflect a balance of skills, qualifications and demographics that allows them to effectively discharge their oversight responsibilities.

          In considering whether to recommend a candidate as a director nominee, the Governance Committee primarily uses the following criteria set forth in our Governance Guidelines:

  •
  Independence, to ensure that a majority of our Board remains independent;

  •
  Business and leadership experience, including industry experience and global exposure and considering factors such as size, scope, and complexity;

  •
  Board experience at another public company;

  •
  Experience in finance, accounting and/or executive compensation;

  •
  Time commitments, including other boards on which the nominee serves;

  •
  Potential conflicts of interest;

  •
  Demographic characteristics (such as gender, race and ethnicity);

  •
  Ability to contribute to the oversight and governance of our company; and

  •
  Ability to represent the balanced interests of stockholders as a whole, rather than those of any special interest group.

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        For incumbent directors, the Governance Committee also evaluates contributions to our Board and Committees, attendance at Board and Committee meetings, compliance with our stock ownership policy, and mandatory retirement dates to assist with director succession planning. The Governance Committee does not assign specific weights to the criteria and no particular criterion is necessarily applicable to all nominees.

        The Governance Committee reviews the qualifications of any candidate with those of our current directors in assessing how our Board can most effectively fulfill its oversight responsibilities. Sources for identifying potential nominees include current Board members, senior management, executive search firms, and our stockholders.

STOCKHOLDER SUBMISSION OF DIRECTOR NOMINEES

Advance Notice Nominees

        Stockholders may recommend director candidates by submitting the candidate's name, together with his or her biographical information, professional experience and written consent to nomination, to Governance and Social Responsibility Committee Chair, c/o Corporate Secretary, Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203. To be considered at the 2020 Annual Meeting, advance notice stockholder nominations must comply with the requirements described in the last section of this proxy statement. The Governance Committee considers stockholder nominees on the same basis as it considers all other nominees.

Proxy Access Nominees

        A stockholder, or a group of no more than 20 stockholders, owning at least 3% of our company's stock continuously for at least three years is permitted to submit director nominees (up to 20% of the Board) for inclusion in our proxy materials, subject to the requirements specified in our Bylaws. For further information on submitting proxy access nominees, please refer to the last section of this proxy statement.

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BOARD MATRIX

        Our director nominees bring a balance of skills, qualifications and demographic backgrounds in overseeing our company, as shown in the matrix below. The Governance Committee regularly evaluates the skills and qualifications desirable for our Board to best meet the changing needs of our business.

| | ALFORD | ANDERSON | BARKER | BARRENECHEA | BUTIER | HICKS | LOPEZ | PYOTT | SIEWERT | STEWART | SULLIVAN |
|---|---|---|---|---|---|---|---|---|---|---|---|
| **GOVERNANCE GUIDELINES CRITERIA** | | | | | | | | | | | |
| Board Experience[1] | ✓ | ✓ | ✓ | ✓ | | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ |
| Global Exposure[2] | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ |
| Senior Leadership Experience[3] | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ | | ✓ | ✓ |
| Industry Experience[4] | ✓ | | | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ | | ✓ |
| Financial Sophistication[5] | | ✓ | ✓ | | ✓ | | | | ✓ | | |
| Independent | ✓ | ✓ | ✓ | ✓ | | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ |
| **INDUSTRY EXPERTISE** | | | | | | | | | | | |
| Retail/Dining | | | | | | ✓ | | | | ✓ | |
| Packaging | | | | | ✓ | | ✓ | | | | |
| Consumer Goods | ✓ | | | | | ✓ | | | ✓ | | |
| Industrial Goods/Technology | | | | ✓ | ✓ | | | | | | ✓ |
| Healthcare | | | | | | | | ✓ | | | |
| **DEMOGRAPHIC BACKGROUND** | | | | | | | | | | | |
| Tenure (years) | 9 | 6 | 16 | <1 | 3 | 11 | 2 | 19 | 14 | 16 | 6 |
| Gender | | | | | | | | | | | |
| Female | | | | | | | | | | ✓ | ✓ |
| Male | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ | | |
| Age | 62 | 63 | 70 | 54 | 47 | 66 | 56 | 65 | 63 | 63 | 62 |
| Mandatory Retirement Year | 2029 | 2028 | 2021 | 2037 | 2044 | 2025 | 2035 | 2026 | 2028 | 2028 | 2029 |
| Race/Ethnicity | | | | | | | | | | | |
| African American/Black | | ✓ | | | | | | | | | |
| Hispanic/Latino | | | | | | | ✓ | | | | |
| White/Caucasian | ✓ | | ✓ | ✓ | ✓ | ✓ | | ✓ | ✓ | ✓ | ✓ |
| Lives/Has Lived Abroad | ✓ | | ✓ | ✓ | ✓ | | ✓ | ✓ | ✓ | | |

(1) Prior or concurrent service on other SEC-reporting company boards.
(2) Seniority in a global enterprise or significant experience in international markets.
(3) Experience as president, chief executive officer or in similar senior executive positions.
(4) Experience in the retail, packaging, consumer goods, industrial goods or healthcare industries.
(5) Expertise in accounting, auditing, tax, banking, insurance, or investments.

BOARD REFRESHMENT AND DIRECTOR SUCCESSION PLANNING

        Our Board's ongoing director succession planning is designed to ensure an independent, well-qualified Board, with diversity in experience and background to effectively provide strong oversight.

NO TERM LIMITS

        Our Governance Guidelines reflect our Board's belief that directors should not be subject to term limits. While term limits could help facilitate fresh ideas and viewpoints being brought to the Board, our Board believes they could result in the premature loss of a director who over a period of time has become well-versed in our strategies, operations and risks and is continuing to provide valuable contributions to Board deliberations. We believe that our Board's decision not to establish term limits at this time is consistent with the prevailing practice among companies in the S&P 500.

        Our Board recognizes that certain governance stakeholders have suggested that longer-serving directors may have decreased independence and objectivity; however, our Board believes that arbitrarily removing knowledgeable directors and losing the oversight consistency they bring — particularly during periods of either executive management change, such as our recent CEO and CFO transitions, or Board change, such as Mr. Scarborough's April 2019 departure

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from our Board after having served as Chairman for the past nine years — weighs against implementing term limits at this time. Ultimately, our Board believes that it is its responsibility to establish appropriate board refreshment policies, in light of our strategies, leadership team and financial position at any particular time, exercising its discretion in the best interest of our company and stockholders.

POLICIES AND RECENT ACTIONS SUPPORTING REGULAR BOARD REFRESHMENT

        Our Board has adopted the policies described below to facilitate regular refreshment of our Board and ensure that it continues to independently challenge our management.

POLICY	DESCRIPTION	EVENTS OCCURRING AT OR SINCE 2018 ANNUAL MEETING
Mandatory Resignation Policy	Incumbent directors who are not elected by our stockholders must tender their resignation.	All incumbent directors were elected at the 2018 Annual Meeting.
Mandatory Retirement Policy	Directors must retire on the date of the annual meeting of stockholders that follows their reaching the age of 72. Since inception, this policy has never been waived.	No directors retired under this policy in 2018.
Resignation Tendered Upon Change in Principal Employment	Directors who change the principal occupation, position or responsibility they held when they were elected to our Board must volunteer to resign from the Board.	Mr. Hicks joined Academy Sports + Outdoors as Chairman and CEO in May 2018 and volunteered to resign from our Board. The Governance Committee determined that Mr. Hicks should remain on our Board.
Prior Notice Requirement to Prevent Over-Boarding	Directors must give prior notice before accepting another public company directorship so that the director's ability to fulfill Board responsibilities may be appropriately evaluated if he or she serves on more than four other public company boards.	Mr. Scarborough joined the board of Graphic Packaging Holding Company in July 2018. Although he does not serve on more than four other public company boards, the Governance Committee affirmatively determined that Mr. Scarborough should remain on our Board.

        Upon the recommendation of the Governance Committee, Messrs. Barrenechea and Lopez were appointed to our Board as independent directors in September 2018 and February 2017, respectively. In connection with our CEO transition, Mr. Butier joined our Board as a non-independent director in May 2016. Mr. Scarborough's service as our Chairman and director will end upon the expiration of his current term in April 2019. We believe that this recent experience with both joining and departing directors demonstrates our Board's commitment to regular refreshment.

AGE AND TENURE

        The average age of our director nominees is 61, which we believe is comparable to the average board age in the S&P 500 and within the 60-63 year band in which the plurality of these companies fall. The average tenure of our director nominees is approximately nine years, which we believe is comparable to the average tenure for companies in the S&P 500 and within the 6-10 year band in which the majority of these companies fall. The charts below show the age and tenure of our director nominees, which we believe reflects a balance between newer directors who bring fresh ideas and insights and longer-serving directors with deep institutional knowledge of our Board and company.

Director Nominees

Avery Dennison Corporation  | 2019 Proxy Statement  | 26

DIRECTOR DIVERSITY

        Our Governance Guidelines reflect that the Governance Committee's assessment of the qualifications of director candidates includes consideration of demographic characteristics such as race, gender and ethnicity. Although neither the Governance Committee nor our Board has a formal policy regarding the consideration of diversity in selecting director nominees, the Governance Committee seeks to recommend individuals with a broad diversity of experience, profession, skill, geographic representation and demographic background, including characteristics such as race, gender and ethnicity. While diversity is a consideration, nominees are not chosen or excluded solely or primarily on that basis; rather, the Governance Committee focuses on skills, experience and background that can complement our existing Board in light of the diverse and global nature of our businesses and operations.

        Our Board recognizes the benefits of racial, ethnic and gender diversity in the boardroom, including better reflecting our global customer base and the healthy debate that results from different viewpoints that may stem from diverse backgrounds. The racial, ethnic and gender diversity of our 2019 director nominees is shown in the chart below.

2019 DIRECTOR NOMINEES

        The following pages provide information on the directors nominated for election at the Annual Meeting, including his or her age, board leadership roles, and business experience during at least the past five years. We also indicate the name of any other public company board on which each nominee currently serves, or has served during the past five years; for these purposes, "public company" means one that is required to file reports with the SEC.

        In addition to the information presented regarding each nominee's experience and qualifications that led our Board to conclude that he or she should serve as a director — which includes senior leadership experience, industry experience, global exposure, financial sophistication, and public company board experience — we believe that each of them has integrity and adheres to our high ethical standards. Each nominee also has demonstrated the ability to exercise sound judgment and is committed to serving the long-term interests of our stockholders.

Avery Dennison Corporation  | 2019 Proxy Statement  | 27

SELECT BUSINESS EXPERIENCE

Owens-Illinois, Inc., a glass container manufacturer and supplier to food and beverage brands

•

President & Chief Executive Officer since January 2016

•

Chief Operating Officer & President, Glass Containers, from February 2015 to December 2015

•

President, O-I Americas, from July 2014 to January 2015

•

President, O-I Latin America, from April 2009 to July 2014

Andres A. Lopez Age 56 Director since February 2017 Independent Other Public Company Boards Current: Owens-Illinois, Inc. Past Five Years: None

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•

Oversees a company with over $6.9 billion revenues and more than 26,000 employees in 2018

Industry experience and global exposure

•

Leads a multinational packaging company in the beverage segment of the consumer goods industry into which we sell our label and graphic materials

•

Led Latin America and Americas divisions, after having worked in positions of increasing responsibility throughout the region

Public board experience

•

Concurrent service on one other public board

BOARD LEADERSHIP ROLES

Audit Committee Member

SELECT BUSINESS EXPERIENCE Ernst & Young LLP, an assurance, tax, transaction and advisory services firm • Vice Chair, Managing Partner and Member of the Executive Board from 2000 to March 2012

Anthony K. Anderson

Age 63

Director since December 2012

Independent

Other Public Company Boards

Current:

AAR Corporation

Exelon Corporation

Marsh & McLennan Companies, Inc.

Past Five Years:

First American Financial Corporation

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•

Served on the executive board of Ernst & Young for 12 years, and as the managing partner of the Midwest and Pacific Southwest regions

Financial sophistication

•

35 years of financial statement and internal control expertise acquired through auditing global public companies

•

Substantial experience advising audit committees of large multinational corporations

•

Certified public accountant (now inactive)

Public board experience

•

Concurrent service on three other public boards and prior service on other public boards

BOARD LEADERSHIP ROLES

Audit Committee Member

Governance Committee Member

SELECT BUSINESS EXPERIENCE

Nestlé USA, a nutrition, health and wellness company

•

Chairman & Chief Executive Officer from January 2006 to October 2012

Nestlé Brands Company, an operating unit of Nestlé USA

•

President & Chief Executive Officer from 2003 to December 2005

Bradley A. Alford Age 62 Director since April 2010 Independent Other Public Company Boards Current: Perrigo Company plc Past Five Years: ConAgra Foods, Inc.

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•

Led a company then with over $12 billion in annual revenues and more than 26,000 employees

Industry experience and global exposure

•

35+ years in the consumer goods industry

•

Knowledge of the food and beverage segments of the consumer goods industry into which we sell our label and graphic materials

•

Substantial M&A and integration experience

Public board experience

•

Concurrent service on one other public board and prior service on other public boards

BOARD LEADERSHIP ROLES

Compensation Committee Member

Governance Committee Member

Avery Dennison Corporation  | 2019 Proxy Statement  | 28

SELECT BUSINESS EXPERIENCE

Allergan, Inc., a global healthcare company

•

Chairman & Chief Executive Officer from June 2013 to March 2015 and February 2006 to April 2011

•

Chairman, President & Chief Executive Officer from April 2011 to June 2013 and April 2001 to January 2006

•

President & Chief Executive Officer from January 1998 to March 2001

David E.I. Pyott

Age 65

Director since November 1999

Independent

Other Public Company Boards

Current:

Alnylam Pharmaceuticals Inc.

BioMarin Pharmaceutical Inc.

Koninklijke Philips N.V.

Past Five Years:

Allergan, Inc.

Edwards Lifesciences Corporation

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•

Led a company then with over $7 billion in annual revenues and more than 11,000 employees

Industry experience and global exposure

•

30+ years of strategic, operational, research and development and marketing experience in the healthcare industry into which we sell our industrial and healthcare materials

Public board experience

•

Concurrent service on three other public boards and prior service on other public boards

BOARD LEADERSHIP ROLES

Lead Independent Director

Compensation Committee Member

Governance Committee Member

SELECT BUSINESS EXPERIENCE

Dine Brands Global, Inc. (formerly DineEquity, Inc.), owner, operator and franchisor of IHOP and Applebee's restaurants

•

Chairman & Chief Executive Officer from June 2008 to March 2017

IHOP Corporation, DineEquity's predecessor entity

•

Chairman & Chief Executive Officer from May 2006 to May 2008

•

President, Chief Executive Officer & Chief Operating Officer from May 2002 to April 2006

•

President & Chief Operating Officer from December 2001 to May 2002

Julia A. Stewart Age 63 Director since January 2003 Independent Other Public Company Boards Current: None Past Five Years: Dine Brands Global, Inc.

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•

Led a company then with over $600 million in annual revenues and nearly 1,000 employees

Global exposure

•

Substantial operational and marketing experience in the dining industry

•

Expertise in brand positioning, risk assessment, financial reporting and governance

Public board experience

•

Prior service on other public boards

BOARD LEADERSHIP ROLES

Compensation Committee Chair

Governance Committee Member

SELECT BUSINESS EXPERIENCE

Academy Sports + Outdoors, a sports and recreation retailer

•

Chairman & Chief Executive Officer since May 2018

Foot Locker, Inc., a specialty athletic retailer

•

Executive Chairman from December 2014 to May 2015

•

Chairman, President & Chief Executive Officer from February 2010 to November 2014

•

President and Chief Executive Officer from August 2009 to February 2010

Ken C. Hicks Age 66 Director since July 2007 Independent Other Public Company Boards Current: None Past Five Years: Foot Locker, Inc. Whole Foods Corporation

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•

Leads a company with nearly 300 U.S. locations and previously led a company then with over $7 billion in annual revenues and more than 43,000 employees

Industry experience

•

30+ years of senior marketing and operational experience in the retail industry into which we sell our retail branding and information solutions

Public board experience

•

Prior service on other public boards

BOARD LEADERSHIP ROLES

Audit Committee Member

Compensation Committee Member

Avery Dennison Corporation  | 2019 Proxy Statement  | 29

SELECT BUSINESS EXPERIENCE OpenText Corporation, a global software company • Vice Chair, Chief Executive Officer and Chief Technology Officer since January 2012
Mark J. Barrenechea Age 54 Director since September 2018 Independent Other Public Company Boards Current: OpenText Corporation Dicks Sporting Goods Past Five Years: None

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•

Leads a company with nearly $3 billion in revenues and more than 12,000 employees in 2018

Industry experience and global exposure

•

Over 30 years of experience in the technology industry, including experience globally in software, cloud solutions, cybersecurity, and information technology transformation

Public board experience

•

Concurrent service on two other public boards

BOARD LEADERSHIP ROLES

None

SELECT BUSINESS EXPERIENCE

Sensata Technologies Holding PLC, a supplier of sensors and controls

•

President & Chief Executive Officer since January 2013

•

President from September 2010 to December 2012

•

Chief Operating Officer from April 2006 to August 2010

Texas Instruments, Inc., Sensata's predecessor entity

•

Vice President of Sensor Products from 1997 to 2006

Martha N. Sullivan Age 62 Director since February 2013 Independent Other Public Company Boards Current: Sensata Technologies Holding PLC Past Five Years: None

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•

Leads a company with over $3.5 billion in revenues and more than 21,000 employees in 2018

Industry experience and global exposure

•

Oversees all business segments, global operations and strategic planning

•

Strong technology background, including experience overseeing a radio-frequency identification business

Public board experience

•

Concurrent service on one other public board

BOARD LEADERSHIP ROLES

Audit Committee Member

Compensation Committee Member

SELECT BUSINESS EXPERIENCE

Avery Dennison Corporation

•

President & Chief Executive Officer since May 2016

•

President & Chief Operating Officer from November 2014 to April 2016

•

Senior Vice President & Chief Financial Officer from June 2010 to October 2014; continued serving as CFO until March 2015

•

Vice President, Global Finance, and Chief Accounting Officer from March 2007 to May 2010

Mitchell R. Butier Age 47 Director since April 2016 Not Independent Other Public Company Boards Current: None Past Five Years: None

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•

Has held roles of increasing responsibility at our company, including CAO, CFO, COO and currently President & CEO

Industry experience and global exposure

•

Served in senior leadership positions in our primary business segments, including international assignments in Europe

Financial sophistication

•

Served as our CFO for almost three years and our CAO for nearly five years

BOARD LEADERSHIP ROLES

Chairman-Elect

Avery Dennison Corporation  | 2019 Proxy Statement  | 30

SELECT BUSINESS EXPERIENCE

The Carlyle Group, a global alternative investment firm

•

Managing Director and Partner since April 2007

The Coca-Cola Company, a beverage company

•

Senior Advisor from February 2006 to March 2007

•

Group President, Asia, from August 2001 to February 2006

Patrick T. Siewert Age 63 Director since April 2005 Independent Other Public Company Boards Current: Mondelez International, Inc. Past Five Years: None

SELECT SKILLS AND QUALIFICATIONS

Industry experience and global exposure

•

Led a division of a global company in the beverage segment of the consumer goods industry into which we sell our label and graphic materials

•

Work experience in Asia, a region in which we manufacture many of our products and a region that is driving our growth in emerging markets

Financial sophistication

•

Advises on investments in consumer goods businesses globally, particularly in Asia

Public board experience

•

Concurrent service on one other public board

BOARD LEADERSHIP ROLES

Audit Committee Chair

SELECT BUSINESS EXPERIENCE

JPMorgan Chase & Co., a global financial services firm

•

Chairman of California and Executive Committee Member from September 2009 to January 2013

Goldman Sachs & Co., an investment banking, securities and investment management firm

•

Partner/Managing Director from 1982 to 1998

Peter K. Barker Age 70 Director since January 2003 Independent Other Public Company Boards Current: Fluor Corporation Franklin Resources, Inc. Past Five Years: None

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•

Member of the executive committee overseeing a global company then with over $100 billion in annual revenues

•

Led a division then with more than 21,000 employees

Financial sophistication

•

37 years of investment banking experience, advising companies on capital structure, strategic planning, financing, recapitalization, acquisitions and divestitures

Public board experience

•

Concurrent service on two other public boards and prior service on other public boards

BOARD LEADERSHIP ROLES

Governance Committee Chair

Audit Committee Member

Avery Dennison Corporation  | 2019 Proxy Statement  | 31

DIRECTOR COMPENSATION

        In recommending non-employee director compensation to our Board based on the independent expert advice of Willis Towers Watson, the Compensation Committee seeks to target compensation at the median of companies similar in size, global scope and complexity with which we compete for director talent. Compensation is reviewed periodically (approximately every three years) to ensure market competitiveness and consistency. The majority of compensation is delivered in equity to align director interests with those of our stockholders.

MEDIAN TARGET 2018 COMPENSATION

        The components of our non-employee director compensation program for 2018 are summarized in the charts below and described thereafter.

        Our 2017 Incentive Award Plan, which was approved by our stockholders in April 2017, limits the sum of the grant date fair value of equity awards and the amount of any cash compensation, in each case granted to any non-employee director during any calendar year, to $600,000.

POST-ANNUAL MEETING COMPENSATION

        In February 2019, the Compensation Committee considered our non-employee director compensation program, which had not changed the level of compensation received by our non-employee directors other than our Lead Independent Director since May 2016. At the Compensation Committee's request, Willis Towers Watson reviewed trends in director compensation and assessed the competitiveness of all components of our program, including cash compensation (Board and Committee Chair retainers), equity grants, total direct compensation (annual cash plus equity), total remuneration, our stock ownership policy and the additional retainer for the Lead Independent Director.

        Using benchmarking data from public filings of companies ranked in the Fortune 375-500, Willis Towers Watson recommended that the annual equity grant be increased by $15,000 to increase the proportion of compensation delivered in equity to 60%. This change would bring total non-employee director compensation to $255,000, the projected median non-employee director compensation of our Fortune 375-500 peers in 2021, the next time the Compensation Committee currently plans to review the program. Based on Willis Towers Watson's recommendation, the Compensation Committee recommended to our Board that the amount of annual equity compensation granted to non-employee directors be increased to $155,000, with grants continuing to be in the form of RSUs that vest in one year.

        After consideration of the advice from the independent compensation consultant, the recommendation of the Compensation Committee, and further discussion, our Board approved the revised program, effective as of the date of the Annual Meeting.

Avery Dennison Corporation  | 2019 Proxy Statement  | 32

STOCK OWNERSHIP POLICY

        Our stock ownership policy requires non-employee directors to own $500,000 of our company stock, 50% of which must be held in vested shares. Stock option gains are not considered towards measuring policy compliance; only shares owned directly or in a trust, deferred stock units (DSUs) and unvested RSUs count for these purposes.

        Directors are prohibited from hedging or pledging our common stock.

        Except for our two newest directors, who have five years to reach the minimum ownership level, all of our directors have achieved the minimum ownership level required by our stock ownership policy. Based on our review of their written representations in our annual director questionnaire, none of our directors has hedged or pledged our common stock.

EQUITY COMPENSATION

        The 2018 equity grant to non-employee directors was made in the form of RSUs that vest on the one-year anniversary of the grant date, consistent with the one-year term to which directors are elected. Unvested RSUs (i) fully vest upon a director's death, disability, retirement from our Board after reaching age 72 or termination of service within 24 months after a change of control and (ii) are generally cancelled in the event a director voluntarily resigns, is not re-elected by stockholders or is otherwise asked to leave our Board. On May 1, 2018, each of our then-serving directors was granted 1,336 RSUs with a grant date value of approximately $140,000 based on the fair market value of our common stock on that date.

        On September 10, 2018, the date of his appointment to our Board, Mr. Barrenechea received a prorated equity grant for the remainder of the term expiring at the 2019 Annual Meeting consisting of 880 RSUs with a grant date value of approximately $93,333 based on the fair market value of our common stock on that date.

DEFERRABLE CASH COMPENSATION

        Cash retainers are paid semiannually and prorated for any director's partial service during the year. Directors are also reimbursed for travel expenses incurred to attend Board meetings and continuing director education events.

        Our non-employee directors may choose to receive this compensation in (i) cash, either paid directly or deferred into an account under our Directors Variable Deferred Compensation Program (DVDCP), which accrues earnings at the rate of return of certain bond and equity investment funds managed by a third party; (ii) DSUs credited to an individual account pursuant to our Directors Deferred Equity Compensation Program (DDECP); or (iii) a combination of cash and DSUs. None of our current non-employee directors currently participates in the DVDCP and nine of them currently participate in the DDECP. When a director participating in the DDECP retires or otherwise ceases serving as a director, the dollar value of the DSUs in his or her account is divided by the closing price of our common stock on the last date of the director's service, with the resulting number of shares of our common stock issued to the director. Dividend equivalents, representing the value of dividends per share paid on shares of our common stock calculated with reference to the number of DSUs held as of a dividend record date, are reinvested on the applicable payable date in the form of additional DSUs credited to the accounts of directors participating in the DDECP.

MATCHING GIFT PROGRAM

        We match up to $10,000 per year of a non-employee director's contributions to charitable organizations or educational institutions.

Avery Dennison Corporation  | 2019 Proxy Statement  | 33

DIRECTOR COMPENSATION TABLE

NAME	FEES EARNED OR PAID IN CASH(1)	STOCK AWARDS(2)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS(3)	ALL OTHER COMPENSATION(4)	TOTAL

Bradley A. Alford	$100,000	$137,256	—	$2,250	$239,506
Anthony A. Anderson	$100,000	$137,256	—	—	$237,256
Peter K. Barker	$115,000	$137,256	—	$10,000	$262,256
Mark J. Barrenechea	$66,667	$91,534	—	—	$158,201
Ken C. Hicks	$100,000	$137,256	—	$10,000	$247,256
Andres A. Lopez	$100,000	$137,256	—	—	$237,256
David E.I. Pyott	$130,000	$137,256	$0	$10,000	$277,256
Dean A. Scarborough	$133,333	$137,256	—	$10,000	$280,589
Patrick T. Siewert	$120,000	$137,256	—	—	$257,256
Julia A. Stewart	$115,000	$137,256	—	$10,000	$262,256
Martha N. Sullivan	$100,000	$137,256	—	$10,000	$247,256

(1)
Mr. Butier does not appear in the table because he was employed by our company in 2018 and did not receive any additional compensation to serve as director. Amounts represent retainers earned as shown in the table below. At their election, the following directors deferred their cash compensation through the DDECP, with the following balances of DSUs in their accounts as of December 29, 2018, the last day of our 2018 fiscal year: Alford — 17,479; Anderson — 9,234; Barker — 28,920; Barrenechea — 173; Hicks — 13,263; Lopez — 591; Pyott — 49,895; Stewart — 37,335; and Sullivan — 9,129.

DIRECTOR	BOARD LEADERSHIP ROLES	BOARD RETAINER	COMMITTEE CHAIR RETAINER	LEAD DIRECTOR RETAINER

Alford		$100,000	—	—
Anderson		$100,000	—	—
Barker	Governance Committee Chair	$100,000	$15,000	—
Barrenechea		$66,667	—	—
Hicks		$100,000	—	—
Lopez		$100,000	—	—
Pyott	Lead Independent Director	$100,000	—	$30,000
Scarborough		$100,000	—	—
Siewert	Audit Committee Chair	$100,000	$20,000	—
Stewart	Compensation Committee Chair	$100,000	$15,000	—
Sullivan		$100,000	—	—
(2)
Amounts reflect the grant date fair value of 1,336 RSUs granted on May 1, 2018, except for amount for Mr. Barrenechea, which reflects the grant date fair value of 880 RSUs granted on September 10, 2018 in connection with his appointment to our Board. The fair value of RSUs was determined based on the fair market value of our common stock on the grant date. Each non-employee director serving as of December 29, 2018 held 1,977 unvested RSUs, except for Messrs. Barrenechea and Lopez, who held 880 and 1,633 unvested RSUs, respectively.

(3)
We do not currently have a retirement benefit program for non-employee directors. Amount for Mr. Pyott does not reflect the $(3,491) change in present value of his accumulated benefits, based on an interest rate of 3.68% as of December 29, 2018, under a director retirement plan the accrual of benefits under which was frozen in 2002. This amount has been excluded from the table in accordance with SEC rules.

(4)
Amounts reflect our matching gifts for contributions made to charitable organizations or educational institutions.

Avery Dennison Corporation  | 2019 Proxy Statement  | 34

ITEM 2 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

        After considering the preliminary voting results of the advisory vote on the frequency of our say-on-pay vote at our 2017 Annual Meeting, our Board determined to hold say-on-pay votes annually, at least until the next advisory vote on the frequency of our say-on-pay vote (expected to occur at our 2023 Annual Meeting).

        In this Item 2, our stockholders are being asked to vote on the following resolution:

            RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the Company's Named Executive Officers (NEOs), as described in the Compensation Discussion and Analysis and Executive Compensation Tables sections of the Company's 2019 proxy statement.

RECOMMENDATION OF BOARD OF DIRECTORS

        We remain committed to ongoing engagement with our stockholders to seek their feedback and discuss why we believe our executive compensation program properly aligns with our strategies by incenting our leaders to deliver strong financial performance and create superior long-term, sustainable value for our customers, employees, investors and communities. Our Board of Directors recommends that you vote FOR approval, on an advisory basis, of our executive compensation. Properly dated and signed proxies will be so voted unless you specify otherwise.

MEANING OF ADVISORY VOTE

        The advisory vote is a vote to approve the compensation of our NEOs, as described in the Compensation Discussion and Analysis (CD&A) and Executive Compensation Tables sections of this proxy statement. It is not a vote on our general compensation policies or any specific element of compensation, the compensation of our non-employee directors, our CEO pay ratio, or the features of our compensation program designed to prevent excessive risk-taking as described in Risks Associated with Compensation Policies and Practices.

        The results of the advisory vote are not binding on our Board. However, in accordance with SEC regulations, the Compensation Committee will disclose the extent to which it takes into account the results of the vote in the CD&A of our 2020 proxy statement.

Avery Dennison Corporation  | 2019 Proxy Statement  | 35

COMPENSATION AND EXECUTIVE PERSONNEL COMMITTEE REPORT

        The Compensation and Executive Personnel Committee (referred to in this report as the "Committee") of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis (CD&A) required by Item 402(b) of Regulation S-K with management and, based on its review and those discussions, has recommended to our Board of Directors that the CD&A be included in our 2019 proxy statement and thereby be incorporated by reference into our 2018 Annual Report on Form 10-K.

        The Committee welcomes feedback regarding our executive compensation program. Stockholders may communicate with the Committee by writing to the Compensation and Executive Personnel Committee Chair, c/o Corporate Secretary, Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203.

Julia A. Stewart, Chair
Bradley A. Alford
Ken C. Hicks
David E. I. Pyott
Martha N. Sullivan

Avery Dennison Corporation  | 2019 Proxy Statement  | 36

COMPENSATION DISCUSSION AND ANALYSIS*

        This Compensation Discussion and Analysis (CD&A) describes the principles and practices underlying our executive compensation program and the decisions made by the Compensation and Executive Personnel Committee of our Board of Directors (referred to in this CD&A as the "Committee") related to 2018 compensation. This CD&A contains the sections shown below.

  •
  Executive Summary
    –
    Business Strategy Overview
    –
    Delivering Financial Targets
    –
    2018 Financial Performance
    –
    Disciplined Capital Allocation
    –
    Three- and Five-Year Cumulative TSR Outperformance
    –
    2018 Say-on-Pay Vote and Stockholder Feedback During 2018 Engagement
    –
    2018 NEOs
    –
    Overview of Pay Philosophy and Executive Compensation Components
    –
    Strong Compensation Governance Practices
  •
  Summary of Compensation Decisions for 2018
  •
  Discussion of Compensation Components and Decisions Impacting 2018 Compensation
    –
    Base Salary
    –
    2018 AIP Awards
    –
    2018 Grants of LTI Awards
    –
    2018 Vesting of Previously Granted LTI Awards
    –
    Perquisites
    –
    Relocation and Other Temporary Benefits
    –
    General Benefits
    –
    Severance Benefits
  •
  Compensation-Setting Tools
  •
  Independent Oversight and Expertise
  •
  Other Considerations

EXECUTIVE SUMMARY

BUSINESS STRATEGY OVERVIEW

        Over the last several years, we have successfully executed our business strategies, which are designed to create long-term, sustainable value for our customers, employees and stockholders and improve the communities in which we operate. From our stockholders' perspective, we believe that value is best measured by our total stockholder return (TSR) and cumulative economic value added (EVA), both of which are performance objectives used in our long-term incentive (LTI) compensation program and inform how we set our goals for sales growth, margin improvement, asset efficiency, return on total capital (ROTC) and capital allocation.

        We communicated long-term goals in 2014 for, among other things, the organic sales growth, GAAP operating margin, double-digit adjusted earnings per share (EPS) growth and ROTC we planned to achieve by 2018, raising the bar from the five-year goals we established in 2012 and substantially achieved through 2015. We met or exceeded each of our 2018 targets.

        In March 2017, we announced new long-term goals for 2021 for our three reporting segments — Label and Graphic Materials (LGM), Retail Branding and Information Solutions (RBIS), and Industrial and Healthcare Materials (IHM) — and our company as a whole, targeting continued solid organic sales growth, GAAP operating margin expansion, double-digit adjusted EPS growth on a compound annual basis, and ROTC we planned to achieve by 2021.

*
This CD&A contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from the results, performance or achievements expressed or implied thereby. For a detailed discussion of these risks, see Part I, Item 1a, "Risk Factors" and Part II, Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations," in our 2018 Annual Report on Form 10-K, filed on February 27, 2019 with the SEC (our "2018 Annual Report"). Stockholders should note that statements contained in this CD&A regarding our company and business performance targets and goals should not be interpreted as management's expectations, estimates of results or other guidance.

Avery Dennison Corporation  | 2019 Proxy Statement  | 37

        To achieve our goals, we have been consistently executing four key strategies. First, we are focused on driving outsized growth in high value product categories (organically and through acquisitions) to improve our portfolio mix over time. Product categories are defined as high value when they serve markets that are growing faster than gross domestic product (GDP), represent large pools of potential profit and leverage our core capabilities. Examples include our specialty and durable label materials, graphic and reflective solutions, industrial tapes, and radio-frequency identification (RFID) inlays and tags. In 2018, we delivered above-average growth in these categories, while also enhancing our exposure to them through continuing to integrate the acquisitions we made in 2017.

        Second, we are focused on delivering solid growth in our base businesses by carefully balancing volume, price and mix; reducing complexity; and tailoring our go-to-market strategies.

        Third, we remain highly focused on continuously improving productivity to expand margins, enhance our competitiveness (particularly in our base businesses) and provide a funding source for reinvestment. Product reengineering and enterprise lean sigma are the primary levers we use in executing this strategy.

        Our fourth key strategy is to be a highly disciplined allocator of capital. This is reflected in how we deploy capital for organic growth and productivity and our acquisition criteria, as well as our approach to stockholder distributions (dividends and share repurchases).

DELIVERING FINANCIAL TARGETS

        Our five-year financial goals through 2018, three of which are not in accordance with generally accepted accounting principles in the United States of America (GAAP), included an organic sales growth target of 4% to 5% and a GAAP operating margin target of 9% to 10% in 2018. We also targeted double-digit adjusted EPS growth and ROTC of at least 16% in 2018. The combination of our growth and ROTC targets is a proxy for growth in EVA, one of the performance objectives used in our LTI compensation program. As shown on the following page, we achieved or exceeded our five-year commitments through 2018.

        Organic sales change, adjusted EPS and ROTC — as well as sales change ex. currency and free cash flow, which are used later in this CD&A — are non-GAAP financial measures that we provide investors to assist them in assessing our performance and operating trends. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable financial measures under GAAP, are defined in the following pages of this CD&A, and are reconciled from GAAP in Appendix A of this proxy statement.

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        For the 2014-2018 period, on a five-year compound annual basis (with 2013 as the base period), GAAP reported net sales, reported EPS and reported net income grew by 3.1%, 19.9% and 17.0%, respectively.

	2014-2018 TARGETS	2014-2018 RESULTS(1)
Organic Sales Growth(2)(3)	4%-5%	4.3%
GAAP Operating Margin in 2018	9%-10%	10.0%
Adjusted EPS Growth(2)(4)	12%-15%+	17.7%

ROTC(5) in 2018	16%+	18.6%

ACHIEVED OR EXCEEDED 2018 FINANCIAL TARGETS

(1)	Results for non-GAAP measures are reconciled from GAAP in Appendix A of this proxy statement.
(2)	Percentages reflect five-year compound annual growth rates, with 2013 as the base period.
(3)

Organic sales change refers to the increase or decrease in sales excluding the estimated impact of foreign currency translation and currency adjustment for transitional reporting of highly inflationary economies (Argentina), product line exits, acquisitions and divestitures, and, where applicable, the extra week in our fiscal year.

(4)

Adjusted net income per common share, assuming dilution (adjusted EPS) refers to adjusted net income divided by weighted average number of common shares outstanding, assuming dilution. Adjusted net income is income from continuing operations before taxes, tax-effected at the adjusted tax rate, and adjusted for tax-effected restructuring charges and other items. Adjusted tax rate is the full-year GAAP tax rate, adjusted to exclude certain unusual or infrequent events that are expected to significantly impact the GAAP tax rate, such as completion of our 2017 provisional estimate of the impact of the U.S. Tax Cuts and Jobs Act, impacts related to our U.S. pension plan termination, and the effects of discrete tax planning actions.

(5)	ROTC refers to income from continuing operations excluding the expense and tax benefit of debt financing, divided by the average of beginning and, ending invested capital.

        In March 2017, we announced our five-year financial goals through 2021, targeting continued solid organic sales growth, GAAP operating margin of at least 11% in 2021, double-digit adjusted EPS growth on a compound annual basis, and ROTC of at least 17% in 2021. As shown below, based on our results of the first two years of this five-year period, we are on track to deliver these targets.

        For the 2017-2018 period, on a two-year compound annual basis (with 2016 as the base period), GAAP reported net sales, reported EPS and reported net income increased by 8.5%, 22.1% and 20.7%, respectively.

	2017-2021 TARGETS	2017-2018 RESULTS(1)
Sales Growth(2)	4%+ organic 5%+ ex. currency(3)	4.8% organic 7.5% ex. currency
GAAP Operating Margin	11%+ in 2021	10.0% in 2018
Adjusted EPS Growth(2)	10%+	22.8%
ROTC	17%+ in 2021	18.6% in 2018

ON TRACK TO DELIVER 2021 FINANCIAL TARGETS

(1)	Results for non-GAAP measures are reconciled from GAAP in Appendix A of this proxy statement.
(2)

Percentages for targets reflect five-year compound annual growth rates, with 2016 as the base period. Percentages for results reflect two-year compound annual growth rates, with 2016 as the base period.

(3)	Target for sales growth ex. currency reflects the impact of completed acquisitions as of March 2017 of approximately 1 point.

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2018 FINANCIAL PERFORMANCE†

        Fiscal year 2018 marked our seventh consecutive year of strong top-line growth, operating margin expansion and double-digit adjusted EPS growth. We exceeded our financial goals for the year, with the accomplishments shown below. The non-GAAP financial measures used below are reconciled from GAAP in Appendix A of this proxy statement.

  •
  Achieved net sales of approximately $7.2 billion, an increase of 8.2% over prior year.

  •
  Excluding the impact of currency, sales grew by 6.9%. On an organic basis, sales grew by 5.5%, driven by growth in high value product categories and sales in emerging markets.

  •
  Reported EPS significantly increased from $3.13 in 2017 to $5.28 in 2018 due to the combined effects of 2017 tax charges related to the enactment of the U.S. Tax Cuts and Jobs Act (TCJA) and a net tax benefit from a discrete foreign tax planning action, the combined effect of volume and mix, and benefits from productivity initiatives. These benefits were partially offset by settlement charges resulting from the 2018 termination of our U.S. pension plan, higher restructuring charges, higher employee-related costs, growth investments and the net impact of pricing and raw material inflation.

  •
  Adjusted EPS increased from $5.00 to $6.06 due to the combined effect of volume and mix, as well as benefits from productivity initiatives, partially offset by higher employee-related costs, growth investments and the net impact of pricing and raw material inflation. Adjusted EPS exceeded the high end of the $5.70 to $5.95 annual guidance range we gave to our stockholders in January 2018.

  •
  With net cash provided by operating activities of $457.9 million, delivered free cash flow of $429.2 million. Free cash flow refers to cash flow provided by operating activities, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments and proceeds from insurance. Free cash flow is also adjusted for the cash contributions related to the termination of our U.S. pension plan.

  •
  On net income of $467.4 million, achieved return on total capital (ROTC) of 18.6%.

DISCIPLINED CAPITAL ALLOCATION

        We have consistently executed our disciplined approach to capital allocation, balancing our investments in organic growth, productivity and acquisitions of targeted companies, while continuing to return cash to stockholders through dividends and share repurchases. In 2018, we delivered ROTC of nearly 19% and invested $256.6 million in capital expenditures to support future growth and productivity improvement, made $3.8 million in equity investments, paid $175.0 million in dividends, and repurchased $392.9 million to shares of our common stock.

        We have invested in our businesses to support organic growth and pursued targeted acquisitions that support our strategy of increasing our exposure to high value product categories. We increased our spending on capital expenditures in 2018 by over 13% compared to prior year to enable future growth of our businesses, improve our profitability and expand our margins. In addition, we continued integrating the following acquisitions we made in 2017: (i) Hanita Coatings Rural Cooperative Association Limited, an Israel-based pressure-sensitive manufacturer of

†
For complete information regarding our 2018 performance, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" — in particular the information contained under the heading "Non-GAAP Financial Measures" — and our audited consolidated financial statements and notes thereto contained in our 2018 Annual Report.

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specialty films and laminates; (ii) Yongle Tape Ltd., a China-based manufacturer of specialty tapes and related products used in a variety of industrial markets; and (iii) Finesse Medical Limited, an Ireland-based manufacturer of healthcare products used in the management of wound care and skin conditions. We also made equity investments in two start-up companies developing innovative technological solutions, and negotiated a further equity investment in a small company in which we first invested in 2016, for which payment was made in early 2019.

        Over the last five years, we have allocated over $2 billion to dividends and share repurchases. In 2018, we deployed approximately $568 million to (i) repurchase nearly four million shares at an aggregate cost of nearly $393 million and (ii) pay an annual dividend of $2.01 per share for an aggregate amount of $175 million. We have paid quarterly dividends for decades and most recently raised our quarterly dividend rate by 16% in April 2018. Given the lower price of our common stock during the second half of the year, as well as our substantially decreased use of capital for acquisitions and equity investments, we repurchased a significantly greater dollar amount in shares in 2018 compared to prior years.

THREE- AND FIVE-YEAR CUMULATIVE TSR OUTPERFORMANCE

        As shown below, despite negative TSR in 2018, we delivered cumulative TSR for the 2016-2018 three-year period and the 2014-2018 five-year period that significantly outperformed the S&P 500® and the median of the S&P 500 Industrials and Materials subsets (we are a member of the Materials subset, but share many characteristics with members of the Industrials subset; investors have informed us that they look at both subsets in evaluating our relative performance, as we do internally). TSR measures the return we have provided to our stockholders, including stock price appreciation and dividends paid (assuming reinvestment of dividends).

        We believe that our longer-term TSR is a more meaningful measure of our performance than our one-year TSR, which can be significantly impacted by short-term market volatility that may be unrelated to our underlying performance. For example, although we delivered strong performance in 2018 — exceeding the high end of our adjusted EPS guidance for the year — our 2018 TSR was negative.

1-, 3- and 5-YEAR TSR
	2014	2015	2016	2017	2018	3-Year TSR	5-Year TSR
AVY	6.2%	23.8%	14.6%	66.7%	(20.3)%	52.3%	100.2%
S&P 500	13.7%	1.4%	12.0%	21.8%	(4.4)%	30.4%	50.3%
S&P 500 Indus. & Mats.* (median)	11.8%	(4.5)%	20.0%	26.9%	(15.5)%	35.2%	48.9%
*
Based on companies in subsets as of December 31, 2018.

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2018 SAY-ON-PAY VOTE AND STOCKHOLDER FEEDBACK DURING 2018 ENGAGEMENT

        We continued our practice of maintaining proactive ongoing dialogue with stockholders in 2018. The Committee made significant changes to our executive compensation program in recent years — including replacing regular grants of stock options and time-vesting restricted stock units (RSUs) with performance-based market-leveraged stock units (MSUs), capping Annual Incentive Plan (AIP) awards at 200% of target, and establishing additional guardrails on PU and MSU performance criteria — to address direct feedback from our stockholders and more closely align our executive compensation program with our financial profile and business strategies, demonstrating the Committee's commitment to paying for performance and being responsive to stockholder feedback. In 2018, during our ongoing stockholder engagement program, we discussed our executive compensation program with some of our stockholders, who generally expressed support for its current structure.

Results and Analysis of 2018 Vote

        At the 2018 Annual Meeting, approximately 93% of our stockholders approved, on an advisory basis, our executive compensation. The level of support we received was consistent with the high approval rates we have received in the last three years. The Committee believes that our high approval rates in recent years, along with the positive feedback we received during our engagement with stockholders, reflects strong support of the changes to our compensation program made in recent years, as well as our consistently improving CD&A disclosure.

Stockholder Engagement Process

        We value stockholder feedback on our executive compensation policies and practices, and we actively seek it through our stockholder engagement program. Our ongoing engagement program regarding these matters takes place throughout the year, generally as shown in the graphic below.

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Feedback During 2018 Engagement

        We continued our longstanding practice of ongoing dialogue with stockholders in 2018. In advance of the 2018 Annual Meeting, we contacted our 35 largest institutional stockholders, representing over 55% of our then-outstanding shares. Board members, including our Lead Independent Director, and members of management were made available to answer questions and address concerns regarding the items being brought before the Annual Meeting. While we received responses from stockholders representing over 28% of our then-outstanding shares, none of them desired to substantively engage at that time.

        In the summer and fall, we contacted our 41 largest institutional stockholders, representing nearly 60% of our then-outstanding shares, to request a meeting with members of our Board and/or management. As a result of these efforts, we received responses from stockholders representing nearly 30% of our then-outstanding shares and spoke with stockholders representing over 25% of our then-outstanding shares. We substantively engaged with every stockholder who requested to do so and included our Lead Independent Director (who is also a member of the Committee, as well as the Governance Committee) in engagements upon stockholder request.

        With respect to matters related to executive compensation during our 2018 stockholder engagement, we discussed our approach to human capital management, in particular our leadership development and succession planning processes, as well as the linkage between our executive compensation and business strategies. We also commented on the robust oversight provided by the Committee.

2018 NAMED EXECUTIVE OFFICERS (NEOs)

        In this CD&A and the Executive Compensation Tables section of this proxy statement, we provide compensation information for our 2018 NEOs, who are identified in the chart below.

2018 NEOs

NAME	TITLE
Mitchell R. Butier	President & Chief Executive Officer
Gregory S. Lovins	Senior Vice President & Chief Financial Officer
Georges Gravanis	President, Label and Graphic Materials
Susan C. Miller	Senior Vice President, General Counsel & Secretary
Deon M. Stander	Vice President & General Manager, Retail Branding and Information Solutions

OVERVIEW OF PAY PHILOSOPHY AND EXECUTIVE COMPENSATION COMPONENTS

        Our executive compensation program reflects the Committee's philosophy that a substantial majority of compensation should be tied to our success in meeting our performance objectives and creating stockholder value, providing higher compensation when we deliver superior, sustained performance. The objective of this strategy is to motivate our executives to achieve our annual and long-term financial goals and recognize their contributions to delivering strong performance.

The Committee implements its pay-for-performance philosophy primarily through the following:

  •
  Establishing total direct compensation (TDC) to incent economic and stockholder value creation, giving consideration to the market median of companies similar in size, scope and complexity with which we compete for executive talent, role responsibilities, individual performance, tenure, retention, and succession;

  •
  Aligning our annual incentives for executives with our company's annual operating plan and key financial and strategic goals; and

  •
  Rewarding long-term performance using absolute and relative TSR, as well as cumulative EVA, to focus our executives on consistent and sustainable stockholder value creation.

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        Incentive compensation for the year consisted of target award opportunities under our AIP and our LTI compensation program, with payouts determined based on our performance against goals established by the Committee in February 2018. The Committee structures annual incentive compensation to reward NEOs based on corporate or business performance to motivate them and align their compensation with stockholder interests, giving consideration to their individual contributions in achieving our financial results. Our LTI awards provide upside opportunity for exceeding performance targets and downside risk (up to and including cancellation) for failing to achieve threshold performance, with EVA targets consistent with our externally communicated long-term financial goals for earnings growth and ROTC. AIP targets are established at or above the midpoint of the guidance we give to our stockholders on our anticipated annual performance and consistent with the achievement of our long-term financial goals.

Elements of Total Direct Compensation for Corporate NEOs

        As shown in the graph below, the substantial majority of our NEOs' 2018 target TDC was performance-based.

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        Over the past five years, our cumulative TSR increased by 100% while the total compensation of our CEO decreased by approximately 28%. In the graph below, CEO pay reflects the compensation of our former CEO, Mr. Scarborough, for 2014 and 2015, and the compensation of our current CEO, Mr. Butier, from 2016 to 2018.

Five-Year CEO Pay and Cumulative TSR

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STRONG COMPENSATION GOVERNANCE PRACTICES

        Our executive compensation program incorporates the best practices shown below, which the Committee believes ensure that it serves the long-term interests of our stockholders.

POLICY OR BEST PRACTICE	DESCRIPTION AND BENEFIT TO OUR STOCKHOLDERS

PAY FOR PERFORMANCE

Compensation Primarily Performance-Based	86% of our CEO's target TDC and 70% of the average target TDC of our other NEOs for 2018 was tied to company performance and subject to cancellation if our performance is poor.
Capped Annual Incentive Set At or Above Midpoint of Guidance	AIP award is based primarily on our achievement of performance objectives targeted at or above the midpoint of our annual guidance and consistent with our long-term financial goals, subject to downward discretion based on the Committee's assessment of our CEO's achievement of his predetermined and objectively measurable goals and our other NEOs' individual contributions, with AIP awards capped at 200% of target and individual modifiers for our NEOs generally capped at 100%.
Majority Long-Term Equity Incentive Compensation	Our LTI awards emphasize long-term performance, with PUs cliff-vesting at the end of three years and MSUs having an average performance period of 2.5 years. Equity compensation aligns NEO interests with stockholder interests by delivering compensation based on our long-term performance and stockholder value creation.
Median Targeting	TDC (base salary + annual cash incentive opportunity + LTI equity opportunity) and its elements are targeted at the median of companies similar in size, global scope and complexity, giving consideration to role responsibilities, individual performance, tenure, retention, and succession.
No Annual Stock Options	Given their past adverse impact on our burn rate and related stockholder feedback, we last made a regular grant of stock options in 2012, though stock options may be granted for special purposes such as promotion.

BEST PRACTICES

No Employment Contracts	Our NEOs are employed at will.
Rigorous Stock Ownership Policy	Our CEO is currently required to maintain 6x his annual salary; at the end of 2018, Mr. Butier owned stock with a market value of approximately 15x his annual salary. Our other NEOs are required to maintain ownership of at least 3x their annual base salaries. All of our NEOs were in compliance with our stock ownership policy at the end of 2018.
No Hedging or Pledging	Our insider trading policy prohibits our officers and employees from hedging — and our officers from pledging — our common stock and all our NEOs complied with the policy in 2018.
Limited Trading Windows	Our NEOs may only transact our common stock during approved trading windows after satsifying the clearance requirements under our insider trading policy, which includes certifying that they will remain in compliance with our stock ownership guidelines after giving effect to the transaction they plan to effectuate.
Low Burn Rate	Our three-year average burn rate of 0.8% at the end of fiscal year 2018 was at the 50th percentile of the companies in the S&P 500.
Clawback Policy	Cash and equity incentive compensation is subject to clawback in the event of fraud or other intentional misconduct on the part of an NEO that necessitates a restatement of our financial results.
No Excise Tax Gross Ups	We would not gross-up payments received in connection with termination following a change of control for excise taxes.
Double Trigger Equity Vesting	Equity awards are not accelerated on change of control, unless the NEO is terminated without cause or terminates employment for good reason within 24 months thereof.
No Repricing/Exchange of Underwater Stock Options	Our equity plans prohibit the repricing or exchange of underwater options without stockholder approval.
Limited Perquisites	Other than a capped financial planning reimbursement and our payment for an annual physical examination, our corporate NEOs receive a flat taxable executive benefit allowance in lieu of enumerated perquisites that is not subject to any tax gross-up.
Reasonable Severance Benefits	Severance formula requires qualifying termination:
 CEO: 2x (annual salary + highest AIP award in last three years + cash value of 12 months of health insurance premiums)
Others: 1x (annual salary + highest AIP award in last three years + cash value of 12 months of health insurance premiums)
Reasonable Change of Control Benefits	Severance formula requires qualifying termination within 24 months of a change of control:
 CEO: 3x (annual salary + highest AIP award in last three years + cash value of 12 months of health insurance premiums) + prorated AIP award for year of termination
Others: 2x (annual salary + highest AIP award in last three years + cash value of 12 months of health insurance premiums) + prorated AIP award for year of termination

STRONG GOVERNANCE

Independent Oversight	The Committee is comprised solely of independent directors and its executive compensation decisions are reviewed and ratified by all of our independent directors.
Expert Compensation Consultant	Willis Towers Watson, which has been determined by the Committee to be independent and free of conflicts of interest, provides the Committee with expert executive compensation advice.

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SUMMARY OF COMPENSATION DECISIONS FOR 2018

        The Committee designs executive compensation to pay for performance, with the target TDC of NEOs established to incent strong financial performance and stockholder value creation, giving consideration to the market median of companies similar in size, global scope and complexity with which we compete for executive talent, role responsibilities, individual performance, tenure, retention and succession. This compensation is primarily performance-based, meaning that our executives may ultimately not realize some or all of these components of compensation if we fail to achieve our financial objectives. In 2018, approximately 86% and 70% of the TDC of our CEO and average of our other NEOs, respectively, was performance-based.

        In determining 2018 NEO compensation, the Committee considered the following:

  •
  Company/Business Performance — Our company's overall financial performance, including our 2018 adjusted sales growth, adjusted EPS, and free cash flow for our corporate NEOs, and, for our business NEOs, the performance of their respective business;

  •
  Stockholder Returns — Our TSR on an absolute basis, as well as relative to a predetermined group of peer companies;

  •
  Annual Individual Performance — Our CEO's performance against the predetermined and objectively measurable strategic objectives established for him at the beginning of the year and the individual contributions of our other NEOs;

  •
  Competitiveness — Market pay practices and company performance relative to peers; and

  •
  Responsiveness to Investors — The results of our 2018 say-on-pay vote and feedback on our executive compensation received during our ongoing stockholder engagement program.

        The key elements of 2018 NEO target TDC are described in the table shown below. While we provide consistent, market-competitive TDC opportunities for our NEOs, the actual compensation they realize varies year-to-year based primarily on company and business performance; for 2018, the incentive compensation realized by our NEOs was based solely on such performance.

        In determining Mr. Butier's 2018 compensation, the Committee focused on his target LTI compensation rather than incremental cash increases to his base salary or target AIP award to bring his TDC closer to the market median. This approach reflects the Committee's pay-for-performance philosophy by using performance-based equity to further incent our CEO to deliver top quartile long-term stockholder value creation.

2018 TOTAL DIRECT COMPENSATION (TDC)

COMPONENT	DESCRIPTION	DECISIONS IMPACTING 2018 EXECUTIVE COMPENSATION

FIXED Base Salary 14% of TDC for CEO; Avg. 30% of TDC for Other NEOs	Provides fixed, market competitive monthly income for performing daily responsibilities	The Committee approved limited salary increases for our NEOs of approximately 3%, consistent with the average increase for our U.S. employees, except for (i) Mr. Butier, whose base salary was not increased for the reasons described above, and (ii) Mr. Lovins, whose base salary was increased by 9% to move his salary closer to the market median after he completed a year of service as our CFO.

PERFORMANCE-BASED CASH Target AIP Award Capped at 200% of target 18% of TDC for CEO; Avg. 20% of TDC for Other NEOs	Provides variable, cash-based incentive to motivate our executives to grow sales, increase profitability and deliver strong free cash flow consistent with our annual financial goals

AIP opportunity based on market survey data; financial modifier based on corporate or business performance; capped individual modifier based on our CEO's achievement against predetermined and objectively measurable strategic objectives and our other NEOs' individual contributions

The only change to NEO target AIP opportunities in 2018 was an increase in Mr. Lovins' target AIP opportunity from 60% to 75% of base salary to move his annual incentive closer to the market median after he completed a year of service as our CFO.

Our company or business performance resulted in financial modifiers of 123%, 116% and 144% for our corporate NEOs, LGM business NEO (Mr. Gravanis) and RBIS business NEO (Mr. Stander), respectively.

The individual modifiers for our CEO and other NEOs are generally capped at 100% (rather than the 150% applicable to other AIP participants) to focus their efforts on delivering long-term company and business performance. The Committee approved individual modifiers of 100% for all NEOs for 2018.

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2018 TOTAL DIRECT COMPENSATION (TDC)

COMPONENT	DESCRIPTION	DECISIONS IMPACTING 2018 EXECUTIVE COMPENSATION

PERFORMANCE-BASED EQUITY LTI Awards 68% of TDC for CEO; Avg. 50% of TDC for Other NEOs	Provides variable, equity-based incentive compensation to align NEO interests with stockholder interests and drive long-term value creation

LTI opportunity based on market survey data; award vehicles, performance criteria and weightings informed by expert advice and recommendations of Willis Towers Watson

LTI Awards Granted in 2018

•

The only changes to NEO target LTI opportunities for 2018 were (i) an increase in Mr. Butier's target LTI opportunity from 425% to 475% of base salary to move his TDC closer to the market median for the reasons described above and (ii) an increase in Mr. Lovins' target LTI opportunity from 180% to 200% of base salary to move his LTI closer to the market median after he completed a year of service as our CFO.

•

50% in PUs that cliff-vest at the end of a three-year period with payout ranging from zero to 200% based on the achievement of the cumulative EVA and relative TSR performance objectives established for the respective NEO's award. The payout for the TSR component is capped at 100% of target for any three-year performance period in which absolute TSR is negative. There were no changes to the performance objectives or weightings from the prior year for our corporate NEOs.

•

50% in MSUs that vest based on our absolute TSR over one-, two-, three- and four-year performance periods, with an average performance period of 2.5 years. Consistent with recent years, the performance criteria were as follows: (i) the threshold performance level for absolute TSR, which results in a payout at vesting of 85%, was (15)%; (ii) the target performance level, which results in a payout at vesting of 100%, requires a TSR of 10%; and (iii) the maximum performance level, which results in a payout at vesting of 200%, requires a TSR of 75%.

LTI Awards Vesting in 2018

•

2016-2018 PUs: Our 2016-2018 TSR was at the 82th percentile of the objectively determined peer group established in February 2016. Cumulative EVA for our company was approximately $755 million, exceeding the maximum level of performance. Cumulative EVA for our LGM and RBIS businesses also exceeded their respective maximum level of performance. The PUs granted in 2016 for the 2016-2018 performance period paid out at 200% of target for all NEOs.

• 4th Tranche of MSUs granted in 2015:
2015-2018 Absolute TSR = 95%
Paid out at 200% of target for all NEOs
• 3rd Tranche of MSUs granted in 2016:
2016-2018 Absolute TSR = 67%
Paid out at 188% of target for all NEOs
• 2nd Tranche of MSUs granted in 2017:
2017-2018 Absolute TSR = 34%
Paid out at 137% of target for all NEOs
• 1st Tranche of MSUs granted in 2018:
2018 Absolute TSR = (19)% for all NEOs
Cancelled for failure to achieve threshold level of performance
2018 TDC TARGETED AT MEDIAN

        In addition to the primary elements of our executive compensation program described above, we also provide our NEOs with limited perquisites and benefits that the Committee believes are comparable to those offered by other multinational public companies.

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DISCUSSION OF COMPENSATION COMPONENTS AND
DECISIONS IMPACTING 2018 COMPENSATION

        The Committee aims to have base salaries at or around the market median, with the substantial majority of NEO compensation consisting of incentive compensation to advance the Committee's pay-for-performance philosophy, driving higher realized compensation when our financial performance is stronger and lower realized compensation when our financial performance is weaker. In addition, prioritizing pay-for-performance provides the Committee with the flexibility to respond to changing business conditions, manage compensation to reflect career progression, and adjust compensation to reflect differences in executive experience and performance.

BASE SALARY

        Increases in base salary are generally based on the average percentage merit increase given to our U.S. employees, subject to increase or decrease based on the NEO's performance and the market median for positions with similar scope and responsibility. In February 2018, the Committee approved base salary increases of approximately 3% for our NEOs, consistent with the average increase for our U.S. employees, except for (i) Mr. Butier, whose base salary was not increased for the reasons described above, and (ii) Mr. Lovins, whose base salary was increased by 9% to move his salary closer to the market median after he completed a year of service as our CFO.

2018 AIP AWARDS

        The 2018 AIP was designed to incent management to create long-term stockholder value. NEOs are not eligible for guaranteed AIP awards. AIP awards are determined for each fiscal year using the formula below. In contrast to the general AIP formula shown, individual modifiers for NEOs are generally capped at 100% (although the Committee retains the discretion to determine higher individual modifiers up to 150%).

Target AIP Opportunities

        As a percentage of 2018 year-end base salary, the target AIP opportunities for 2018 were 125% for Mr. Butier; 75% for Messrs. Gravanis and Lovins; 60% for Ms. Miller; and 50% for Mr. Stander. In February 2018, Mr. Lovins' target AIP opportunity was increased from 60% to 75% of base salary to move his annual incentive closer to the market median after he completed a year of service as our CFO.

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AIP Performance Objectives and Weightings; Target-Setting Principles

        The following performance objectives and weightings for the 2018 AIP were established and weighted by the Committee, in consultation with Willis Towers Watson. Our CEO, Chief Human Resources Officer and CFO participated during portions of the meetings during which the Committee reviewed and recommended performance objectives for our AIP and analyzed our performance against these objectives.

        For our business NEOs (Messrs. Gravanis and Stander), the Committee determined to link 75% of the AIP financial modifier to their respective business' results and 25% to corporate results. Business performance objectives were designed to be achievable only if the respective business improved upon its 2017 performance and delivered results consistent with the achievement of its 2021 financial targets.

2018 AIP TARGETS

        In setting the targets for these objectives, the Committee aimed to ensure consistency with our 2021 financial targets and require adjusted sales growth and adjusted EPS improvement from the results achieved in the prior year. These were the same objectives and weightings used for the 2017 AIP to continue incenting our NEOs to increase sales on an organic basis, improve profitability, and generate strong free cash flow.

        Target adjusted sales growth was set consistent with our 2017-2021 target of 4%+ and slightly lower than what we achieved in 2017, reflecting uncertainty both in the retail apparel market served by our RBIS business and in the early success of our transformation plan to improve the financial performance and trajectory of this business. Target adjusted EPS was established above the midpoint of the annual guidance we gave to investors in January 2018 and represented an 18% increase from our 2017 results for this measure. Although we did not externally communicate a free cash flow target as part of our 2021 goals, we expect our businesses to generate strong free cash flow, an important metric used internally and by our investors in evaluating our performance. Our 2018 target for free cash flow was 9% higher than the free cash flow we generated in 2017, despite a planned increase in capital expenditures to support our future growth.

CORPORATE 2018 AIP TARGETS VS. LONG-TERM TARGETS AND 2017 RESULTS
	2017-2021 Long-Term Target	2017 Results	2018 AIP Target
Adjusted Sales Growth	4%+	4.2%	4.1%
Adjusted EPS Growth	10%+	$5.00	$5.88 (18% over 2017)
Free Cash Flow	N/A	$422M	$460M

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Financial Modifiers

        Financial modifiers are capped at 200%. Consistent with prior years, in evaluating our achievement of these performance objectives, the Committee had the discretion to exclude the impact, positive or negative, of extraordinary items such as acquisitions and divestitures; restructuring and integration actions not included in our annual net income plan; changes in accounting principles, tax codes or related regulations and rulings; extraordinary events such as natural disasters, terrorism and war; costs related to the early extinguishment of debt; costs of litigation outside the normal course of business; and non-cash charges associated with the impairment of long-lived assets.

        The table below shows the 2018 AIP financial modifiers for our NEOs. As shown, the target level was exceeded for two of the three performance objectives established for our corporate NEOs; three of the four performance objectives established for our LGM business NEO; and all four of the performance objectives established for our RBIS business NEO. Our corporate and business performance resulted in AIP financial modifiers of 123% for our corporate NEOs, 116% for our LGM business NEO, and 144% for our RBIS business NEO.

2018 AIP FINANCIAL MODIFIERS

NEO(s)	PERFORMANCE OBJECTIVE	WEIGHTING	THRESHOLD (50%)	TARGET (100%)	MAXIMUM (200%)	2018 ACTUAL	MODIFIER	WEIGHTED AVERAGE MODIFIER
Butier Lovins	Total Company Adjusted Sales Growth(1)	20%	2.0%	4.1%	8.3%	5.5%	132%	27%

Miller	Total Company Adjusted EPS(2)	60%	$5.64	$5.88	$6.48	$6.06	130%	78%

	Total Company Free Cash Flow(3)	20%	$388M	$460M	$604M	$429M	91%	18%

Corporate NEO Financial Modifier								123%

Gravanis	Total Company Adjusted EPS(2)	25%	$5.64	$5.88	$6.48	$6.06	130%	32%

	LGM Adjusted Sales Growth(4)	20%	2.1%	4.2%	8.3%	6.1%	143%	29%

	LGM Adjusted Net Income(4)(5)	35%	$416M	$430M	$474M	$428M	92%	32%

	LGM Free Cash Flow(4)	20%	$260M	$320M	$440M	$338M	115%	23%

LGM Business NEO Financial Modifier								116%

Stander	Total Company Adjusted EPS(2)	25%	$5.64	$5.88	$6.48	$6.06	130%	32%

	RBIS Adjusted Sales Growth(4)	20%	1.4%	3.5%	8.6%	7.2%	169%	34%

	RBIS Adjusted Net Income(4)(5)	35%	$103M	$110M	$125M	$118M	155%	54%

	RBIS Free Cash Flow(4)	20%	$77M	$96M	$134M	$104M	120%	24%

RBIS Business NEO Financial Modifier								144%

(1)
Total Company Adjusted Sales Growth refers to reported sales growth of 8.2%, adjusted for the impacts of currency translation of (1.4)% and acquisitions of (1.4)%. Total does not sum due to rounding.

(2)
Total Company Adjusted EPS refers to reported net income per common share, assuming dilution, of $5.28, adjusted for restructuring charges and other items, pension plan settlements, tax benefit from discrete foreign tax planning action, and TCJA provisional estimate of $0.78.

(3)
Total Company Free Cash Flow refers to cash flow from operations of $457.9 million, minus purchases of property, plant and equipment of $226.7 million and software and other deferred charges of $29.9 million, plus proceeds from sales of property, plant and equipment of $9.4 million, plus proceeds from insurance and sales (purchases) of investments, net, of $18.5 million, plus pension plan contribution for plan termination of $200.0 million. Free cash flow is measured quarterly to ensure consistent management of working capital throughout the year, subject to adjustment if the full-year target is not achieved. While total company free cash flow was 93% of target, the measurement of this objective on a quarterly basis, as required by the Committee to incent consistent delivery of free cash flow throughout the year, resulted in a modifier of 91% for that objective.

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(4)
Adjusted sales growth, adjusted net income and free cash flow measures at the segment level are internal metrics. These metrics either exclude or make simplifying assumptions for items that cannot be allocated precisely by segment, such as interest and income tax expenses, and related balance sheet accounts, such as deferred tax assets and liabilities, income tax payables and receivables, and short- and long-term debt. Certain balance sheet accounts such as pension and other postretirement benefits and insurance that are generally managed at the corporate level, as well as the impact of foreign currency translation, are also excluded from the calculation of these metrics for the segments. In certain limited circumstances, one-time items may be excluded from segment adjusted net income. The impact of intercompany sales is included in segment metrics. While LGM's free cash flow was 106% of target, the measurement of this objective on a quarterly basis, as required by the Committee to incent consistent delivery of free cash flow throughout the year, resulted in a modifier of 115% for that objective.

(5)
Adjusted net income refers to income before taxes, tax-effected at the adjusted tax rate, and adjusted for tax-effected restructuring charges and other items. Adjusted tax rate is the full-year GAAP tax rate, adjusted to exclude certain unusual or infrequent events that are expected to significantly impact the GAAP tax rate, such as completion of our 2017 provisional estimate of the impact of the TCJA, impacts related to the termination of our U.S. pension plan, and the effects of discrete tax planning actions.

NEO Performance Evaluations & Individual Modifiers

        Our NEOs are evaluated on their individual performance for the year, with the Committee approving our CEO's goals for the year and our CEO approving the goals of our other NEOs. The performance of our NEOs is assessed in February of the following year. For our NEOs other than the CEO, this assessment considers the totality of their performance rather than assigning weightings to their performance goals. Individual modifiers for all participants are capped at 150%, subject to the total cap on AIP awards of 200%.

        Although it retains the discretion to determine higher individual modifiers (up to 150%), the Committee has determined that the individual modifiers for our CEO and other NEOs should generally be capped at 100%. All of the 2018 NEO individual modifiers were capped at 100%, as they were for 2017 and 2016.

        The Committee reviewed and evaluated our CEO's 2018 performance, taking into account his performance against the predetermined and objectively measurable strategic objectives established in February of that year, his self-assessment of his performance, and market reference and other data provided by Willis Towers Watson. Our CEO is not involved in the decisions regarding his compensation, which are determined by the Committee meeting in executive session with Willis Towers Watson. The Committee determined the individual modifier for our CEO based on its assessment of his performance, within the context of the caps described above.

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        For 2018, the Committee evaluated the performance of our CEO, determining that he substantially achieved or exceeded each of his strategic objectives for the year, as shown in the chart below.

2018 CEO PERFORMANCE EVALUATION

STRATEGIC OBJECTIVE	WEIGHTING	EVALUATION
Accelerate penetration in high value product categories — Achieve growth objectives for LGM's graphics and specialty, RBIS' RFID and IHM's industrial product categories; integrate acquisitions and continue building M&A pipeline; and accelerate Intelligent Labels integration across LGM and RBIS	25%	Exceeded targeted levels of organic growth in LGM's graphics and specialty categories and RBIS' RFID business, accelerated integration of Intelligent Labels platform across LGM and RBIS, and achieved many but not all acquisition and integration objectives, but did not achieve targeted level of organic growth in IHM's industrial categories
Drive profitable growth in base business — Maintain share in LGM's base product categories; grow volumes in RBIS' base business (adjusted for RFID); and accelerate near-term productivity in IHM	25%	Maintained share position in LGM's base product categories and grew volumes in RBIS base categories, but did not accelerate IHM productivity to targeted level of EBITDA expansion
Continue relentless focus on productivity — Achieve targeted RBIS restructuring savings and adjusted EBITDA goal; accelerate integration of Finesse acquisition into existing Vancive Medical Technologies business	15%	Exceeded targeted amount of RBIS restructuring savings and achieved targeted adjusted EBITDA goal; planned and began implementation of Board-aligned project to accelerate integration of Finesse into our Vancive business
Deploy capital effectively — Invest in capital expenditures at targeted amount to enable future growth; invest targeted amount in accelerated growth platforms; repurchase shares; and satisfy commitments to investment community, in each case consistent with our Board-aligned capital allocation objectives	15%	Invested targeted amounts in capital expenditures and accelerated growth platforms; cost-effectively repurchase shares; and continued to execute long-term capital deployment commitments made to investment community
Succession planning — Refine/execute executive leadership development plans; execute senior leadership transitions; and develop CEO succession strategy to ensure availability of ready-now successors by targeted deadline	15%	Completed leadership development plans; oversaw departures, promotions and new hires in several executive positions; and made meaningful progress advancing CEO succession strategy with Board oversight
Sustainability/Diversity — Make progress toward 2025 sustainability goals, including reduce greenhouse gas (GHG) emissions by 3%; ensure at least 90% of sites are landfill free; and evaluate gender pay equity and begin to adjust compensation as appropriate	5%	Exceeded 3% GHG reduction target by nearly 3%; achieved over 95% of sites as landfill-free; and evaluated our gender pay equity with positive results, developing plans to make identified adjustments to compensation for 2019

Individual Modifier Based on Committee Evaluation	100%	100%

PERFORMANCE ASSESSED AGAINST PREDETERMINED AND MEASURABLE STRATEGIC OBJECTIVES

        Our CEO recommended to the Committee the individual modifiers for our other NEOs based on his assessment of their 2018 performance. The Committee considered our CEO's recommendation and challenged his assessments of our other NEOs' performance as appropriate, retaining the discretion to approve individual modifiers for them lower than the 100% our CEO had recommended. Other than discussing with our CEO their performance against their individual performance plans, our other NEOs played no role in their compensation determinations.

        In determining the individual modifiers for our other NEOs and recognizing that the cap of 100% eliminated the potential upside from the individual modifier on their AIP awards, the Committee noted the following highlights of the 2018 performance of other NEOs:

    •
    Mr. Lovins — Led our finance function, delivering results that exceeded our 2018 goals for organic sales growth and adjusted EPS growth and executing our capital allocation strategies to support our future growth, pursue acquisition opportunities and return cash to shareholders through dividends and share repurchases. Also served as Interim General Manager of our IHM business after the previous leader of that business ceased serving in that capacity.

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    •
    Mr. Gravanis — Led our LGM business, delivering another strong year of top-line growth, net income and free cash flow; successfully executing complex footprint optimization projects and managing raw material inflation; and reorganizing Graphics Solutions and Reflective Solutions as separate business divisions, ensuring greater accountability for each unit.

    •
    Ms. Miller — Led our legal function with particular focus on integrating our 2017 acquisitions and supporting our robust pipeline of potential acquisitions and venture investments; supporting our footprint optimization projects, including capital investments to support our future growth and restructuring actions to improve our profitability; and leading our Values and Ethics program.

    •
    Mr. Stander — Led our RBIS business, delivering the multi-year transformation plan, with strong financial performance on key metrics and an improved trajectory for the business; improving productivity, service, speed and quality; and accelerating our growth and enhancing our capabilities in RFID to maintain our industry-leading position.

        Based on the above assessments and after giving consideration to the recommendations of our CEO (other than with respect to himself), the Committee approved individual modifiers of 100% for all NEOs .

AIP Awards

        Our NEOs received the AIP awards shown in the table below for 2018, based on their respective year-end base salary, AIP opportunity, financial modifier and individual modifier.

2018 AIP AWARDS

NEO	2018 YE BASE SALARY	AIP OPPORTUNITY	TARGET AIP AWARD	FINANCIAL MODIFIER	INDIVIDUAL MODIFIER	AIP AWARD
Butier	$1,133,000	125%	$1,416,250	123%	100%	$1,741,988
Lovins(1)	$600,000	75%	$450,000	123%	100%	$553,500
Gravanis(2)	$627,969	75%	$470,977	116%	100%	$546,333
Miller	$564,125	60%	$338,475	123%	100%	$416,324
Stander	$538,960	50%	$269,480	144%	100%	$388,051

(1)
Mr. Lovins' AIP award opportunity was increased from 60% to 75% of base salary in 2018.
(2)
Amounts for Mr. Gravanis were converted from euros using the exchange rate as of our fiscal year end.

2018 GRANTS OF LTI AWARDS

        Our LTI program provides variable incentive compensation to enhance alignment of executive interests with stockholder interests and drive long-term value creation. The annual LTI awards granted in 2018 were fully performance-based and delivered through the following equity vehicles:

  •
  50% in PUs that cliff-vest at the end of a three-year period subject to the achievement of the respective cumulative EVA and relative TSR performance objectives established for the award; and

  •
  50% in MSUs that vest at the end of the one-, two-, three- and four-year performance periods, with an average performance period of 2.5 years, based solely on our absolute TSR.

        Annual LTI awards were granted on February 22, 2018, the day our Board held its regularly-scheduled meeting.

        The Committee does not offset the loss or gain of prior year grants in determining current year grants as doing so would compromise the intended risk/reward nature of these incentives.

        Actual amounts realized from the vesting of these awards will be based on our performance, as well as our stock price, at the time of vesting.

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        Although we have suspended the regular grant of stock options and time-vesting RSUs to our executives, special awards may be granted by the Committee for hiring, promotion, retention or other incentive purposes, with the awards granted on the first day of the last month of the calendar quarter following the event or decision to make such a grant. No such awards were granted to our NEOs in 2018.

Target LTI Opportunity

        As a percentage of base salary, the target LTI opportunities for our NEOs were 475% for Mr. Butier; 200% for Mr. Lovins; 180% for Mr. Gravanis and Ms. Miller; and 140% for Mr. Stander. In 2018, (i) Mr. Butier's target LTI opportunity was increased from 425% to 475% of base salary to move his TDC closer to the market median for the reasons described above and (ii) Mr. Lovins' target LTI opportunity was increased from 180% to 200% of base salary to move his LTI closer to the market median after he completed a year of service as our CFO. Target LTI award opportunities represented approximately 68% and 50%, respectively, of our CEO's and other NEOs' average total incentive compensation.

Performance Units (PUs)

        PUs cliff-vest in shares of our common stock after the end of the three-year 2018-2020 period at threshold (50% payout), target (100% payout) and maximum (200% payout) levels based on our achievement of the performance objectives established for the award. PUs do not accrue dividend equivalents and are not counted towards measuring compliance with our stock ownership policy.

        The Committee established the following performance objectives for the 2018-2020 PUs. The Committee believes that these objectives continue to appropriately align executive compensation with the long-term interests of our stockholders because delivering cumulative EVA and strong TSR relative to peer companies reflects the value creation we provide to our stockholders.

  •
  Cumulative EVA, weighted 50% for our corporate NEOs (based on our total company EVA); 75% for our LGM business NEO (based on LGM's cumulative EVA); and 100% for our RBIS business NEO (based on RBIS' cumulative EVA). EVA is a measure of financial performance calculated by deducting the economic cost associated with the use of capital (weighted average cost of capital multiplied by average invested capital) from our after-tax operating profit. The Committee established cumulative EVA targets for our corporate NEOs consistent with our 2017-2021 targets and our primary objective of delivering superior TSR, with the target payout at the midpoint of these targets and the maximum payout at the high end of these targets. Cumulative EVA targets for our business NEOs focused on their respective business' EVA change compared to the prior three-year period, with the target payout at the midpoint of their respective business' 2017-2021 targets and the cost of capital fixed over the performance period. The RBIS business NEO's PUs were weighted 100% on that business' cumulative EVA to incent his singular focus on delivering the transformation plan to improve the financial performance and trajectory of this business. Unlike under the AIP, cash restructuring charges — which include severance and related costs and exclude asset impairment charges and lease and other contract cancellation costs — are included in EVA calculations as the Committee expects that these investments will generate a return over the three-year performance period (in contrast to the AIP, which has a one-year performance period). Whether linked to corporate or business results, the 2018-2020 cumulative EVA targets required continued improvement in financial performance.

  •
  Relative TSR compared to an objectively determined peer group of companies, weighted 50% for our corporate NEOs; 25% for our LGM business NEO; and 0% for our RBIS business NEO. TSR measures the return that we provide to our stockholders, including stock price appreciation and dividends paid (assuming reinvestment of dividends), expressed as a percentage. Consistent with its pay-for-performance philosophy, the Committee designed the TSR objective to provide realized compensation only if our stockholder value creation compares favorably relative to the designated peer group. The Committee set the threshold payout level at TSR at the 40th percentile, the target payout level at TSR at the 50th percentile, and the maximum payout level at TSR at the 80th percentile, which were the same levels used for the 2017-2019 PUs. Reflecting previously received stockholder feedback, payouts for the relative TSR component of PUs are capped at 100% of target if our absolute TSR is negative for the 2018-2020 performance period. In assessing the rigor of the TSR objectives, the Committee noted that our stock price and TSR had substantially increased in the preceding few years; as a result, performing at the median relative to our peers over the 2018-2020 performance period would represent solid performance, particularly in light of our relatively high exposure to the impact of foreign currency translation and the challenges in the apparel industry served by our RBIS business.

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        Consistent with the 2017-2019 PUs and upon the recommendation of Willis Towers Watson, to benchmark TSR, the Committee continued utilizing a peer group(‡) comprised of U.S. companies (i) in similar industries based on their classification in one of five GICS groups (diversified chemicals, specialty chemicals, metal and glass containers, paper packaging, and paper products) and (ii) with revenues during the last twelve months of $1 billion to $20 billion. Based on the formulaic application of the same objective criteria, the peer group changed from the prior year as follows: (i) PQ Group Holdings Inc. and Venator Materials PLC were added because they had become public companies and met the other criteria; (ii) Innospec Inc. was added because its last twelve months' revenues had exceeded $1 billion; and (iii) Chemtura Corporation, Multi Packaging Solutions International Limited and Valspar Corporation were deleted because they had been acquired.

2018-2020 PUs

NEO	PERFORMANCE OBJECTIVES	WEIGHTING
Butier Lovins Miller	Total Company Cumulative EVA Relative TSR	50% 50%
Gravanis	LGM Cumulative EVA Relative TSR	75% 25%
Stander	RBIS Cumulative EVA Relative TSR	100% 0%

Market-leveraged Stock Units (MSUs)

        MSUs are LTI awards that:

  •
  Are fully performance-based because they are tied to our absolute TSR performance, which represents appreciation in our stock price and dividends paid; and

  •
  Have one-, two-, three- and four-year performance periods, with an average performance period of 2.5 years.

        The Committee selected an equity vehicle that has one-, two-, three- and four-year performance periods because MSUs replaced stock options and RSUs, both of which had vested ratably over four years. MSUs were designed to achieve the combined objectives of previously granted equity vehicles, including retention (similar to RSUs) and the provision of meaningful upside opportunity tied to stock price appreciation (similar to stock options, but more limited due to fewer shares earned for target performance and a cap on the number of shares that can be earned above target), while making the LTI compensation program fully performance-based. The Committee continues to believe that retention is an important objective of our executive compensation program.

        MSUs vest based on our performance over periods as shown in the graph on the left on the following page, with the number of shares paid out at vesting based solely on our absolute TSR and the value realized reflecting both the number of shares paid out as well as our stock price at the time of vesting. Although dividend equivalents accrue on MSUs during the performance period, they are earned and paid out only at vesting; as such, if the threshold level of performance were not achieved, any dividend equivalents accrued during the performance period would be cancelled.

(‡)
The following companies comprised the peer group for the 2018-2020 PUs at the time of grant: Albermarle Corporation; AptarGroup, Inc.; Ashland Global Holdings; Axalta Coating Systems Ltd.; Ball Corporation; Bemis Company, Inc.; Berry Global Corp., Inc.; Celanese Corporation; The Chemours Company; Clearwater Paper Corporation; Crown Holdings Inc.; Domtar Corporation; Eastman Chemical Company; Ecolab Inc.; Element Solutions Inc.; Ferro Corporation; GCP Applied Technologies Inc., Graphic Packaging Holding Company; Greif Inc.; H.B. Fuller Company; Huntsman Corporation; Innospec Inc.; International Flavors & Fragrances Inc.; Kraton Corporation; Minerals Technologies Inc.; NewMarket Corporation; Owens-Illinois Inc.; Packaging Corporation of America; P.H. Glatfelter Company; PolyOne Corporation; PPG Industries Inc.; PQ Group Holdings Inc.; RPM International Inc.; Sealed Air Corporation; Sensient Technologies Corporation; The Sherwin-Williams Company; Silgan Holdings Inc.; Sonoco Products Company; Stepan Company; Valhi Inc.; Venator Materials PLC; W.R. Grace & Co.; and WestRock Company.

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        The performance criteria for MSUs, which reflect previously received stockholder feedback seeking to make the criteria more challenging, are shown in the chart on the right below. Every 1% increase in TSR above 10% increases the payout by 1.54%. The Committee determined to maintain the same MSU performance objectives for 2018 and continue observing payouts to ensure that the revised MSU structure is achieving the Committee's goal of incenting strong long-term performance and value creation.

Annual LTI Awards

        Our NEOs were granted the annual LTI awards shown in the table below in February 2018. The number of awards granted was based on the respective NEO's (i) base salary at year-end 2017 and (ii) target LTI opportunity, with the number of PUs granted based on a grant date fair value equal to the average closing price for shares of our common stock during the first ten trading days of February 2018 and the number of MSUs based on a grant date fair value determined using the Monte-Carlo simulation method. As a result of the methodology used to determine grant date fair value, awarded LTI values slightly exceeded target LTI values.

2018 ANNUAL LTI AWARDS

NEO	2017 YE BASE SALARY	TARGET LTI OPPORTUNITY	PUs (#)	PUs ($)	MSUs (#)	MSUs ($)	LTI VALUE
Butier(1)	$1,133,000	475%	23,324	$2,889,828	22,852	$2,690,823	$5,580,651
Lovins(2)	$550,000	200%	4,768	$590,752	4,671	$550,010	$1,140,762
Gravanis(3)	$628,595	180%	4,904	$579,918	4,805	$565,789	$1,145,707
Miller	$547,694	180%	4,272	$529,298	4,186	$492,902	$1,022,200
Stander	$524,280	140%	3,817	$429,827	3,740	$440,385	$870,212

(1)
Mr. Butier's target opportunity was increased from 425% to 475% in 2018.
(2)
Mr. Lovins' target LTI opportunity was increased from 180% to 200% in 2018.
(3)
Mr. Gravanis' base salary was converted from euros using the exchange rate as of our fiscal year end.

2018 VESTING OF PREVIOUSLY GRANTED LTI AWARDS

2016-2018 PUs Eligible for Vesting

        The PUs granted to our NEOs in February 2016 were eligible for vesting at the end of 2018 based (i) for our corporate NEOs (excluding Mr. Lovins, who was an LGM employee in February 2016 and received PUs with the same performance criteria as our LGM business NEO), 50% on our company's cumulative three-year EVA and 50% on our three-year relative TSR compared to a peer group§ of companies determined using the same objective criteria used for the 2018-2020 PUs and (ii) for Mr. Lovins and our business NEOs, 75% on their respective business' cumulative three-year EVA and 25% on our three-year relative TSR. The key goal-setting principle in setting cumulative EVA targets was consistency with our 2014-2018 financial goals for growth and ROTC, which the Committee believes translates into delivering above-average TSR.

§
The following companies comprised the peer group for the 2016-2018 PUs at the time of payout: Albermarle Corporation; AptarGroup, Inc.; Ashland Global Holding; Axalta Coating Systems Ltd.; Ball Corporation; Bemis Company, Inc.; Berry Plastics Group, Inc.; Celanese Corporation; The Chemours Company; Clearwater Paper Corporation; Crown Holdings Inc.; Eastman Chemical Company; Ecolab Inc.; Element Solutions Inc. (previously traded as Platform Specialty Products Corporation); Ferro Corporation; FMC Corp; Graphic Packaging Holding Company; Greif Inc.; H.B. Fuller Company; Huntsman Corporation; Innospec Inc.; International Flavors & Fragrances Inc.; Kraton Performance Polymers Inc.; Minerals Technologies Inc.; NewMarket Corporation; Olin Corp.; Owens-Illinois Inc.; Packaging Corporation of America; P.H. Glatfelter Company; PolyOne Corporation; PPG Industries Inc.; RPM International Inc.; Sealed Air Corporation; Sensient Technologies Corporation; Silgan Holdings Inc.; Sonoco Products Company; Stepan Company; The Sherwin-Williams Company; Valhi Inc.; WestRock Company; and W.R. Grace & Co.

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        The cumulative EVA target of $537 million for our corporate NEOs was consistent with our 2014-2018 targets for organic sales growth and operating margin and recognized that increasing sales and operating margin, together with balance sheet efficiency, are key drivers of EVA improvement. The target was approximately two-and-a-half times higher than our cumulative EVA for the three-year period ending in 2015. EVA required for maximum payout – cumulative EVA of $612 million — was consistent with the high end of our long-term growth and operating margin targets. As shown below, we delivered cumulative EVA of over $755 million for the 2016-2018 performance period, resulting in a payout of 200% for the EVA component for our corporate NEOs.

2016-2018 PUs: CORPORATE CUMULATIVE EVA

(In millions)	2016	2017	2018	CUMULATIVE EVA
Adjusted EBIT(1)	$586.4	$656.6	$713.1
Taxes(2)	$(192.3)	$(183.8)	$(178.3)

Equity method investment net losses	—	—	$(2.0)

	$394.1	$472.8	$532.8
Capital charge(3)	$(185.3)	$(221.9)	$(237.4)

EVA	$208.8	$250.9	$295.4	$755.1

(1)
Adjusted EBIT refers to earnings before interest expense and taxes, excluding non-cash restructuring costs, as well as other items. Adjusted EBIT includes cash restructuring costs and is a non-GAAP financial measure reconciled from GAAP in Appendix A of this proxy statement.
(2)
The GAAP tax rate for 2016, 2017 and 2018 was 32.8%, 52.2% and 15.4%, respectively. Taxes shown in the table are based on an adjusted tax rate of 32.8%, 28.0% and 25.0% for fiscal years 2016, 2017 and 2018, respectively. The adjusted tax rate represents the full-year GAAP rate, adjusted to exclude certain unusual or infrequent events that are expected to significantly impact the GAAP tax rate, such as completion of our 2017 provisional estimate of the impact of the TCJA, impacts related to the termination of our U.S. pension plan, and the effects of discrete tax planning actions.
(3)
8.5% of average invested capital of $2.18 billion, $2.61 billion and $2.79 billion for fiscal years 2016, 2017 and 2018, respectively, using an annual five-point average (December of prior year and March, June, September and December of current year) of short- and long-term debt plus equity.

        The cumulative EVA generated by our LGM business also exceeded the maximum level of performance established by the Committee; as such, the payout for the EVA component for Mr. Lovins and our LGM business NEO was 200%. The cumulative EVA generated by our RBIS business also exceeded the maximum level of performance established by the Committee; as such, the payout for the EVA component for our RBIS business NEO was 200%. Due to the competitively sensitive nature of information regarding business-level EVA, targets and actual results are not disclosed. Information regarding the goal-setting process and rigor of the EVA performance objectives is included in the previous discussion of the 2018-2020 PUs.

        Relative TSR for the 2016-2018 performance period was at the 82nd percentile of the designated peer group, resulting in a 200% payout for this component for all NEOs.

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MSUs Eligible for Vesting

        Four tranches of MSUs were eligible for vesting at the end of 2018 based on our absolute TSR for the four-, three-, two-, and one-year performance periods shown below, with the number of shares paid out at vesting determined in accordance with the following formula:

4TH TRANCHE OF MSUS GRANTED IN 2015	3RD TRANCHE OF MSUS GRANTED IN 2016

Performance period = 4 years	Performance period = 3 years
2015-2018 Absolute TSR = 95%	2016-2018 Absolute TSR = 67%
Paid out at 200% of target	Paid out at 188% of target
2ND TRANCHE OF MSUS GRANTED IN 2017	1ST TRANCHE OF MSUS GRANTED IN 2018

Performance period = 2 years	Performance period = 1 year
2017-2018 Absolute TSR = 34% Paid out at 137% of target	2018 Absolute TSR = (19)% Cancelled for failure to achieve threshold level of performance

PERQUISITES

        Consistent with market practices, our U.S. NEOs receive the perquisites shown in the chart below. We do not reimburse our NEOs for the tax consequences of their receipt of these perquisites.

LIMITED PERQUISITES

PERQUISITE	DESCRIPTION AND LIMITATIONS	BENEFIT TO STOCKHOLDERS
Executive Benefit Allowance	$70,000 for CEO and $65,000 for our other NEOs, which has not increased since program inception in 2011; taxable to NEO with no gross-up	Flat allowance reduces expense of administering a variety of separate perquisites
Financial Planning	Annual reimbursement of up to $25,000 for our CEO and $15,000 for our other NEOs; taxable to NEO with no gross-up	Allows executives to focus on job duties
Annual Physical Examination	Paid directly to the service provider only to the extent actually used; as such, not taxable to our NEOs	Facilitates maintenance of good overall health by key company leaders

        In 2018, Mr. Gravanis received an automobile allowance consistent with customary executive benefits in the Netherlands. For more information, see footnote (6) of the 2018 Summary Compensation Table.

RELOCATION AND OTHER TEMPORARY BENEFITS

        We provide relocation assistance to some of our senior level employees, which may include our NEOs. None of our NEOs received such benefits in 2018.

GENERAL BENEFITS

Nonqualified Deferred Compensation Benefits

        Our U.S. NEOs are eligible to participate in our nonqualified deferred compensation plan, which allows eligible U.S. employees to defer up to 75% of their base salary and up to 90% of their AIP award. Although we previously allowed deferral of LTI awards, we suspended this plan feature in 2015. The plan provides those NEOs and other eligible employees in the U.S. with a long-term capital accumulation opportunity because deferred amounts accumulate on a pre-tax basis. Participating executives may select from a number of investment options. Our only deferred compensation plan currently open for deferrals does not offer above-market interest rates. Deferrals are 100% vested.

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        We made an annual contribution as of January 1, 2018 to the deferred compensation accounts of our U.S. NEOs for 401(k) eligible earnings and deferred compensation in 2017 in excess of the Internal Revenue Code of 1986, as amended (the "Code") compensation limit. This annual contribution provided an automatic contribution of 3% of pay and a matching contribution of up to the first 6% of pay above the Code compensation limit. In 2019, for 401(k) eligible earnings and deferred compensation in 2018 in excess of the Code compensation limit, the matching contribution will increase to the first 7% of pay above the Code compensation limit. This benefit is designed to supplement 401(k) contributions that are limited under the Code.

        For additional information regarding our deferred compensation plan and accrued NEO benefits thereunder, see 2018 Nonqualified Deferred Compensation in Executive Compensation Tables.

Retirement Benefits

        Our U.S. NEOs may be eligible for retirement benefits under our U.S. pension plan and our benefit restoration plan, a nonqualified excess benefit plan, in each case subject to the same terms and conditions as our other eligible U.S. employees. Because we froze the accrual of benefits under these plans as of December 31, 2010, none of our eligible NEOs accrued additional retirement benefits during 2018. In addition, we terminated our U.S. pension plan as of September 28, 2018. For additional information regarding these plans and accrued NEO benefits thereunder, see 2018 Pension Benefits in Executive Compensation Tables. Mr. Gravanis has legally mandated retirement benefits in his previous work location of France and his current work location of the Netherlands.

Defined Contribution Benefits

        Our U.S. NEOs are eligible to participate in our employee savings plan, a qualified 401(k) plan that permits U.S. employees to defer up to 100% of their eligible earnings less payroll deductions to the plan on a pre-tax basis and 25% of their eligible earnings on an after-tax basis, subject to the annual limit prescribed by the Internal Revenue Service (IRS) for the aggregate of company contributions and employee pre- and post-tax contributions. Employee deferrals are immediately vested upon contribution. In 2018, we contributed up to 6.5% (a 0.5% increase from 2017) of an employee's eligible compensation, 3% of which was an automatic contribution and up to 3.5% of which was a matching contribution of 50% of the employee's contributions up to 7% of pay, subject to the Code compensation limit. Participants vest in company contributions to their savings plan account after two years of service.

        Employees are immediately eligible to participate in the savings plan, and all our NEOs participated in the plan during fiscal year 2018, except for Mr. Gravanis who is not a U.S. employee and was therefore ineligible. Our U.S. NEOs participate in these plans subject to the same eligibility and benefit terms and conditions as our other U.S. employees.

Life Insurance Benefits

        In addition to the $50,000 in life insurance benefits we provide to all U.S. employees, our U.S. NEOs are provided with supplemental life insurance benefits equal to three times the NEO's base salary less $50,000, up to a maximum coverage amount of $1 million.

Personal Excess Liability Insurance Benefits

        We provide $3 million of personal excess liability insurance coverage to our U.S. NEOs. Personal excess liability coverage provides an additional layer of liability coverage that supplements the coverage provided by the individual's personal liability insurance. To receive any benefit from this excess liability insurance, the NEO must maintain certain minimum coverage requirements under his or her personal liability policy.

SEVERANCE BENEFITS

        None of our NEOs has an employment contract. The absence of employment contracts reflects our pay-for-performance philosophy; if an NEO is no longer performing at the expected level, he or she can be terminated immediately without receiving a contractually-guaranteed payment. However, the Committee believes that providing our executives with severance benefits helps ensure that they act in the best interests of our company and stockholders, even if doing so may be contrary to their personal interests, such as where it could lead to the termination of their employment or a change of control of our company. The Committee believes these benefits are consistent with market practices.

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        The compensation of our NEOs in the event of termination not for cause are governed by our Amended and Restated Executive Severance Plan (the "Severance Plan") and our Amended and Restated Key Employee Change of Control Severance Plan (the "COC Severance Plan"). We use these plans rather than individually negotiated agreements to provide us with the flexibility to change the severance benefits for which our NEOs are eligible to reflect market practices without the need to obtain their individual consent. In addition, this plan-based approach eliminates the time and expense it would require to individually negotiate separation payments and ensures that our NEOs are eligible for benefits on the same terms and conditions as employees with similar levels of responsibility. Receipt of benefits under these plans is conditioned on the executive signing a waiver and release of most claims against our company, as well as agreeing to non-competition, non-solicitation, and non-disclosure covenants in favor of our company. Any violation of these covenants could result in our company seeking to recover some or all severance benefits previously paid or pursuing any other claims that may be appropriate under the circumstances.

        Unvested equity awards outstanding on the date of termination are generally cancelled, except for employees who qualify as retirement eligible under the terms of our equity incentive plans, whose awards are accelerated upon termination of service. Mr. Gravanis and Ms. Miller qualified as retirement eligible as of the end of fiscal year 2018. As a result, their outstanding PUs and MSUs would vest at the end of the performance period on a prorated basis based on our actual performance.

        Mr. Gravanis' severance benefits would also be subject to applicable Dutch labor laws and regulations in effect at the time of his separation, and he would receive the greater of the amount provided under our plans and the amount required by those laws and regulations.

        For additional information regarding potential NEO benefits under these plans, including the treatment of equity awards under various termination scenarios, see Payments Upon Termination as of December 29, 2018 in Executive Compensation Tables.

Severance Following Involuntary Termination Not for Cause

        Our NEOs are eligible to receive severance benefits upon involuntary termination not for "cause," in accordance with the terms and conditions of the Severance Plan. In the event of a qualifying termination, our CEO would be eligible to receive two times the sum of his annual salary, his highest AIP award received in the preceding three years and the cash value of 12 months of his qualified medical and dental insurance premiums; our other NEOs would be eligible to receive one times his or her respective sum of these amounts. All NEOs would also be eligible to receive up to $25,000 in outplacement services for up to one year following termination of employment. Any payments made under the Severance Plan would be offset by any payments received by the NEO under any statutory, legislative and regulatory requirement or, if applicable, the COC Severance Plan.

Severance Following Change of Control

        Our NEOs are eligible for severance payments upon termination not for "cause" or by the executive for "good reason" within 24 months of a "change of control" of our company, in accordance with the terms and conditions of the COC Severance Plan. In the event of a qualifying termination following a change of control, our CEO would be eligible to receive three times the sum of his annual salary, highest AIP award received in the preceding three years and the cash value of 12 months of his qualified medical and dental insurance premiums; our other NEOs would be eligible to receive two times his or her respective sum of these amounts. Our NEOs would also be eligible to receive a pro-rata AIP award for the year of termination and up to $25,000 in outplacement services for up to one year following termination of employment. Any payments under the COC Severance Plan would be offset by any payments received by the NEO under the Severance Plan and any other statutory, legislative and regulatory requirement.

        Under our equity incentive plans, unvested equity awards granted to our NEOs would generally vest only if the NEO is terminated without "cause" or resigns for "good reason" within 24 months after the change of control. Outstanding PUs and MSUs granted beginning in 2018 would vest based on actual performance, if determinable, and otherwise based on target performance.

        Our NEOs are not eligible to receive any excise tax gross-up on amounts payable under the COC Severance Plan. However, if an NEO would otherwise incur excise taxes under Section 4999 of the Code, payments under the COC Severance Plan may be reduced at the participating NEO's election so that no excise taxes would be due.

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COMPENSATION-SETTING TOOLS

MARKET SURVEY DATA

        The Committee annually considers market survey data to target TDC, looking at a cross section of companies to reflect the broad talent market across which we seek our executives. The Committee reviews results from surveys prepared by third parties to understand market compensation practices and assess our competitiveness, narrowing the scope of the results to account for variations caused by company size.

        In February 2018, the Committee was presented with industry-wide data from the following published compensation surveys, with executive matches based on job and functional responsibility: (i) the most recent Willis Towers Watson U.S. Compensation General Industry Database, which was narrowed in scope to focus on data of the 52 participants with $6 billion to $10 billion in annual revenues, and (ii) the most recent Hewitt Total Compensation Measurement Survey, which was narrowed in scope to focus on the data of the 55 participants with $5 billion to $10 billion in annual revenues. The Committee reviewed the data from each survey on an aggregated basis, with no consideration of either survey's respective component companies, which were not determined or known by the Committee.

        The Committee uses the survey data as a reference point to target TDC and the components thereof at the market median, giving consideration to responsibilities, individual performance, tenure, retention, and succession.

PEER GROUPS

        For determining our relative TSR for purposes of vesting 2016-2018 PUs and granted 2018-2020 PUs, the Committee used a peer group comprised of U.S. companies satisfying objective criteria for industry classification and revenue size, the names of which are disclosed in this CD&A. The Committee does not utilize a peer group for any other purpose.

TALLY SHEETS

        The Committee annually reviews tally sheets that reflect the components of each NEO's compensation. The tally sheets reviewed in 2018 included the following information for each of our last three fiscal years:

  •
  Compensation history, including annual cash compensation (base salary and AIP awards), LTI awards, value of vested LTI awards, and annualized cost of benefits and perquisites;

  •
  The expected value of annual compensation for the year, including base salary, AIP award and the grant date fair value of LTI awards;

  •
  Accumulated value of compensation, including total accumulated value of LTI awards and accumulated benefit values under our retirement and deferred compensation plans;

  •
  Potential payments under various termination scenarios; and

  •
  Compliance with our stock ownership policy.

        The Committee believes that reviewing tally sheets is useful in determining executive compensation because they provide a historical perspective on NEO compensation and include information that will be contained in our proxy statement.

INDEPENDENT OVERSIGHT AND EXPERTISE

        Our Board believes that hiring and retaining effective executives and providing them with market-competitive compensation are essential to the success of our company and advance the interests of our stockholders. The Committee, which is comprised solely of independent directors, is responsible for overseeing our executive compensation program. The Committee may delegate authority to subcommittees or, in certain limited circumstances not related to the compensation of our executive officers, to our CEO.

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        Under its charter, the Committee has the authority, in its sole discretion and at our expense, to obtain advice and assistance from external advisors. The Committee may retain and terminate any compensation consultant or other external advisor and has sole authority to approve the advisor's fees and other terms and conditions of the retention. In retaining its advisors, the Committee must consider each advisor's independence from management, as required by NYSE listing standards.

        During 2018, the Committee retained Willis Towers Watson as its independent compensation consultant and the firm performed the following services for the Committee:

WILLIS TOWERS WATSON 2018 SERVICES

Assisted with setting the target TDC for our CEO
Evaluated proxy advisory firms' pay-for-performance analyses
Commented on our 2018 CD&A
Recommended the relative TSR peer group for the PUs granted in 2018
Provided guidance on the impact of the TCJA on executive compensation
Reviewed the appropriateness of our executive compensation philosophy and program
Conducted analyses of the share utilization and stockholder value transfer related to our LTI compensation
Prepared for, attended and reviewed documentation for Committee meetings

        In 2018, Willis Towers Watson received $210,639 in compensation from our company for professional services performed for or at the request of the Committee. We also reimbursed the firm for its reasonable expenses.

        The Committee conducted its annual assessment of Willis Towers Watson's performance in December 2018, which included a review of the services provided during the year, the fees paid therefor and the following additional evaluation criteria:

  •
  Experience — The firm's depth and breadth of executive compensation knowledge and experience; qualification as a board-level consultant; quality of staff, data, and other resources; and understanding of our business strategy and issues, industry, performance drivers and human capital considerations;

  •
  Independence — The firm's objectivity in giving advice and making recommendations, and its willingness to provide candid feedback regarding management and Committee proposals, questions and concerns;

  •
  Preparation — The quality and timeliness of the firm's reports; its review and feedback on management proposals, and the firm's preparation with the Committee Chair and our management, as appropriate; and

  •
  Committee Relationship — The accessibility and availability of members of the engagement team; the firm's relationship with the Committee Chair and our management, primarily our human resources staff; and the effectiveness of its communication.

        Based on this assessment, the Committee determined that it was satisfied with the performance of Willis Towers Watson and the individual members of the engagement team serving the Committee.

ADVISOR INDEPENDENCE

        Willis Towers Watson and the Committee have had the following protocols in place since the engagement commenced to ensure the firm's independence from management: the Committee has the sole authority to select, retain and terminate Willis Towers Watson, as well as authorize the firm's fees and determine the other terms and conditions that govern the engagement; the Committee directs Willis Towers Watson on the process for delivery and communication of its work product, including its analyses, findings, conclusions and recommendations; in the performance and evaluation of its duties, Willis Towers Watson is accountable, and reports directly, to the Committee; and the Committee may consult with Willis Towers Watson at any time, with or without members of management present, at the Committee's sole discretion.

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        As required by SEC regulations and NYSE listing standards, the Committee considered the independence of its advisors in December 2018. The Committee reviewed information provided by Willis Towers Watson, members of the Committee and our executive officers related to the following factors:

  •
  Other services provided to our company — During fiscal year 2018, Willis Towers Watson performed no services for our company other than executive compensation services performed at the request of the Committee;

  •
  Fees paid by our company as a percentage of the firm's total revenue — Fees from our company reflected approximately 0.002% of Willis Towers Watson's revenue for its fiscal year ended December 31, 2017;

  •
  Policies and procedures maintained to prevent or mitigate conflicts of interest — Willis Towers Watson has several policies and procedures to mitigate conflicts of interest, including a comprehensive code of conduct and ethics and quality policies that mandate rigorous work reviews and periodic compliance reviews, which the firm represented to the Committee are highly effective;

  •
  Business or personal relationships with members of the Committee — Based on disclosures from Willis Towers Watson and members of the Committee, we are aware of no such business or personal relationships;

  •
  Company stock owned by Willis Towers Watson firm representatives — No members of the Willis Towers Watson team serving the Committee own any stock in our company, other than perhaps through investments in mutual or other funds managed without the member's input; and

  •
  Business or personal relationships with any executive officer of our company — Based on disclosures from the firm and our executive officers, we are aware of no business or personal relationships with Willis Towers Watson or the members of the engagement team advising the Committee.

        The Committee affirmatively determined Willis Towers Watson to be independent and both the firm and the members of the engagement team advising the Committee to be free of any conflicts of interest.

OTHER CONSIDERATIONS

CLAWBACK POLICY

        In the event of fraud or other intentional misconduct on the part of an NEO that necessitates a restatement of our financial results, the NEO would be required to reimburse our company for any AIP or LTI awards paid or granted in excess of the amount that would have been paid or granted based on the restated financial results. These remedies would be in addition to, not instead of, any other actions taken by our company (through the imposition of any discipline up to and including termination), law enforcement agencies, regulators or other authorities. This clawback policy has been contractually acknowledged by our NEOs upon the execution of their LTI award agreements since 2010.

        The Committee approved our clawback policy in 2009 to subject incentive compensation to forfeiture if our financial results are not achieved consistent with our high ethical standards. This policy is expressly incorporated into our AIP and LTI plans. The Committee anticipates that it will revise the policy if and as necessary to comply with final rules issued by the SEC.

TAX IMPLICATIONS OF EXECUTIVE COMPENSATION

        The Committee aims to compensate our NEOs in a manner that is tax effective for our company. However, the Committee may adopt or implement compensation programs and/or practices that are not fully tax deductible to the extent it believes doing so is in the best interests of our company and stockholders.

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Section 162(m) of the Code

        Prior to the enactment of the TCJA, Section 162(m) of the Code ("Section 162(m)") generally limited our federal income tax deductions for executive compensation in any fiscal year to the extent total compensation for certain executive officers exceeded $1 million in such year, unless it qualified as "performance-based." The TCJA amended Section 162(m) by, among other things, expanding the scope of executive officers covered by Section 162(m) and eliminating the exception for "performance-based" compensation. As a result, under Section 162(m) as in effect for fiscal year 2018, our federal income tax deductions for executive compensation in fiscal year 2018 were generally limited to the extent total compensation for certain executive officers exceeded $1 million, unless it qualified for limited transition relief under the TCJA. To qualify for transition relief, compensation must, among other things, be payable pursuant to a written binding contract that was in effect on November 2, 2017 and not subsequently modified in any material respect.

        While in the past we have structured certain of our incentive compensation in a manner intended to be tax-deductible for purposes of Section 162(m), due to the TCJA and the uncertainties in the application of Section 162(m) as amended by the TCJA, there is no guarantee that deductions claimed under Section 162(m) will not be challenged or disallowed by the IRS and our ability to deduct compensation under Section 162(m) may be restricted. Furthermore, although the Committee believes that deductibility of executive compensation is an important consideration and may continue to consider the effects of the TCJA on our future pay practices, it reserves the right to approve and pay executive compensation arrangements that are not fully tax deductible, and/or modify compensation programs and practices without regard for tax deductibility, if it believes that doing so is in the best interests of our company and stockholders.

Section 409A of the Code

        Nonqualified deferred compensation must be deferred and paid under plans or arrangements that satisfy the requirements of Section 409A of the Code with respect to the timing of deferral elections and payments and certain other matters. Failure to satisfy these requirements could expose individuals to accelerated income tax liabilities, penalty taxes and interest on their compensation deferred under these plans. As a general matter, we design and administer our compensation and benefit plans and arrangements in a manner intended to cause these plans and arrangements to be either exempt from, or satisfy the requirements of, Section 409A of the Code.

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EXECUTIVE COMPENSATION TABLES

2018 SUMMARY COMPENSATION TABLE

        The table below shows the compensation earned by or awarded to our NEOs during fiscal years 2018, 2017 and 2016 in accordance with SEC regulations. Compensation as shown in the table does not reflect the compensation actually realized by our NEOs for these years. For example, the amounts under "Stock Awards" do not represent amounts realized by our NEOs; rather, they represent the aggregate grant date fair value for financial reporting purposes of PUs (which are subject to the achievement of cumulative EVA and relative TSR performance objectives measured at the end of a three-year period and may result in no such compensation ultimately being realized by our NEOs) and MSUs (which are subject to cancellation in the event our absolute TSR declines more than 15% over one-, two-, three- or four-year performance periods).

NAME AND PRINCIPAL POSITION	YEAR	SALARY(1)	BONUS(2)	STOCK AWARDS(3)	OPTION AWARDS	NON-EQUITY INCENTIVE PLAN COMPENSATION(4)	CHANGE IN PENSION VALUE AND NQDC EARNINGS(5)	ALL OTHER COMPENSATION(6)	TOTAL

Mitchell R. Butier
President &	2018	$1,133,000	—	$5,580,651	—	$1,741,988	$0	$254,058	$8,709,697
Chief Executive Officer	2017	$1,124,750	—	$4,864,416	—	$2,407,625	$344,240	$218,437	$8,959,468
	2016	$988,333	—	$4,694,582	$2,000,008	$1,832,620	$170,266	$152,978	$9,838,787
Gregory S. Lovins(7)
Senior Vice President &	2018	$587,500	—	$1,140,762	—	$553,500	$0	$123,963	$2,405,725
Chief Financial Officer	2017	$480,949	$100,000	$1,038,782	—	$467,500	$89,626	$283,905	$2,460,762
Georges Gravanis(8)
President, LGM	2018	$651,785	—	$1,145,707	—	$546,333	—	$26,640	$2,370,465
	2017	$618,551	—	$984,354	—	$598,737	—	$50,267	$2,251,909
	2016	$523,775	—	$925,850	—	$682,964	—	$403,353	$2,535,942
Susan C. Miller
Senior Vice President,	2018	$560,017	—	$1,022,200	—	$416,324	$0	$147,356	$2,145,897
General Counsel &	2017	$543,706	—	$995,936	—	$558,647	$1,307,825	$141,896	$3,548,010
Secretary	2016	$527,870	—	$991,532	—	$468,996	$331,781	$126,461	$2,446,640
Deon M. Stander(7)
Vice President &	2018	$535,290	$750,000	$870,212	—	$388,051	$0	$98,242	$2,641,795
General Manager, RBIS

(1)
Amounts include any portions of salary contributed to our employee savings plan or deferred under our deferred compensation plan. Changes in base salary approved by the Compensation Committee for 2018 became effective on April 1 of that year.

(2)
Amount for Mr. Stander in 2018 reflects the payout of a special one-time cash retention and incentive award granted in February 2017, before he became an executive officer. Payout of the award was conditioned on the successful execution of the RBIS transformation plan, as determined in April 2018. The requisite performance condition was deemed to have been met in light of the business' substantially improved financial performance and trajectory.

(3)
Amounts reflect the aggregate grant date fair value of PUs and MSUs granted in 2018 and do not reflect compensation actually realized by our NEOs in that year. For values actually realized by our NEOs from the vesting of PUs and MSUs during the year, see the "Value Realized on Vesting" column of the 2018 Option Exercises and Stock Vested table.

Amounts in 2018 include the grant date fair value of PUs, which are paid out in shares of our common stock at the end of a three-year period provided that the designated performance objectives are achieved at the end of the period. The number of shares paid out at vesting can range from 0% to 200% of the target shares at the time of grant. The performance objectives that determine the number of shares that may be earned for the PUs granted in 2018 were (i) cumulative EVA (weighted 50% based on our total company for our corporate NEOs, 75% based on the LGM business for our LGM business NEO, and 100% based on the RBIS business for our RBIS business NEO), which is a performance condition under Accounting Standards Codification Topic 718, Compensation-Stock Compensation (ASC 718), and (ii) relative TSR (weighted 50% for our corporate NEOs, 25% for our LGM business NEO, and 0% for our RBIS business NEO), compared to the TSR of a peer group of companies objectively determined based on GICS code and revenue size, which is a market condition under ASC 718, in each case computed over the three-year (2018-2020) performance period. The performance condition component of the fair value of PUs was determined based on the fair market value of our common stock on the grant date. The maximum grant date fair values of the performance condition component of PUs were $2,626,485, $536,918, $828,350, and $859,655 for Messrs. Butier, Lovins, Gravanis, and Stander, respectively, and $481,064 for Ms. Miller. The market condition component of the fair value of PUs was determined as of the date of grant using the Monte-Carlo simulation method, which utilizes multiple input variables to estimate the probability of meeting the performance objectives established for the award, including the expected volatility of our stock price and other assumptions appropriate for determining fair value; as such, their maximum grant date fair values are the same as their target grant date fair values included in the table. The grant date fair values of the market condition component of the PUs were $1,576,586, $322,293 and $165,743 for Messrs. Butier, Lovins and Gravanis, respectively, and $288,766 for Ms. Miller. The PUs granted to Mr. Stander in 2018 did not have a market condition component.

Amounts in 2018 also include the grant date fair value of MSUs, which are paid out in shares of our common stock over one-, two-, three- and four-year performance periods provided that the respective designated performance objectives are achieved as of the end of each period. The number of shares paid out at vesting can range from 0% to 200% of the target shares on the grant date. The single performance objective that determines the number of units that may be paid out for MSUs is our absolute TSR, which is a market condition under ASC 718; as such, their maximum grant date fair values were the same as their target grant date fair values shown in the table. The grant date fair value of MSUs of $117.75 in 2018 for all NEOs was determined using the Monte-Carlo simulation method described above.

(4)
Amounts reflect cash AIP awards for the applicable year, which are determined in February and paid in March of the following year.

(5)
Amounts of $(113,709), $(12,179) and $(25,681) for Messrs. Butier, Lovins and Stander and $(472,527) for Ms. Miller have been excluded from the table in accordance with SEC rules. Mr. Gravanis was not eligible to participate in these plans.

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(6)
The table shown below shows the components of the amounts for 2018.

	PERQUISITES			BENEFITS
NAME	Executive Benefit Allowance	Financial Planning	Other*	Company Contribution and Match, Employee Savings Plan	Company Contributions, Deferred Comp. Plan	Excess Life Insurance	Executive Long-Term Disability Insurance	Executive Liability Insurance	TOTAL
Butier	$70,000	—	—	$17,875	$161,302	$1,944	$2,700	$237	$254,058
Lovins	$65,000	—	—	$17,875	$36,207	$1,944	$2,700	$237	$123,963
Gravanis	—	$3,164	$23,476	—	—	—	—	—	$26,640
Miller	$65,000	$15,000	—	$17,875	$44,600	$1,944	$2,700	$237	$147,356
Stander	$50,000	—	—	$17,875	$25,486	$1,944	$2,700	$237	$98,242

  *
  Amount for Mr. Gravanis reflects $23,476 for an automobile allowance, converted from euros using the exchange rates as of each month-end during 2018.

(7)
Messrs. Lovins and Stander first became NEOs in 2017 and 2018, respectively. As permitted by SEC rules, the table shows their compensation beginning in the respective year in which they became an NEO.

(8)
Amounts for Mr. Gravanis were converted from euros using the exchange rate as of our fiscal year-end (1.1412919), except for amounts for All Other Compensation described in footnote (6) above.

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2018 GRANTS OF PLAN-BASED AWARDS

        The table below provides information regarding grants of plan-based incentive awards made to our NEOs during 2018.

									ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK UNITS(#)
			ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS ($)(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (#)(2)
										GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(3)
NAME	AWARD TYPE	GRANT DATE	THRESHOLD	TARGET	MAXIMUM	THRESHOLD	TARGET	MAXIMUM
Mitchell R. Butier
	MSUs	02/22/18	—	—	—	19,424	22,852	45,704	—	$2,690,823
	PUs	02/22/18	—	—	—	11,662	23,324	46,648	—	$2,889,828
	AIP Award	—	$708,125	$1,416,250	$2,832,500	—	—	—	—	—
Gregory S. Lovins
	MSUs	02/22/18	—	—	—	3,970	4,671	9,342	—	$550,010
	PUs	02/22/18	—	—	—	2,384	4,768	9,536	—	$590,752
	AIP Award	—	$137,500	$450,000	$550,000	—	—	—	—	—
Georges Gravanis
	MSUs	02/22/18	—	—	—	4,084	4,805	9,610	—	$565,789
	PUs	02/22/18	—	—	—	2,452	4,904	9,808	—	$579,918
	AIP Award	—	$235,488	$470,976	$941,952	—	—	—	—	—
Susan C. Miller
	MSUs	02/22/18	—	—	—	3,558	4,186	8,372	—	$492,902
	PUs	02/22/18	—	—	—	2,136	4,272	8,544	—	$529,298
	AIP Award	—	$169,238	$338,475	$676,950	—	—	—	—	—
Deon M. Stander
	MSUs	02/22/18	—	—	—	3,179	3,740	7,480	—	$440,385
	PUs	02/22/18	—	—	—	1,909	3,817	7,634	—	$429,827
	AIP Award	—	$134,740	$269,480	$538,960	—	—	—	—	—

(1)
Amounts represent threshold, target and maximum opportunities under the 2018 AIP. Target awards were established by multiplying each NEO's base salary at the end of 2018 by the following target AIP opportunities: 125% for Mr. Butier; 75% for Messrs. Lovins and Gravanis; 60% for Ms. Miller; and 50% for Mr. Stander. Payout levels range from 50% if the target amounts for threshold performance are achieved with respect to each of the performance objectives to 200% if the amounts for maximum performance are achieved with respect to each of the performance objectives.

(2)
Amounts for MSUs represent threshold, target and maximum opportunities, which are paid out in shares of our common stock over one-, two-, three- and four-year performance periods provided that the absolute TSR performance objective is achieved as of the end of each period. The actual number of shares paid out can range from 0% to 200% of the target number of shares on the grant date, with a threshold payout opportunity of 85%. MSUs accrue dividend equivalents during the performance period, which are earned and paid out only at vesting.

Amounts for PUs represent threshold, target and maximum opportunities for the 2018-2020 PUs, which are paid out in shares of our common stock at the end of a three-year performance period provided that the cumulative EVA and relative TSR performance objectives, as applicable, are achieved at the end of the period. The actual number of shares paid out can range from 0% to 200% of the target number of shares at the time of grant, with a threshold payout opportunity of 50% if threshold performance is achieved with respect to each of the performance objectives.

(3)
The grant date fair value of MSUs was determined using the Monte-Carlo simulation method, which utilizes multiple input variables, including expected volatility of our stock price and other assumptions appropriate for determining fair value, to estimate the probability of satisfying the performance objective established for the award.

The grant date fair value for the performance condition component of PUs was determined based on the fair market value of our common stock on the grant date. The grant date fair value for the market condition component of PUs was determined as of the grant date using the Monte-Carlo simulation method described above.

For information regarding the assumptions we use for our stock-based compensation, see Note 12, "Long-Term Incentive Compensation," to the consolidated financial statements contained in our 2018 Annual Report.

Avery Dennison Corporation  | 2019 Proxy Statement  | 68

2018 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The table below shows NEO equity awards outstanding as of December 29, 2018, the end of our 2018 fiscal year.

NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS — EXERCISABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS — UNEXERCISABLE (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(1)

Mitchell R. Butier
	02/26/15	—	—	—	—	—	—	13,126(5)	$1,165,983
	02/25/16	—	—	—	—	—	—	70,320(4)	$6,246,526
	02/25/16	—	—	—	—	—	—	30,196(5)	$2,682,311
	06/01/16	—	141,108(2)	$73.96	06/01/26	—	—	—	—
	02/23/17	—	—	—	—	—	—	58,904(4)	$5,232,442
	02/23/17	—	—	—	—	—	—	35,080(5)	$3,116,156
	02/22/18	—	—	—	—	—	—	46,648(4)	$4,143,742
	02/22/18	—	—	—	—	—	—	17,591(5)	$1,562,609

Total		—	141,108			—	—	271,865	$24,149,769
Gregory S. Lovins
	02/26/15	—	—	—	—	—	—	2,827(5)	$251,122
	02/25/16	—	—	—	—	—	—	7,672(4)	$681,504
	02/25/16	—	—	—	—	—	—	3,295(5)	$292,695
	02/23/17	—	—	—	—	—	—	6,228(4)	$553,234
	02/23/17	—	—	—	—	—	—	3,711(5)	$329,648
	09/01/17	—	—	—	—	4,359(3)	$387,210	—	—
	02/22/18	—	—	—	—	—	—	9,536(4)	$847,082
	02/22/18	—	—	—	—	—	—	3,596(5)	$319,433

Total		—	—			4,359	$387,210	36,865	$3,274,718
Georges Gravanis
	02/26/15	—	—	—	—	—	—	3,634(5)	$322,808
	06/01/15	—	—	—	—	3,043(3)	$270,310	—	—
	02/25/16	—	—	—	—	—	—	14,390(4)	$1,278,263
	02/25/16	—	—	—	—	—	—	6,179(5)	$548,881
	02/23/17	—	—	—	—	—	—	12,294(4)	$1,092,076
	02/23/17	—	—	—	—	—	—	7,321(5)	$650,324
	02/22/18	—	—	—	—	—	—	9,808(4)	$871,244
	02/22/18	—	—	—	—	—	—	3,699(5)	$328,582

Total		—	—			3,043	$270,310	57,325	$5,092,178
Susan C. Miller
	02/26/15	—	—	—	—	—	—	5,365(5)	$476,573
	02/25/16	—	—	—	—	—	—	14,852(4)	$1,319,304
	02/25/16	—	—	—	—	—	—	6,378(5)	$566,558
	02/23/17	—	—	—	—	—	—	12,060(4)	$1,071,290
	02/23/17	—	—	—	—	—	—	7,182(5)	$637,977
	02/22/18	—	—	—	—	—	—	8,544(4)	$758,964
	02/22/18	—	—	—	—	—	—	3,222(5)	$286,210

Total		—	—			—	—	57,603	$5,116,876
Deon M. Stander
	02/26/15	—	—	—	—	—	—	2,808(5)	$249,435
	02/25/16	—	—	—	—	—	—	20,138(4)	$1,788,858
	02/25/16	—	—	—	—	—	—	2,883(5)	$256,097
	02/23/17	—	—	—	—	—	—	16,192(4)	$1,438,335
	02/23/17	—	—	—	—	—	—	3,215(5)	$285,588
	02/22/18	—	—	—	—	—	—	7,634(4)	$678,128
	02/22/18	—	—	—	—	—	—	2,879(5)	$255,742

								55,749	$4,952,183

(1)
Market value calculated based on the closing price of our common stock of $88.83 on December 28, 2018, the last trading day of our 2018 fiscal year.

(2)
Stock options granted to Mr. Butier on June 1, 2016 vest 50% on each of the third and fourth anniversaries of the grant date, subject to his continued service.

Avery Dennison Corporation  | 2019 Proxy Statement  | 69

(3)
RSUs granted to Mr. Lovins on September 1, 2017 and Mr. Gravanis on June 1, 2015 vest in equal installments on the first, second, third and fourth anniversaries of the respective grant date, in each case subject to his continued service.

(4)
PUs are eligible for vesting at the end of a three-year performance period, subject to achievement of the applicable performance objectives established for the NEO's award. Amounts are shown at (i) 200% of target for the 2016-2018 PUs, which was the payout for all NEOs based on the actual performance during the period as determined by the Compensation Committee in February 2019, and (ii) the maximum level of performance for the 2017-2019 PUs and 2018-2020 PUs for all NEOs as actual performance through December 29, 2018 would result in above-target payouts.

(5)
MSUs are eligible for vesting as of the end of the period over one-, two-, three- and four-year performance periods, subject to achievement of the absolute TSR performance objective established for the award. Amounts are shown at (i) 200%, 188%, 137% and 0% of target for the vesting tranches of the MSUs granted in 2015, 2016, 2017 and 2018, respectively, the payouts for all NEOs based on our actual performance for the respective performance periods as determined by the Compensation Committee in February 2019; (ii) the maximum level of performance for the remaining tranches of the MSUs granted in 2016 and 2017, as actual performance through December 29, 2018 would result in above-target payouts; and (iii) the target level of performance for the remaining tranches of the MSUs granted in 2018, as actual performance through December 29, 2018 would result in below-target payouts, in each case including dividend equivalents accrued as of December 29, 2018.

Avery Dennison Corporation  | 2019 Proxy Statement  | 70

2018 OPTION EXERCISES AND STOCK VESTED

        The table below provides information regarding the number of shares acquired and the value realized by our NEOs upon the vesting of stock awards during 2018. Amounts reflect the vesting of (i) the PUs granted in 2015 for the 2015-2017 performance period, which paid out at 200% of target based on our relative TSR for all NEOs and at 200% of target based on our cumulative EVA for our corporate NEOs (excluding Mr. Lovins), 200% of target based on LGM's cumulative EVA for Messrs. Lovins and Gravanis, and 61% of target based on RBIS' cumulative EVA for Mr. Stander; (ii) the fourth tranche of MSUs granted in 2014 that paid out at 200% of target based on our 2014-2017 absolute TSR; (iii) the third tranche of MSUs granted in 2015 that paid out at 200% of target based on our 2015-2017 absolute TSR; (iv) the second tranche of MSUs granted in 2016 that paid out at 200% of target based on our 2016-2017 absolute TSR; (v) the first tranche of MSUs granted in 2017 that paid out at 188% of target based on our 2017 absolute TSR; and (vi) RSUs granted in 2015 and 2017 that vested in 2018. MSU amounts include accrued dividend equivalents paid out at vesting.

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(1)
Mitchell R. Butier	—	—	100,035	$11,777,116
Gregory S. Lovins	—	—	19,501	$2,279,893
Georges Gravanis	—	—	28,780	$3,355,193
Susan C. Miller	—	—	35,174	$4,144,904
Dean M. Stander	—	—	15,767	$1,824,341

(1)	Amounts reflect the number of shares paid out at vesting multiplied by the fair market value of our common stock on the vesting date, and include the vesting of the following stock awards. Numbers of shares paid out at vesting for MSUs include payout of accrued dividend equivalents.

NAME	AWARD TYPE	GRANT DATE	NUMBER OF UNITS SUBJECT TO VESTING (#)	PERFORMANCE MODIFIER (%)	NUMBER OF SHARES ACQUIRED ON VESTING (#)*	FAIR MARKET VALUE ON VESTING DATE ($)	VALUE REALIZED ON VESTING ($)

Butier
	RSUs	03/02/15	3,809	—	3,809	$114.95	$437,845
	MSUs	02/27/14	4,083	200%	8,166	$117.84	$962,281
	MSUs	02/26/15	6,708	200%	13,415	$117.84	$1,580,823
	MSUs	02/25/16	7,853	200%	15,705	$117.84	$1,850,677
	MSUs	02/23/17	6,513	188%	12,244	$117.84	$1,442,833
	PUs	02/26/15	23,348	200%	46,696	$117.84	$5,502,657
Lovins
	RSUs	09/01/17	1,453	—	1,453	$105.38	$153,117
	MSUs	02/27/14	1,050	200%	2,100	$117.84	$247,464
	MSUs	02/26/15	1,444	200%	2,887	$117.84	$340,204
	MSUs	02/25/16	856	200%	1,712	$117.84	$201,742
	MSUs	02/23/17	689	188%	1,295	$117.84	$152,603
	PUs	02/26/15	5,027	200%	10,054	$117.84	$1,184,763
Gravanis
	RSUs	06/01/15	3,043	—	3,043	$105.93	$322,345
	MSUs	02/27/14	1,668	200%	3,336	$117.84	$393,114
	MSUs	02/26/15	1,856	200%	3,711	$117.84	$437,304
	MSUs	02/25/16	1,607	200%	3,213	$117.84	$378,620
	MSUs	02/23/17	1,359	188%	2,555	$117.84	$301,081
	PUs	02/26/15	6,461	200%	12,922	$117.84	$1,522,729
Miller
	MSUs	02/27/14	2,395	200%	4,790	$117.84	$564,454
	MSUs	02/26/15	2,740	200%	5,480	$117.84	$645,763
	MSUs	02/25/16	1,659	200%	3,317	$117.84	$390,875
	MSUs	02/23/17	1,334	188%	2,507	$117.84	$295,425
	PUs	02/26/15	9,540	200%	19,080	$117.84	$2,248,387
Stander
	RSUs	09/01/15	2,700	—	2,700	$105.38	$284,526
	MSUs	02/27/14	1,401	200%	2,801	$117.84	$330,070
	MSUs	02/26/15	1,433	200%	2,866	$117.84	$337,729
	MSUs	02/25/16	750	200%	1,499	$117.84	$176,642
	MSUs	02/23/17	597	188%	1,122	$117.84	$132,217
	PUs	02/26/15	4,991	96%	4,779	$117.84	$563,157

Avery Dennison Corporation  | 2019 Proxy Statement  | 71

2018 PENSION BENEFITS

        The present values of accumulated pension benefits shown in the table below have been calculated based on the assumptions we used to calculate our pension benefit obligations in the consolidated financial statements contained in our 2018 Annual Report. Since the accrual of additional amounts under these plans has been frozen since December 31, 2010, the fluctuation in present values from year to year is based primarily on changes in the assumptions we use to determine the present value of participants' accumulated benefits for purposes of our year-end audited financial statements and secondarily on the passage of time. Messrs. Gravanis and Stander have not been included in the table because they have no accrued benefits under these plans. No payments from these plans were made to any of our NEOs in 2018.

NAME		PLAN NAME	NUMBER OF YEARS OF CREDITED SERVICE (#)	PRESENT VALUE OF ACCUMULATED BENEFIT(1) ($)

Mitchell R. Butier
		Pension Plan	9.33	$310,097
		Benefit Restoration Plan	9.33	$225,701

	Total			$535,798
Gregory S. Lovins
		Pension Plan	15.58	$310,414
		Benefit Restoration Plan	15.58	$30,049

	Total			$340,463
Susan C. Miller
		Pension Plan	21.00	$921,263
		Benefit Restoration Plan	21.00	$424,692

	Total			$1,345,955

(1)
Amounts reflect the lump-sum value of the applicable pension benefit accrued as of December 29, 2018. While the Benefit Restoration Plan allows for lump-sum payment, the Pension Plan requires that distributions take the form of a monthly annuity, except in special circumstances. For information regarding the assumptions we use to determine the present value of accumulated benefits for our pension plans, see Note 6, "Pension and Other Postretirement Benefits," to the consolidated financial statements contained in our 2018 Annual Report.

PENSION PLAN

        We provide qualified retirement benefits for eligible U.S. employees under the Avery Dennison Pension Plan (the "Pension Plan"). All of our NEOs — except for Messrs. Gravanis and Stander — are eligible to receive benefits under the Pension Plan, including reduced benefits in the event of early retirement. The accrual of additional benefits under the Pension Plan was frozen as of December 31, 2010; as a result, no additional accruals were made during 2018.

        Compensation covered by the Pension Plan includes base salary and AIP awards, up to the applicable statutory limitations each plan year. Employees vest in the Pension Plan after five years of service, or at age 55 upon termination of employment. The annual pension benefit payable in 2018 was limited to $220,000 under the Code.

        Benefits under the Pension Plan are based on pensionable earnings, length of service, when benefits commence, and how they are paid. Benefits are calculated separately for each year of applicable service using a formula equal to 1.25% times compensation up to the breakpoint (which for each year prior to our freezing the accrual of additional benefits was the average of the Social Security wage bases for the preceding 35 years) plus 1.75% times compensation in excess of the breakpoint. The results of the calculation for each year of service are added together to determine the annual single life annuity benefit under the Pension Plan for an employee at normal retirement (generally age 65), which is not subject to reduction for Social Security payments.

        Eligible participants may elect to receive their benefits in one of several payment forms payable in monthly installments. Benefits are generally paid in annuity form over the lifetime of the participant and/or a beneficiary. By default, single participants are eligible for a single life annuity, and they can choose from alternate payment forms that may include benefits payable to a beneficiary. By default, married participants are eligible for a joint and survivor annuity that is payable over the participant's lifetime, and, if survived by a spouse, over the spouse's lifetime. Married participants can choose alternate payment forms, with the consent of the spouse. The monthly benefit each eligible participant may receive is adjusted based on the plan's definition of actuarial equivalence.

Avery Dennison Corporation  | 2019 Proxy Statement  | 72

        Benefits are generally payable without reduction after participants reach age 65; however, certain participants — including our participating NEOs — may be eligible to receive an unreduced benefit at age 62. Prior to age 62, a participant's benefits are reduced by 15% for commencement of benefits at age 61 and an additional 5% for each additional year the participant elects to receive benefits early, provided that no benefit may commence before a participant reaches age 55.

        We terminated our U.S. pension plan as of September 28, 2018. We expect to fully fund the plan prior to transferring its liability to one or more insurance companies in the first half of 2019. Termination of the plan is expected to settle our U.S. pension liability through a combination of (i) lump-sum payments we made in 2018 to eligible participants who timely elected to receive them; (ii) the purchase of a group annuity contract(s) with one or more insurance companies; and (iii) the transfer to the Pension Benefit Guaranty Corporation of the benefits of those participants that qualify under applicable guidelines.

BENEFIT RESTORATION PLAN

        Our Benefit Restoration Plan (BRP) is a nonqualified excess benefit plan that provides for the payment of supplemental retirement benefits to eligible participants in an amount equal to the amount by which their benefits otherwise payable under the Pension Plan would be reduced under the Code. All NEOs — except for Messrs. Gravanis and Stander — are eligible to receive benefits under the BRP. The accrual of additional benefits under the BRP was frozen as of December 31, 2010; as a result, no additional accruals were made during 2018.

        Because the BRP is designed to mirror the Pension Plan, the information concerning the compensation covered, benefit formula, early retirement provisions, and payment forms is the same as that of the Pension Plan except that (i) the BRP provides for payment in the form of a lump-sum distribution, unless a timely election is made for monthly payments over the lifetime of the participant and a designated beneficiary, and (ii) BRP benefits are generally payable upon the later of separation from service and age 55.

2018 NONQUALIFIED DEFERRED COMPENSATION

        The table below provides information regarding NEO and company contributions to nonqualified deferred compensation plans(1) in fiscal year 2018. Mr. Gravanis has not been included in the table because, as a non-U.S. employee, he is not eligible to participate in the only plan currently open for deferrals.

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY ($)	REGISTRANT CONTRIBUTIONS IN LAST FY ($)(2)	AGGREGATE EARNINGS IN LAST FY ($)(3)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FYE ($)

Mitchell R. Butier	—	$161,302	$(113,709)	—	$1,542,455
Gregory S. Lovins	—	$36,207	$(12,709)	—	$216,703
Susan C. Miller	—	$44,600	$(472,527)	—	$4,975,516
Deon M. Stander	$112,624	$25,486	$(25,681)	—	$295,730

(1)
Amounts reflect the NEOs' participation in the Executive Variable Deferred Retirement Plan (EVDRP). Under the EVDRP, participants may choose among publicly available funds ranging from money market and bond funds to index and other equity/mutual funds. The rate of return depends on the funds selected by the participant.

(2)
Company contributions to the EVDRP are included in the "All Other Compensation" column of the 2018 Summary Compensation Table.

(3)
Amounts reflect EVDRP vested account balances as of December 29, 2018, the last day of our 2018 fiscal year. Ms. Miller elected to defer the MSUs granted to her in 2013, including related dividend equivalents, under the EVDRP. The amounts shown below were reported under the "All Other Compensation" column of the Summary Compensation Table in previous proxy statements.

NAME	AGGREGATE COMPANY CONTRIBUTIONS PREVIOUSLY REPORTED ($)

Butier	$401,038
Lovins	$44,764
Miller	$120,298
Stander	—

Avery Dennison Corporation  | 2019 Proxy Statement  | 73

EXECUTIVE VARIABLE DEFERRED RETIREMENT PLAN

        Our Executive Variable Deferred Retirement Plan (EVDRP) is the only active deferred compensation plan available to our eligible U.S. employees. Earnings are based on a fixed rate and/or the performance of variable bond and equity funds selected by the participant from available options. The EVDRP does not offer investment options that provide above-market interest rates.

        Eligible employees are able to defer U.S. taxes until their investment is withdrawn, providing an opportunity for them to accumulate savings on a pre-tax basis. We also benefit from this arrangement because we do not have to expend cash to pay amounts individuals have elected to defer. As a result, we can use this cash for other corporate purposes until a deferred compensation account is paid to a participant at the time the participant elected to receive in-service withdrawals or after termination of employment.

        All deferred compensation accounts are unfunded obligations of our company and subject to the same risks as any of our general debts and obligations. As a result, these accounts help mitigate risk-seeking behavior by management that could be detrimental to the long-term health of our company.

Employee Contributions

        Under the EVDRP, eligible employees can defer up to 75% of their salary and 90% of their AIP award.

Company Contribution

        As of January 1, 2018, we made a contribution to the deferred compensation accounts of eligible employees based on 401(k) eligible earnings and deferred compensation in 2017 in excess of the Code compensation limit. This annual contribution provided an automatic contribution of 3% of pay plus a matching contribution on the first 6% of pay above the Code compensation limit. This contribution was added to the deferred compensation accounts of eligible employees who were employed at year-end 2017, which included all our participating NEOs. In 2019, for 401(k) eligible earnings and deferred compensation in 2018 in excess of the Code compensation limit, the matching contribution will increase to the first 7% of pay above the Code compensation limit. This benefit is designed to supplement 401(k) contributions that are limited under the Code.

Withdrawals/Distributions

        Contributions to deferred compensation accounts are required to be distributed following an eligible employee's separation from service. Subject to Section 409A of the Code, eligible employees may elect to receive separation from service withdrawals in the form of a lump-sum payment or monthly installments over two to 20 years. Eligible employees may change the method in which payments are distributed provided that they do so at least 12 months before the date of distribution; however, any change results in the distribution occurring or beginning five years later than it would have otherwise. All of our NEOs are "key employees" under Section 409A of the Code. Distributions to key employees cannot be made until at least the seventh month after separation from service, except in the event of death.

Avery Dennison Corporation  | 2019 Proxy Statement  | 74

PAYMENTS UPON TERMINATION AS OF DECEMBER 29, 2018

        The table below shows potential benefits that would have been payable to our NEOs in the event of termination on December 29, 2018, the last day of our 2018 fiscal year. Amounts paid or distributed upon actual termination may differ from amounts shown due to timing and any future changes to our benefit plans.

		TERMINATION SCENARIOS AS OF THE END OF FISCAL YEAR 2018

NAME	BENEFIT	DEATH	QUALIFYING DISABILITY	QUALIFYING RETIREMENT(2)	INVOLUNTARY TERMINATION NOT FOR CAUSE	TERMINATION WITHIN 24 MOS. OF CHANGE OF CONTROL
Mitchell R. Butier
	Severance Payment	—	—	—	$7,122,334	$10,683,502
	Unvested Stock Options(1)	—	—	—	—	$2,098,840
	Unvested RSUs(1)	—	—	—	—	—
	Unvested PUs(1)	$5,558,034	$5,558,034	—	—	$7,811,355
	Unvested MSUs(1)	$4,209,061	$4,209,061	—	—	$5,870,583
	Outplacement	—	—	—	$25,000	$25,000
	Code Section 280G Adjustment	—	—	—	—	$(5,072,513)

Total		$9,767,095	$9,767,095	—	$7,147,334	$21,416,767

	Elimination of Excise Tax Liability	—	—	—	—	$(3,629,151)
	Value of Forfeited Equity(1)	$(6,013,683)	$(6,013,683)	$(15,780,779)	$(15,780,779)	—
Gregory S. Lovins
	Severance Payment	—	—	—	$1,088,042	$2,176,084
	Unvested Stock Options(1)	—	—	—	—	—
	Unvested RSUs(1)	$387,210	$387,210	—	—	$387,210
	Unvested PUs(1)	$666,343	$666,343	—	—	$1,040,910
	Unvested MSUs(1)	$622,283	$622,283	—	—	$896,594
	Outplacement	—	—	—	$25,000	$25,000

Total		$1,675,836	$1,675,836	—	$1,113,042	$4,525,798

	Value of Forfeited Equity(1)	$(648,877)	$(648,877)	$(2,324,714)	$(2,324,714)	—
Georges Gravanis
	Severance Payment	—	—	—	$1,365,663	$2,731,327
	Unvested Stock Options(1)	—	—	—	—	—
	Unvested RSUs(1)	$270,310	$270,310	$270,310	$270,310	$270,310
	Unvested PUs(1)	$1,148,365	$1,148,365	$1,642,289	$1,642,289	$1,620,792
	Unvested MSUs(1)	$916,492	$916,492	$1,031,713	$1,031,713	$1,264,127
	Outplacement	—	—	—	$25,000	$25,000

Total		$2,335,165	$2,335,167	$2,944,312	$4,334,975	$5,911,556

	Elimination of Excise Tax Liability	—	—	—	—	$(969,504)
	Value of Forfeited Equity(1)	$(820,063)	$(820,063)	—	—	—
Susan C. Miller
	Severance Payment	—	—	—	$1,136,747	$2,273,493
	Unvested Stock Options(1)	—	—	—	—	—
	Unvested RSUs(1)	—	—	—	—	—
	Unvested PUs(1)	$1,143,242	$1,143,242	$1,676,440	$1,676,400	$1,574,778
	Unvested MSUs(1)	$970,530	$970,530	$1,198,407	$1,198,407	$1,290,508
	Outplacement	—	—	—	$25,000	$25,000

Total		$2,113,772	$2,113,772	$2,874,847	$4,036,554	$5,163,779

	Value of Forfeited Equity(1)	$(751,514)	$(751,514)	—	—	—
Deon M. Stander
	Severance Payment	—	—	—	$866,206	$1,732,412
	Unvested Stock Options(1)	—	—	—	—	—
	Unvested RSUs(1)	—	—	—	—	—
	Unvested PUs(1)	$1,486,896	$1,486,896	—	—	$1,952,661
	Unvested MSUs(1)	$542,569	$542,569	—	—	$766,951
	Outplacement	—	—	—	$25,000	$25,000

Total		$2,029,465	$2,029,465	—	$891,206	$4,477,024

	Value of Forfeited Equity(1)	$(690,148)	$(690,148)	$(2,719,612)	$(2,719,612)	—

(1)
Values for equity awards were determined as follows: (i) for stock options, the number of shares that would have been exercisable multiplied by the difference between the fair market value of our common stock on December 29, 2018, the last trading day of our 2018 fiscal year, and the applicable exercise price; (ii) for RSUs, PUs and MSUs, the number of shares that would have been acquired or forfeited on vesting multiplied by the fair market value of our common stock on December 29, 2018.

(2)
Mr. Gravanis and Ms. Miller qualified as retirement eligible at the end of fiscal year 2018 because they had reached the age of 55 and had completed over ten years of service with our company. As a result, in every termination scenario, all of their unvested equity awards would vest, with unvested PUs and MSUs vesting on a prorated basis after the respective performance period based on our actual performance.

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        In addition to the amounts shown in the table on the previous page, in the event of termination, our NEOs would be entitled to receive their accrued and vested benefits under any pension and deferred compensation plans in which they participate. These amounts would be determined and paid in accordance with the terms and conditions of the applicable plans, and are not included in the table. See 2018 Pension Benefits and 2018 Nonqualified Deferred Compensation for information on these benefits.

        None of our NEOs has an employment contract; if an NEO were no longer performing at the expected level, he or she could be terminated for cause immediately without receiving a contractually-guaranteed payment. The other potential payments upon termination or a change of control are described below.

EXECUTIVE SEVERANCE PLAN

        Each of our NEOs is a participant in the Severance Plan. Upon involuntary termination not for cause, they would be entitled to the benefits shown below.

        Benefits Not Subject to Gross up.    Benefits are subject to withholding for all applicable taxes and not grossed-up for taxes.

        Trigger for Benefits.    Involuntary termination, which excludes termination for cause; due to disability; due to death; due to voluntary resignation; or due to an executive declining simultaneous or continuing employment in a comparable position.

        Definition of Cause.    Cause is defined as (i) commission of a crime or other act that could materially damage the reputation of our company or its subsidiaries; (ii) theft, misappropriation, or embezzlement of company or subsidiary property; (iii) falsification of company or subsidiary records; (iv) substantial failure to comply with written policies and procedures; (v) misconduct; or (vi) substantial failure to perform material job duties not cured within 30 days after written notice.

        Mr. Gravanis' severance benefits would be subject to applicable Dutch labor laws and regulations in effect at the time of his separation, and he would therefore receive the greater of the amount provided under the Severance Plan and the amount required by those laws and regulations.

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KEY EXECUTIVE CHANGE OF CONTROL SEVERANCE PLAN

        Each of our NEOs is also a participant in the COC Severance Plan, which is designed to retain certain key executives during a period in which a change of control transaction is being negotiated or a hostile takeover is being attempted. Participants are only entitled to benefits if they are terminated not for "cause" or terminate employment for "good reason" within 24 months of the change of control (a "double trigger"). In these circumstances, they would be entitled to the benefits shown below.

        Benefits Not Subject to Gross-up.    Benefits are subject to withholding for all applicable taxes and not grossed-up for excise or other taxes. However, if the payment would trigger an excise tax for a particular NEO, the NEO can elect to receive (i) his or her full benefits, with him or her responsible for paying any applicable excise taxes, or (ii) reduced benefits to an amount sufficient to eliminate any excise tax liability.

        Definition of Change of Control.    Change of control is defined as (i) replacement of a majority of our Board during any 12-month period by directors whose appointment or election was not endorsed by a majority of the members of our Board; or (ii) acquisition by any person, group or corporation that has entered into a merger, acquisition, consolidation, purchase, stock acquisition, asset acquisition, or similar business transaction with our company, of (A) together with any of our company's stock previously held, more than 50% of the total fair market value or the total voting power of our company's stock; (B) 30% or more of the total voting power of our company's stock during any 12-month period; or (C) assets of our company having a total gross fair market value of 40% or more of the total gross fair market value of all of our company's assets during any 12-month period.

        Definition of cause.    Cause is defined as it is under the Severance Plan.

        Definition of good reason.    Good reason is defined as (i) material diminution in base compensation; (ii) material diminution in authority, duties, or responsibilities or supervisor's authority, duties, or responsibilities; (iii) material change in geographic job location; or (iv) any other action or inaction that constitutes a material breach by our company.

        Mr. Gravanis' severance benefits would be subject to applicable Dutch labor laws and regulations in effect at the time of his separation, and he would therefore receive the greater of the amount provided under the COC Severance Plan and the amount required by those laws and regulations.

EQUITY INCENTIVE PLANS

        Under our previous Amended and Restated Stock Option and Incentive Plan last approved by our stockholders in April 2012 and our 2017 Incentive Award Plan approved by stockholders in April 2017, unvested equity awards held by our NEOs on the date of termination would vest as shown in the table on the following page. Mr. Gravanis and Ms. Miller qualified as retirement eligible at the end of our 2018 fiscal year because they had reached the age of 55 and had completed over ten years of service with our company.

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VESTING OF EQUITY AWARDS ON TERMINATION EVENTS

	PUs	MSUs	RSUs	Stock Options
Resignation/Involuntary Termination, whether For or Not for Cause	Cancelled	Cancelled	Cancelled	Cancelled
Death	Vest at time of event on a prorated basis based on target performance	Vest at time of event on a prorated basis based on target performance	Vest	Cancelled

Qualifying Disability	Same as death	Same as death	Vest	Cancelled

Qualifying Retirement	Vest after the end of the performance period on a prorated basis based on actual performance	Vest after the end of the performance period on a prorated basis based on actual performance	Vest	Vest and exercisable by our CEO for the full term of the option and by our other NEOs for the lesser of five years and the full term of the option
Change of Control*	Vest based on actual, if determinable, and otherwise target performance only in the event of termination without cause or for good reason within 24 months after change of control	Vest based on actual, if determinable, and otherwise target performance only in the event of termination without cause or for good reason within 24 months of change of control	Vest only in the event of termination without cause or for good reason within 24 months after change of control	Vest only in the event of termination without cause or for good reason within 24 months after change of control
*
Unvested PUs and MSUs granted prior to May 2017 would vest based on target performance. Unvested stock options granted prior to May 2012 would vest on a change of control.

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EQUITY COMPENSATION PLAN INFORMATION AS OF DECEMBER 29, 2018

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (A)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (B)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A)) (C)

Equity compensation plans approved by security holders
Amended and Restated Stock Option and Incentive Plan(1)	1,557,393	$45.06	—
Amended and Restated Director Equity Plan(2)	2,000	$20.64	—
2017 Incentive Award Plan(3)	566,807	—	4,899,701

	2,126,200	$45.06	4,899,701

(1)
Our Amended and Restated Stock Option and Incentive Plan (the "Previous Plan") was last approved by stockholders in April 2012. We last issued awards under the Previous Plan in March 2017. Under the Previous Plan, shares issuable under outstanding equity awards granted prior to December 29, 2018 included (i) stock options and RSUs for non-employee directors and (ii) stock options, RSUs, PUs and MSUs for officers and other eligible employees. Amount in column (A) includes 509,598 stock options; 29,473 RSUs; 392,595 MSUs (including accrued dividend equivalents and reflecting the tranches of the 2015, 2016 and 2017 MSUs subject to vesting as of December 29, 2018 at 200%, 188% and 137%, respectively, the payouts based on our actual performance as determined by the Compensation Committee in February 2019, and the remaining unvested tranches of the MSUs granted in 2015, 2016 and 2017 at the maximum level of performance as actual performance as of December 29, 2018 would result in above-target payouts); 625,727 PUs (reflecting the maximum level of performance for the relative TSR component of the 2016-2018 and 2017-2019 PUs as actual performance would result in above-target payouts, and a weighted average of 185% and 174%, respectively, for the cumulative EVA component of these PUs). Price in column (B) does not include RSUs, MSUs, PUs or dividend equivalents.

(2)
Under our Amended and Restated Director Equity Plan, equity awards included stock options and DSUs. We last issued awards under this plan in April 2009 and thereafter issued awards to our non-employee directors under the Previous Plan (and now issue these awards under our 2017 Incentive Award Plan (the "Current Plan")). Amount in column (A) includes only stock options.

(3)
The Current Plan was approved by our stockholders in April 2017. We began issuing awards under the Current Plan in May 2017. Under the Current Plan, shares issuable under outstanding equity awards granted prior to December 29, 2018 included (i) RSUs and DSUs for non-employee directors and (ii) RSUs, DSUs, PUs and MSUs for officers and other eligible employees. Amount in column (A) includes 58,950 RSUs, 191,366 DSUs, 87,973 MSUs (including accrued dividend equivalents and reflecting the tranche of the 2018 MSUs subject to vesting as of December 29, 2018 at 0%, the payout based on our actual performance as determined by the Compensation Committee in February 2019, and the unvested tranches of the MSUs granted in 2018 at the target level of performance as actual performance as of December 29, 2018 would result in below-target payouts, and 228,518 PUs, reflecting the maximum level of performance for the relative TSR component of the 2018-2020 PUs as actual performance as of December 29, 2018 would result in above-target payouts, and a weighted average of 191% for the cumulative EVA component of these PUs). Amount in column (C) represents the aggregate number of shares available for future issuance, with each full-value award decreasing the number of shares available for future issuance by 1.5 shares.

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CEO PAY RATIO

        As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing this disclosure about the relationship between the median annual total compensation of our employees to the annual total compensation of our CEO. We are located in countries around the world to best serve our customers, with approximately 77% of our revenues generated outside the U.S. and approximately 49% of our revenues generated in emerging markets (Asia, Latin America, Eastern Europe and Middle East/Northern Africa). As a global organization with employees located in over 50 countries, approximately 87% of our employees are located outside the U.S. and approximately 68% are located in emerging markets.

        The charts shown below provide a breakdown of our global employee population by region and function. Over 19,000 of our approximately 32,000 employees, representing 60% of our global workforce, are in Asia, serving our customers in that region. In addition, approximately 60% of our global workforce works in the operations of our manufacturing facilities worldwide or in positions directly supporting them from other locations

        Our compensation philosophy is to offer market-based, competitive wages and benefits in all the markets where we compete for talent — 97% of our employees were paid above the applicable legal minimum wage at the end of 2018. Our CEO's compensation is driven by pay for performance, in-line with our peers and commensurate with that provided by companies of similar size, scope, complexity and performance.

2018 PAY RATIO

  •
  The annual total compensation of our median employee (among all employees except for our CEO) was approximately $12,523.
  •
  Our CEO's annual total compensation, as reported in the Total column of the 2018 Summary Compensation Table, was $8,709,697.
  •
  Based on this information, a reasonable estimate of the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was approximately 696 to 1.

        We calculated this ratio based on the rules and guidance provided by the SEC. SEC rules allow for varying methodologies for companies to use in identifying their median employee; other companies may have different workforce demographics and employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their CEO pay ratios. Consequently, the CEO pay ratios reported by other companies may not be meaningful for purposes of comparison to our CEO pay ratio.

IDENTIFICATION OF MEDIAN EMPLOYEE

        Given that there were no changes in the compensation arrangements of our global workforce from 2017 to 2018 that would cause a significant change in our CEO pay ratio, as allowed by SEC rules, we considered using the same median employee in 2018 as we did in 2017. However, given that the role of the median employee identified for 2017 changed in 2018, we identified another employee as the median employee for 2018 from the same group from which we identified the 2017 median employee, as described more fully on the following page. The employee identified for 2018 had comparable pay to the median employee in 2017 but best represented the compensation of the employees in this group given the 2017 median employee's role change.

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        For purposes of identifying our median employee in 2017, we considered annual base compensation, which is the most common pay element for all our employees, as reflected in our global human resources information system. We selected this compensation element because it represents the principal broad-based compensation element for the vast majority of our employees globally. We measured compensation for purposes of determining the median employee using the 12-month period ending December 31, 2017. No cost-of-living adjustments were made.

        We selected November 1, 2017 as the date on which to determine our median employee. As of that date, we had 30,256 employees, 26,231 of which were located outside of the United States and approximately 21,000 of which were located in emerging markets. We utilized the de minimis exemption to eliminate countries representing no more than 5% of our global population in the aggregate. The countries excluded were Indonesia, Pakistan and Sri Lanka, with 542, 202 and 646 employees, respectively, in the aggregate representing approximately 4.6% of our global workforce.

        To determine our medianable group, we used a statistical sampling approach known as stratified sampling to concentrate on medianable employees, which were those within a narrow range of the estimated median salary of $9,524, because these employees were all reasonably likely to be our median employee. As a result of this statistical sampling process, we identified 647 employees with a salary within $500 of this amount. Employees from China represented 51% of the medianable group; as a result, we narrowed the medianable group to those 329 employees. Finally, we identified the nine employees who were potentially our median employee by analyzing additional qualitative and quantitative characteristics, including pay volatility.

MEDIAN EMPLOYEE COMPENSATION

        Using the methodology described above, we determined that our median employee for 2018 was a full-time, salaried employee working at a manufacturing facility in China. For purposes of this disclosure, we converted the employee's base compensation from Chinese Yuan to U.S. dollars using the exchange rate as of December 1, 2018 of 0.14408184.

        In determining the annual total compensation of approximately $12,523 for our median employee, as required by SEC rules, we calculated the employee's compensation in accordance with Item 402(c)(2)(x) of Regulation S-K, consistent with how we determine our CEO's total compensation for the 2018 Summary Compensation Table.

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ITEM 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee — which is directly responsible for the appointment, compensation (including approval of audit and non-audit fees) and evaluation of the independent registered public accounting firm that audits our financial statements and internal control over financial reporting — has appointed PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for fiscal year 2019, and our Board is seeking stockholder ratification of the appointment. Stockholder ratification is not required by our Bylaws or applicable laws and regulations. However, our Board annually submits this appointment for stockholder ratification as an element of our strong governance program. If stockholders were not to ratify the appointment, the Audit Committee would reconsider whether or not to retain PwC, but could determine to do so in the committee's discretion. In addition, even if the appointment is ratified, the Audit Committee could subsequently appoint a different independent registered public accounting firm without stockholder approval if the committee were to determine that doing so would be in the best interests of our company and stockholders.

        Although no formal statement from PwC is planned, representatives of the firm will be present at the Annual Meeting to answer questions from stockholders.

AUDIT COMMITTEE EVALUATION

        In determining whether to reappoint PwC, the Audit Committee considered the qualifications, performance, and independence of the firm and the audit engagement team, the quality of its discussions with PwC, and the fees charged by PwC for the quality and breadth of services provided. In connection with the 2019 appointment, the Audit Committee considered, among other things, the following:

  •
  Audit Quality — The quality of PwC's audit and non-audit work, based on its oversight of the firm's work product, as well as its discussions with management in executive session without PwC present and its discussions with PwC in executive session without management present;

  •
  Performance — PwC's reports on its quality controls and its performance during our 2018 and prior-year audits;

  •
  Qualitative Review — The results of our global survey of members of management and the Audit Committee evaluating PwC's (i) expertise and resources, (ii) audit planning, (iii) communication and interaction, (iv) independence, objectivity and professional skepticism and (v) value for fees;

  •
  Self-Assessment — PwC's self-assessment of its accomplishments in connection with the 2018 audit, its satisfaction of the service needs and expectations of the Audit Committee and management, and areas of continued focus and improvement opportunities;

  •
  Regulatory Reviews — External data on the firm's audit quality and performance, including recent Public Company Accounting Oversight Board (PCAOB) reports on PwC and its peer firms;

  •
  Reasonableness of Fees — The appropriateness of PwC's fees for audit and non-audit services, both on an absolute basis and relative to comparable firms;

  •
  Independence — Written disclosures from the firm and the independence letter required by the PCAOB; and

  •
  Tenure — PwC's tenure as our independent auditor, including the benefits of having a long-tenured auditor and the controls we and they have in place to mitigate any potential independence risk.

        The Audit Committee has determined that the appointment of PwC is in the best interest of our company and stockholders. The Audit Committee has appointed, subject to stockholder ratification, PwC as our independent registered public accounting firm for fiscal year 2019 and recommends that stockholders ratify the appointment at the Annual Meeting.

RECOMMENDATION OF BOARD OF DIRECTORS

        Our Board recommends that you vote FOR ratification of the appointment of PwC as our independent registered public accounting firm for fiscal year 2019. Properly dated and signed proxies will be so voted unless you specify otherwise.

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AUDIT MATTERS

AUDITOR TENURE

        PwC has been our independent registered public accounting firm since 1998 and served in that capacity during fiscal year 2018. Through its predecessor entities, the firm has served as our independent auditor since at least 1960, which was the first year our financial statements were subject to SEC reporting requirements. We have been unable to determine the exact year PwC began serving as the auditor for our company. PwC is very well qualified to act as our independent registered public accounting firm and has a deep understanding of our operations and accounting practices. Some governance stakeholders have suggested that long tenure poses a risk to auditor independence. The Audit Committee believes, however, that PwC's years of experience auditing our company confers significant benefits, including the following:

  •
  Greater Audit Quality — PwC has deep institutional knowledge regarding our operations, businesses, and accounting policies and practices;

  •
  Economies of Scale — PwC has a global presence with resources in virtually all of the countries in which we do business, enabling the firm to cost-effectively perform statutory audit work on our subsidiary accounts; and

  •
  Cost Efficiency — Having familiarity with our businesses allows PwC to perform its services and ensure audit quality more cost-competitively than other firms.

        In conducting its periodic review of whether to appoint a new independent registered public accounting firm, the Audit Committee considers the fact that onboarding a new firm would require a significant time commitment on the part of management, potentially distracting from the paramount focus on financial reporting and internal controls, without necessarily increasing audit quality.

        The Audit Committee has several controls in place to mitigate any potential independence risk, including the following:

  •
  Limits on Non-Audit Services — The Audit Committee assesses the impact providing non-audit services may have on PwC's independence each time it approves the firm's provision of these services, as well as during its annual assessment of the firm's independence;

  •
  Periodic Consideration of Auditor Rotation — The Audit Committee periodically considers whether to change the independent registered public accounting firm based on its assessment of PwC's audit quality, performance, compensation and independence, having most recently done so in 2015 and determined to retain PwC, reconfirming its decision in 2018;

  •
  Executive Sessions — The Audit Committee meets regularly both with PwC without management present and with management without PwC present; and

  •
  Lead Engagement Partner Selection — The Audit Committee selects any new lead engagement partner, in consultation with members of senior management and representatives of PwC.

        In order to regularly bring a fresh perspective to the audit, a new lead engagement partner is designated at least every five years. A new partner has been designated for the 2019 audit, having shadowed the 2018 partner to ensure service continuity and knowledge transfer. The Audit Committee interviewed the partner prior to his designation, and the Audit Committee was directly responsible for making the selection, in consultation with members of senior management and representatives from PwC.

AUDITOR INDEPENDENCE

        PwC has advised us that neither the firm nor any member thereof has any financial interest, direct or indirect, in any capacity in our company or our subsidiaries. As a result, PwC has confirmed to the Audit Committee that it is in compliance with the rules, standards and policies of the PCAOB and the regulations of the SEC governing auditor independence.

        The Audit Committee considers the impact providing non-audit services may have on PwC's independence each time it approves the firm's provision of such services, as well as during its annual assessment of the firm's

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independence. In February 2019, the Audit Committee reviewed the non-audit services approved by the Committee and provided by PwC during 2018, including the related fees, and determined that the firm's provision of these services did not impair PwC's independence.

AUDITOR COMPENSATION

        In negotiating and approving PwC's fees and services, the Audit Committee considers whether PwC is best positioned to provide the services effectively and efficiently due to its familiarity with our operations, businesses, accounting policies and practices, internal controls, and financial and information technology systems, as well as whether the services enhance our ability to manage or control risks and maintain audit quality. The Audit Committee monitors the services rendered and fees paid to PwC to ensure that they are within the parameters approved by the Audit Committee.

COMMITTEE APPROVAL OF FEES

        The Audit Committee has adopted procedures for the pre-approval of all audit and non-audit services provided by the independent registered public accounting firm, and the fees paid to PwC in 2018 were pre-approved. The Audit Committee pre-approved the estimated audit fees in February 2018, received a mid-year update on year-to-date fees incurred in July, and assessed the final fees in connection with its review of the results of the audit in February 2019. These procedures include reviewing and approving a plan for audit and permitted non-audit services, which includes a description of, and estimated fees for, audit services and non-audit services. Additional Audit Committee approval is required for non-audit services not included in the initial plan or substantially in excess of the budgeted amount for the particular category of services. The Audit Committee has delegated interim pre-approval authority to its Chair for services not included in the audit plan; these services are reviewed with the entire Audit Committee at a subsequent meeting.

AUDIT FEES

        For fiscal years 2018 and 2017, PwC provided the services shown below for our company — all of which were approved by the Audit Committee using the procedures described above — for which we paid the firm the fees indicated.

	2018	2017

Audit Fees(1)	$7,946,000	$8,025,000
Audit-Related Fees(2)	503,000	448,000
Tax Fees:
Tax Compliance(3)	2,312,000	1,949,000
Tax Planning(4)	1,792,000	1,369,000
All Other Fees(5)	40,000	55,000

Total Fees	$12,593,000	$11,846,000

(1)
Includes fees for services performed to comply with the standards established by the PCAOB, including the audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting; audits in connection with statutory filings; and other services that the principal independent registered public accounting firm most effectively and efficiently can provide, such as procedures related to audits of our income tax provisions and related reserves, consents and review of our SEC filings.

(2)
Includes fees associated with assurance and related services traditionally performed by the independent registered public accounting firm and reasonably related to the performance of the audit or review of our financial statements, including assistance in financial due diligence related to acquisitions and divestitures; accounting consultations; consultations concerning financial accounting and reporting standards; general advice on implementation of SEC and Sarbanes-Oxley requirements; and audit services not required by statute or regulation. This category also includes audits of pension and other employee benefit plans, as well as the review of information technology systems and internal controls unrelated to the audit of the financial statements.

(3)
Includes fees associated with tax compliance such as preparation of tax returns, tax audits and transfer pricing.

(4)
Includes fees for domestic and international tax planning, and tax planning related to restructuring actions, acquisitions and divestitures.

(5)
Includes fees for any services other than those described in the above categories. Included an information technology license in both years, and a research and development study in Israel and a trade compliance project in Malaysia in 2017.

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AUDIT AND FINANCE COMMITTEE REPORT

COMPOSITION AND QUALIFICATIONS

        The Audit and Finance Committee (referred to in this report as the "Committee") of our Board of Directors is comprised of the directors named below, each of whom meets the enhanced independence and experience standards for audit committee members set forth in Securities and Exchange Commission (SEC) rules and New York Stock Exchange (NYSE) listing standards. Our Board of Directors has determined all members to be financially literate and designated each of Messrs. Anderson, Barker and Siewert as an "audit committee financial expert" under applicable SEC regulations. Members of the Committee are prohibited from sitting on the audit committee of more than two other public companies, and all members are in compliance with this restriction.

PRIMARY RESPONSIBILITIES

        The Committee has a written charter adopted by our Board of Directors, which is available on our website at www.averydennison.com/auditcharter. The Committee annually reviews the charter and recommends changes to the Board for approval. The charter was last amended in December 2018.

        During fiscal year 2018, the Committee primarily performed the following activities on behalf of our Board of Directors:

  •
  Reviewed and discussed with management and the independent registered public accounting firm our quarterly and annual financial results, earnings release documentation and the related reports filed with the SEC;

  •
  Reviewed and discussed with management, the Vice President of Internal Audit and the independent registered public accounting firm our internal controls report and the independent registered public accounting firm's attestation thereof;

  •
  Evaluated the qualifications, performance and independence of the independent registered public accounting firm and met with representatives of the firm to discuss the scope, budget, staffing and progress of the firm's audit;

  •
  Supervised the Vice President of Internal Audit with respect to the scope, budget, staffing and progress of the internal audit and evaluated his personal performance, as well as the performance of the internal audit function; and

  •
  Discussed significant financial risk exposures, including our cybersecurity risk management program, and the steps taken by management to monitor and control these exposures.

OVERSIGHT OF CONSOLIDATED FINANCIAL STATEMENTS

        Management is responsible for our consolidated financial statements, accounting and financial reporting policies, internal control over financial reporting, and disclosure controls and procedures. The Committee appointed the independent registered public accounting firm of PricewaterhouseCoopers LLP (PwC) to provide audit, audit-related and tax compliance services, with limited tax planning and other non-audit services to the extent approved by the Committee. PwC was responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and issuing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America (GAAP). The Committee's responsibility is to monitor and oversee our accounting and financial reporting processes, the audit of our consolidated financial statements and our internal control over financial reporting. The members of the Committee are not professionally engaged in the practice of auditing or accounting and rely without independent verification on the information provided to them and the representations made by management and PwC.

        The Committee reviewed and discussed our consolidated financial statements and related footnotes for the fiscal year ended December 29, 2018 — including our company's critical accounting policies and management's significant estimates and judgments — with management and PwC, as well as PwC's report and unqualified opinion on the audit. Management represented to the Committee and PwC that our consolidated financial statements were prepared in

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accordance with GAAP. PwC presented the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB and currently in effect. The Committee received these written disclosures and the letters from PwC required by the applicable requirements of the PCAOB regarding communications concerning independence — including Rule 3524, Audit Committee Pre-approval of Certain Tax Services; Rule 3525, Audit Committee Pre-approval of Non-Audit Services Related to Internal Control Over Financial Reporting; and Rule 3526, Communication with Audit Committees Concerning Independence — and discussed with PwC its independence from our company and management.

        Based on the Committee's review and discussions with management and PwC described above, as well as the Committee's review of the representations of management and the audit report and unqualified opinion of PwC, the Committee recommended that our Board of Directors approve the inclusion of the audited consolidated financial statements for the year ended December 29, 2018 in our Annual Report on Form 10-K filed with the SEC.

OVERSIGHT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Committee's responsibility is to appoint the independent registered public accounting firm, and monitor and oversee the firm's qualifications, compensation, performance and independence. In this capacity, the Committee reviewed with PwC the overall scope of and fees for its audit, and monitored the progress of PwC's audit in assessing our compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including the firm's findings and required resources.

        PwC provided to the Committee the written disclosures and independence letter required by the PCAOB. The Committee discussed with PwC its independence from our company and management and concluded that PwC was independent during fiscal year 2018. The Committee has a policy requiring pre-approval of fees for audit, audit-related, tax and other services and has concluded for 2018 that PwC's provision of limited non-audit services to our company in 2018 was compatible with maintaining its independence.

        Under its charter, the Committee is required to periodically consider whether it is appropriate to change the independent registered public accounting firm, and the Committee most recently evaluated with management and PwC whether it may be appropriate to do so in 2015, with a view to ensuring that audit quality would continue to be paramount. The Committee determined at that time to retain PwC, and the Committee reconfirmed its decision in 2018.

        The Committee has determined that the appointment of PwC as our independent registered public accounting firm for fiscal year 2019 is in the best interest of our company and stockholders. The Committee has appointed PwC in such capacity and recommends that stockholders ratify the appointment at the Annual Meeting.

OVERSIGHT OF INTERNAL AUDIT

        The Committee's responsibility is to monitor and oversee our internal audit function, reviewing the significant audit results reported to management and management's responses thereto. In this capacity, the Committee reviews with the Vice President of Internal Audit the overall scope and budget for the internal audit, and regularly monitors the progress of the internal audit in assessing our compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including the Vice President of Internal Audit's key findings and required resources. The Committee directly supervises the Vice President of Internal Audit in the conduct of his operational responsibilities and evaluates his individual performance as well as that of the entire internal audit function.

EXECUTIVE SESSIONS

        The Committee regularly meets separately in executive session without management present with each of the Vice President of Internal Audit and PwC to review and discuss their evaluations of the overall quality of our accounting and financial reporting and internal control. The Committee also periodically meets, without PwC or the Vice President of Internal Audit present, with management, as well as occasionally with only our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, and General Counsel to discuss, among other things, significant risk exposures impacting our financial statements and accounting policies.

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STOCKHOLDER FEEDBACK

        The Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints regarding our accounting, internal controls and auditing matters. See Complaint Procedures for Accounting and Auditing Matters in the Governance, Sustainability and Social Responsibility section of this proxy statement. The Committee welcomes feedback regarding its oversight of our audit and finance programs. Stockholders may communicate with the Committee by writing to the Audit and Finance Committee Chair, c/o Corporate Secretary, Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203.

Patrick T. Siewert, Chair
Anthony K. Anderson
Peter K. Barker
Ken C. Hicks
Andres A. Lopez
Martha N. Sullivan

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SECURITY OWNERSHIP INFORMATION

SECURITY OWNERSHIP OF MANAGEMENT AND SIGNIFICANT STOCKHOLDERS

        The table below shows the number of shares of our common stock beneficially owned by our (i) directors; (ii) NEOs; (iii) current directors and executive officers as a group; and (iv) greater-than-five-percent, or "significant," stockholders, in each case as of the February 25, 2019 record date for the Annual Meeting. "Beneficial ownership" means that the individual, group or entity, directly or indirectly, has or shares with others the power to vote (or direct the voting of) or the power to dispose of (or direct the disposition of) the shares; the individual, group or entity may or may not have any economic interest in the shares. The reporting of information in the table does not constitute an admission that the individual, group or entity is, for the purpose of Section 13 or 16 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), the beneficial owner of the shares shown.

NAME OF BENEFICIAL OWNER	COMMON STOCK(1)	NUMBER OF SHARES SUBJECT TO DSUS, OPTIONS EXERCISABLE, AND RSUS, PUs and MSUs VESTING WITHIN 60 DAYS(2)	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENT OF CLASS(3)

Directors
Dean A. Scarborough	48,668	278,930	327,598	*
Bradley A. Alford	15,564	33,488	49,052	*
Anthony K. Anderson	3,035	9,234	12,269	*
Peter K. Barker	27,769	44,929	72,698	*
Mark J. Barrenechea	—	173	173	*
Mitchell R. Butier	157,604	107,211	264,815	*
Ken C. Hicks	23,369	29,272	52,641	*
Andres A. Lopez	1,974	591	2,565	*
David E. I. Pyott	15,293	65,904	81,197	*
Patrick T. Siewert	12,663	—	12,663	*
Julia A. Stewart	16,009	48,317	64,326	*
Martha N. Sullivan	11,027	9,953	20,980	*
Non-Director NEOs
Gregory S. Lovins	16,027	13,070	29,097	*
Georges Gravanis	11,886	22,923	34,809	*
Susan C. Miller	30,534	25,175	55,709	*
Deon M. Stander	16,034	25,189	41,223	*
All current directors and executive officers as a group (18 persons)	407,456	714,359	1,121,815	1.3%
Significant stockholders
The Vanguard Group(4)	9,847,087	—	9,847,087	11.7%
BlackRock, Inc.(5)	6,272,094	—	6,272,094	7.5%

(1)
Except as otherwise noted herein, each director, NEO and executive officer has sole voting and investment power with respect to the shares indicated and no shares have been pledged as security by any such person. Includes for the following beneficial owners the following amounts of shares held in various employee savings plans as of February 25, 2019: Mr. Scarborough — 44,587; Mr. Butier — 3,816; Mr. Lovins — 1,985; Ms. Miller — 698; and all current directors and executive officers as a group — 55,610. For Mr. Scarborough, also includes 2,730 shares held in the Capital Accumulation Plan, a legacy deferred compensation plan, and 148 and 20 shares held by his wife and one of his children, respectively, as to which he disclaims beneficial ownership. For Ms. Miller, also includes 16,427 shares held in the EVDRP.

(2)
Numbers reported in this column are not entitled to vote at the Annual Meeting. Includes the following number of DSUs deferred through the DDECP by the following directors as of February 25, 2019, as to which they have no voting or investment power: Mr. Alford — 17,479; Mr. Anderson — 9,234; Mr. Barker — 28,920; Mr. Barrenechea — 173; Mr. Hicks — 13,263; Mr. Lopez — 591; Mr. Pyott — 49,895; Ms. Stewart — 37,335; and Ms. Sullivan — 9,129. DSUs are included as beneficially owned because, if the director were to resign or retire from our Board, his or her DDECP account would be valued as of the date of separation and the equivalent number of shares of our common stock would be issued to the separating director.

(3)
Percent of class based on 83,972,867 shares of our common stock outstanding as of February 25, 2019. Individuals with an (*) beneficially own less than 1% of our outstanding common stock.

(4)
Number of shares beneficially owned based on information as of December 31, 2018 contained in Amendment No. 8 to Schedule 13G filed with the SEC on February 11, 2019. The Vanguard Group has sole voting power with respect to 104,565 shares; shared voting power with respect to 17,497 shares; sole dispositive power with respect to 9,725,858 shares; and shared dispositive power with respect to 121,229 shares. The Vanguard Group is an investment adviser, in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act, with a business address of 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(5)
Number of shares beneficially owned based on information as of December 31, 2018 contained in Amendment No. 10 to Schedule 13G filed with the SEC on February 4, 2019. BlackRock, Inc. has sole voting power with respect to 5,444,707 shares and sole dispositive power with respect to all 6,272,094 shares. BlackRock, Inc. is a parent holding company or control person, in accordance with Rule 13d-1(b)(1)(ii)(G) of the Exchange Act, with a business address of 55 East 52nd Street, New York, New York 10055.

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers, and owners of greater than 10% our equity securities (collectively, our "Insiders") to timely file initial reports of ownership and reports of changes in ownership with the SEC. Due to the complexity of SEC reporting rules, we undertake to file these reports on behalf of our directors and executive officers and have instituted procedures to assist them with complying with their reporting obligations. We reviewed our records, the Section 16 filings related our company stock and written representations from our directors and executive officers that no other reports were required to have been filed.

        All of our Insiders complied with the Section 16(a) filing requirements on a timely basis during 2018.

RELATED PERSON TRANSACTIONS

        Both our Code of Conduct and Conflict of Interest Policy (our "COI Policy") provide that conflicts of interest should be avoided. Under our Governance Guidelines, directors are expected to comply with the Code of Conduct and avoid any action, position or interest that conflicts with the interests of our company, or gives the appearance of a conflict. Our COI Policy proscribes any of our officers (including our executive officers) or employees — or any of their immediate family members — from directly or indirectly doing business, seeking to do business or owning an interest in an entity that does business or seeks to do business with our company without approval in writing from the Governance Committee. Under our COI Policy, any officer or employee who has a question as to the interpretation of the policy or its application to a specific activity, transaction or situation may submit the question in writing to our General Counsel/Secretary for any further necessary review by the Governance Committee.

        On an annual basis, all of our employees at the level of manager and above are required to complete a compliance certification in which they must (i) disclose, among other things, whether they or any of their immediate family members have a job, contract or other position with an entity that has commercial dealings with our company and (ii) certify their compliance with our COI Policy and Code of Conduct. Non-supervisory professionals in our sales, marketing, customer service and purchasing functions complete this certification in even years, and non-supervisory professionals in our technology, finance, supply chain, technical services, environmental, health and safety, legal and risk functions do so in odd years. All disclosures are reviewed by our compliance department in consultation with our law department and senior management to determine whether the activity has the potential to significantly influence our business. The Governance Committee receives a report from our Chief Compliance Officer on the disclosures elicited in the annual compliance certification and, in the event that a disclosure potentially gives rise to a conflict of interest, determines whether a conflict of interest exists or whether there is a reasonable likelihood that the activity, transaction or situation would influence the individual's judgment or actions in performing his or her duties for our company.

        In addition, each of our directors and executive officers annually completes a questionnaire designed to solicit information about any potential related person transactions. Transactions involving directors are reviewed with the Governance Committee by the General Counsel/Secretary in connection with the annual assessment of director independence and review of related person transactions. Responses from executive officers are reviewed by the Office of the General Counsel with oversight by the Governance Committee in the event any transactions are identified.

        We review internal financial records to identify transactions with security holders known by us from information contained in Schedules 13D or 13G filed with the SEC to be beneficial owners of more than five percent of our common stock to determine whether we have any relationships with the security holders that might constitute related person transactions under Item 404(a) of Regulation S-K. In the event of any findings, our General Counsel/Secretary discusses them with the Governance Committee.

        During fiscal year 2018, there were no related person transactions requiring disclosure under Item 404 of Regulation S-K. To our knowledge, all related person transactions were subject to review under our policies and procedures.

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VOTING AND MEETING Q&A

ANNUAL REPORT AND PROXY MATERIALS

WHEN WILL I RECEIVE THE 2018 ANNUAL REPORT?

        We expect to mail or make available our 2018 Annual Report to Stockholders to all stockholders of record on or about March 11, 2019.

HOW DO I ACCESS THE 2019 PROXY MATERIALS?

        We have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending the Notice of Internet Availability of Proxy Materials (the "Notice") to our stockholders of record. Brokers, banks and other nominees (collectively, "nominees") who hold shares on behalf of beneficial owners (also called "street name" holders) will send a similar notice. You will have the ability to access our proxy materials on the website referred to in the Notice. Instructions on how to request printed proxy materials by mail, including an option to receive paper copies in the future, may be found in the Notice and on the website referred to in the Notice.

        On or about March 11, 2019, we intend to make this proxy statement available on the Internet and mail the Notice to all stockholders entitled to vote. We intend to mail this proxy statement, together with a proxy card, to stockholders entitled to vote at the Annual Meeting who have previously requested paper copies on or about March 11, 2019. In addition, if you request paper copies of these materials for the first time, they will be mailed within three business days of request. If you hold your shares in street name, you may request paper copies of the proxy statement and proxy card from your nominee by following the instructions on the notice your nominee provides to you.

        Stockholders of record may obtain a copy of this proxy statement without charge by writing to our Corporate Secretary, Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203.

WHAT IS HOUSEHOLDING?

        We have adopted a procedure approved by the SEC called householding. Under this procedure, we deliver a single copy of our proxy statement and annual report to stockholders sharing the same address. Householding allows us to reduce our printing and postage costs and prevents duplicative information from being received at your household. Our use of householding affects only the delivery of proxy materials; it does not impact the delivery of dividend checks.

        For holders who share a single address, we are sending only one annual report and proxy statement to that address unless we have received instructions to the contrary from any stockholder at that address. If you wish to receive an additional copy of our annual report or proxy statement, or if you receive multiple copies of our annual report or proxy statement and wish to receive a single copy in the future, you may make your request by writing to our Corporate Secretary at Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203.

        If you are a street name holder and wish to revoke your consent to householding and receive separate copies of our proxy statement and annual report in future years, you may call Broadridge Investor Communications Services toll-free at 866.540.7095 or write to them c/o Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

HOW CAN I ACCESS THE ANNUAL REPORT AND PROXY MATERIALS ELECTRONICALLY?

        Instead of receiving paper copies of proxy statements and annual reports by mail in the future, you can elect to receive an email that will provide a link to these documents on the Internet. By electing to access proxy materials on the Internet, you will be able to access them more quickly, save us the cost of printing and mailing them to you, reduce the amount of mail you receive from us, and help us preserve environmental resources.

        You may enroll to access proxy materials and annual reports electronically for future Annual Meetings by registering online at the following website: https://enroll.icsdelivery.com/avy. If you are voting on the Internet, you can follow the links on the voting website to get to the electronic enrollment website.

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VOTING

WHO IS ENTITLED TO VOTE?

        Stockholders of record as of the close of business on February 25, 2019 are entitled to notice of, and to vote at, the Annual Meeting. Our common stock is the only class of shares outstanding, and there were 83,972,867 shares of common stock outstanding on February 25, 2019. The list of stockholders entitled to vote will be available for inspection at the Annual Meeting, as well as starting 10 days before the Annual Meeting during regular business hours at our company headquarters. You are entitled to one vote for each share of common stock held on the record date.

HOW DO I VOTE?

        You may vote by submitting a proxy or voting in person at the Annual Meeting. If you hold your shares in street name, you may only vote in person at the meeting if you properly request and receive a legal proxy in your name from the nominee that holds your shares.

        The method of voting by proxy differs depending on whether you are viewing this proxy statement on the Internet or reviewing a paper copy, as follows:

    •
    If you are viewing this proxy statement on the Internet, you may vote your shares by (i) submitting a proxy on the Internet by following the instructions on the website or (ii) requesting a paper copy of the proxy materials and following one of the methods described below; and

    •
    If you are reviewing a paper copy of this proxy statement, you may vote your shares by (i) submitting a proxy by telephone or on the Internet by following the instructions on the proxy card or (ii) completing, dating and signing the proxy card included with the proxy statement and returning it in the preaddressed, postage paid envelope provided.

        We encourage you to vote by proxy by telephone or on the Internet since these methods immediately record your vote and allow you to confirm that your votes have been properly recorded. Telephone and Internet voting facilities close at 11:59 p.m. Eastern Time on April 24, 2019.

WHAT IF MY SHARES WERE ACQUIRED THROUGH THE DIRECT SHARE PURCHASE AND SALE PROGRAM?

        Shares acquired through our Direct Share Purchase and Sale Program may be voted by following the procedures described above.

WHAT IF MY SHARES ARE HELD IN THE EMPLOYEE SAVINGS PLAN?

        If you hold shares as a participant in our Employee Savings (401(k)) Plan, your vote serves as a voting instruction to Fidelity Management Trust Company, the trustee of the plan, on how to vote the shares you hold through the plan. Your voting instruction must be received by the trustee by 11:59 p.m. Eastern Time on April 22, 2019.

        If the trustee does not receive your instruction in a timely manner, your shares will be voted in the same proportion as the shares voted by participants in the plan who timely furnish instructions. Shares of our common stock that have not been allocated to participant accounts will also be voted by the trustee in the same proportion as the shares voted by participants in the plan who timely furnish instructions.

HOW DO I REVOKE MY PROXY OR CHANGE MY VOTE AFTER I HAVE VOTED?

        If you give a proxy pursuant to this solicitation, you may revoke it at any time before it is acted upon at the Annual Meeting by (i) submitting another proxy by telephone or on the Internet (only your last voting instructions will be counted); (ii) sending a later dated paper proxy; (iii) delivering to our Corporate Secretary a written notice of revocation prior to the voting of the proxy at the Annual Meeting; or (iv) if you are entitled to do so, voting in person at the Annual Meeting. Simply attending the Annual Meeting will not revoke your proxy.

        If your shares are held in street name, you may only change your vote by submitting new voting instructions to your nominee. You must contact your nominee to find out how you can change your vote. Shares held in our Employee Savings Plan cannot be changed or revoked after 11:59 p.m. Eastern Time on April 22, 2019, nor can they be voted in person at the Annual Meeting.

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IS MY VOTE CONFIDENTIAL?

        Except in contested proxy solicitations, when required by law or as expressly authorized by you (such as by making a written comment on your proxy card, in which case the comment, but not your vote, will be shared with our company), your vote or voting instruction is confidential and will not be disclosed other than to the broker, trustee, agent or other entity tabulating your vote. Our directors, officers or employees will not learn how you voted.

HOW WILL VOTES BE COUNTED?

        Votes cast by proxy or in person at the Annual Meeting will be tabulated by Broadridge Financial Solutions, Inc., the independent inspector of election appointed by our Board. The inspector of election will also determine whether a quorum is present. At the Annual Meeting, shares represented by proxies that reflect abstentions or "broker non-votes" (which are shares held by a nominee that are represented at the meeting, but with respect to which the nominee neither has discretionary authority to vote nor has been given actual authority to vote on a particular item) will be counted as shares that are present and entitled to vote at the Annual Meeting for purposes of determining the presence of a quorum. Items 1 and 2 are "non-routine" under the rules of the NYSE, and Item 3 is routine. Nominees are prohibited from voting on non-routine items in the absence of instructions from the beneficial owners of the shares; as a result, if you hold your shares in street name and do not submit voting instructions to your nominee, your shares will not be voted on Item 1, election of directors, or Item 2, approval, on an advisory basis, of our executive compensation. We urge you to promptly provide voting instructions to your nominee so that your vote is counted.

        The vote required to approve each of the Annual Meeting items, as well as the impact of abstentions and broker non-votes, is shown in the chart below.

ITEM	VOTE REQUIRED	IMPACT OF ABSTENTIONS	IMPACT OF BROKER NON-VOTES
Election of directors	Majority of votes cast	Not counted as votes cast; no impact on outcome	Not counted as votes cast; no impact on outcome
Advisory vote to approve executive compensation	Majority of shares represented and entitled to vote	Negative impact on outcome	Not counted as represented and entitled to vote; no impact on outcome
Ratification of appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for fiscal year 2019	Majority of shares represented and entitled to vote	Negative impact on outcome	Not applicable

WHAT IF THERE IS ADDITIONAL BUSINESS TO BE VOTED ON?

        As of the date of this proxy statement, we know of no other business to be presented for consideration at the meeting. However, if any other business properly comes before the meeting, your vote will be cast on any such other business in accordance with the best judgment of the individuals acting pursuant to your proxy.

HOW DO I FIND VOTE RESULTS?

        We expect to announce preliminary voting results at the Annual Meeting and report final voting results in a Current Report on Form 8-K filed with the SEC on or before May 1, 2019.

ANNUAL MEETING

WHAT IS THE TIME AND LOCATION OF THE ANNUAL MEETING?

        The Annual Meeting will take place at 1:30 p.m. Pacific Time on April 25, 2019 at 207 Goode Avenue, Glendale, California 91203. Parking will be available next door at 127 Burchett Street, Glendale, California 91203. Attendants will be available to provide assistance with directions and parking tickets will be validated at the Annual Meeting.

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HOW CAN I ATTEND THE MEETING?

        If you would like to attend the Annual Meeting, please bring photo identification. If you are a stockholder of record, you may bring the top half of your proxy card or your Notice to serve as your admission ticket. If you hold your shares in street name, you may be required to present proof of ownership to be admitted into the meeting. Acceptable documentation includes your Notice, a recent brokerage statement or a letter from your nominee evidencing your beneficial ownership of shares of our common stock as of February 25, 2019. If you would like to secure admission in advance, you may send a written request with proof of ownership to our Corporate Secretary at Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203.

        Stockholders will be admitted into the Annual Meeting beginning at 1:00 p.m. Pacific Time and seating will be on a first-come basis. For safety and security reasons, cameras, recording equipment, computers, or large bags or other packages will not be permitted into the meeting.

MAY I ASK QUESTIONS AT THE MEETING?

        Our Chairman will conduct the Annual Meeting in an orderly and timely manner in accordance with our Bylaws and Delaware law. To assist him in fulfilling his responsibilities, we have established rules for stockholders wishing to address the meeting, which will be available at the meeting. Only stockholders as of the record date or their properly-appointed proxies may ask questions at the meeting, and they may do so only after recognized by our Chairman, who may limit the length of discussion on any particular matter.

        As a result of time constraints and other considerations, we cannot assure you that every stockholder wishing to address the meeting will have the opportunity to do so. However, all stockholders are invited to direct inquiries or comments regarding business matters to our Investor Relations department by email to investorcom@averydennison.com or by mail to Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203. In addition, stockholders wishing to address matters to our Board or any of its members may do so as described under Contacting Our Board in the Our Board of Directors section of this proxy statement.

OTHER MATTERS

HOW ARE PROXIES BEING SOLICITED?

        We have retained D. F. King & Co., Inc. to assist in soliciting proxies for a fee of $12,000, plus reimbursement of out-of-pocket expenses incident to preparing and mailing our proxy materials. Some of our employees may solicit proxies in person, by telephone or email; these employees will not receive any additional compensation for their proxy solicitation efforts. We will bear all costs related to this solicitation of proxies and we will reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses they incur in forwarding our proxy materials to beneficial stockholders. You can help reduce these costs by electing to access proxy materials electronically.

HOW DO I SUBMIT ITEMS FOR POTENTIAL CONSIDERATION AT THE 2020 ANNUAL MEETING?

        To propose business otherwise satisfying the eligibility requirements of SEC Rule 14a-8 to be considered for inclusion in our proxy statement for the 2020 Annual Meeting, you must mail proposed items so they are received at our principal executive offices on or before November 12, 2019. If you wish to nominate persons for election to our Board or bring any other business before an annual meeting under the advanced notice provisions or our Bylaws, you must notify our Corporate Secretary in writing 90 to 120 days prior to the first anniversary of the preceding year's annual meeting (with respect to the 2020 Annual Meeting, no earlier than December 27, 2019 and no later than January 26, 2020).

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        Your notice must include, among other things, the following information:

    •
    As to each person who you propose to nominate for election or reelection as a director:

    •
    All information relating to the person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required pursuant to Regulation 14 under the Exchange Act;

    •
    The person's written consent to be named in our proxy statement as a nominee and serve as a director if elected; and

    •
    A description of any material relationships between you (and your associates and affiliates) and the nominee (and his or her associates and affiliates), as more particularly set forth in our Bylaws;

    •
    As to any other item of business you propose to bring before the meeting, a brief description of the business, the reasons for conducting the business at the meeting and any material interest you have in the business being proposed; and

    •
    Your name and address, and class and number of shares you own beneficially and as of record, as well as information relating to your security ownership in our company, as described in greater detail in Article II, Section 14 of our Bylaws, which are available on our website at www.averydennison.com/bylaws.

        Stockholder items of business that do not fully comply with the advance notice requirements contained in our Bylaws will not be permitted to be brought before the 2020 Annual Meeting.

HOW DO I NOMINATE DIRECTORS FOR INCLUSION IN THE 2020 PROXY STATEMENT?

        Our Bylaws to permit a stockholder, or a group of no more than 20 stockholders, owning at least 3% of our company's outstanding shares of common stock continuously for at least three years to nominate and include in our annual meeting proxy materials director nominees constituting up to the greater of two nominees or 20% of our Board, subject to the requirements specified in Article II, Section 17 of our Bylaws, which are available on our website at www.averydennison.com/bylaws. Notice of proxy access director nominees for the 2020 Annual Meeting must be delivered to our Corporate Secretary at our principal executive offices no earlier than October 13, 2019 and no later than November 12, 2019 and must otherwise comply with our Bylaws.

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APPENDIX A — RECONCILIATION OF NON-GAAP FINANCIAL MEASURES FROM GAAP

        We report our financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures. These non-GAAP financial measures are intended to supplement the presentation of our financial results that are prepared in accordance with GAAP. Based upon feedback from investors and financial analysts, we believe that the supplemental non-GAAP financial measures we provide are useful to their assessment of our performance and operating trends, as well as liquidity.

        Our non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess our underlying performance in a single period. By excluding the accounting effects, both positive or negative, of certain items (e.g., restructuring charges, legal settlements, certain effects of strategic transactions and related costs, losses from debt extinguishments, gains or losses from curtailment or settlement of pension obligations, gains or losses on sales of certain assets, and other items), we believe that we are providing meaningful supplemental information that facilitates an understanding of our core operating results and liquidity measures. These non-GAAP financial measures are used internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for a single period. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency, or timing.

        We use the following non-GAAP financial measures in this proxy statement:

    •
    Sales change ex. currency refers to the increase or decrease in sales excluding the estimated impact of foreign currency translation and currency adjustment for transitional reporting of highly inflationary economies (Argentina). The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations.

    •
    Organic sales change refers to sales change ex. currency, excluding the estimated impact of product line exits, acquisitions and divestitures, and, where applicable, the extra week in our fiscal year.

  We believe that sales change ex. currency and organic sales change assist investors in evaluating the sales change from the ongoing activities of our businesses and enhance their ability to evaluate our results from period to period.

    •
    Adjusted net income per common share, assuming dilution (adjusted EPS), refers to adjusted net income divided by weighted average number of common shares outstanding, assuming dilution. Adjusted net income is income from continuing operations before taxes, tax-effected at the adjusted tax rate, and adjusted for tax-effected restructuring charges and other items. Adjusted tax rate is the full-year GAAP tax rate, adjusted to exclude certain unusual or infrequent events that are expected to significantly impact the GAAP tax rate, such as completion of our 2017 provisional estimate of the impact of the U.S. Tax Cuts and Jobs Act (TCJA), impacts related to our U.S. pension plan termination, and the effects of discrete tax planning actions. We believe that adjusted EPS assists investors in understanding our core operating trends and comparing our results with those of our competitors.

    •
    Free cash flow refers to cash flow provided by operating activities, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments and proceeds from insurance. Free cash flow is also adjusted for the cash contributions related to the termination of our U.S. pension plan. We believe that free cash flow assists investors by showing the amount of cash we have available for debt reductions, dividends, share repurchases, and acquisitions.

    •
    Return on total capital (ROTC) refers to net income excluding the expense and tax benefit of debt financing divided by the average of beginning and ending invested capital. We believe that ROTC assists investors in understanding our ability to generate returns from our capital.

    •
    Adjusted EBIT refers to earnings before interest expense and taxes, excluding non-cash restructuring costs, as well as other items. We believe that adjusted EBIT assists investors in understanding our core operating trends and comparing our results with those of our competitors. We use adjusted EBIT to calculate economic value added (EVA), one of the performance objectives used in our long-term incentive compensation program.

Avery Dennison Corporation  | 2019 Proxy Statement  | A-1

ORGANIC SALES CHANGE

($ in millions)	2014	2015	2016	2017	2018	2014-2018 5-YR CAGR(1)	2017-2018 2-YR CAGR(2)

Net sales	$6,330.3	$5,966.9	$6,086.5	$6,613.8	$7,159.0
Reported sales change	3.1%	(5.7)%	2.0%	8.7%	8.2%
Foreign currency translation	1.1%	8.6%	2.6%	(0.5)%	(1.4)%

Sales change ex. currency (non-GAAP)(3)	4.2%	2.9%	4.6%	8.2%	6.9%	5.3%	7.5%

Extra week impact	~(1.2)%	~1.2%	—	—	—
Acquisitions/divestiture	—	0.6%	(0.7)%	(3.9)%	(1.4)%

Organic sales change (non-GAAP)(3)	3.1%	4.6%	3.9%	4.2%	5.5%	4.3%	4.8%

(1)
Reflects five-year compound annual growth rates, with 2013 as the base period.
(2)
Reflects two-year compound annual growth rates, with 2016 as the base period.
(3)
Totals may not sum due to rounding and other factors.

ADJUSTED EARNINGS PER SHARE (EPS)

	2014	2015	2016	2017	2018	2014-2018 5-YR CAGR(1)	2017-2018 2-YR CAGR(2)

As reported net income per common share from continuing operations, assuming dilution	$2.58	$2.95	$3.54	$3.13	$5.28
Adjustments(3)	0.04	—	—	—	—

Previously reported net income per common share from continuing operations, assuming dilution	$2.62	$2.95	$3.54	$3.13	$5.28
Non-GAAP adjustments per common share, net of tax:
Restructuring charges and other items(4)	0.49	0.49	0.48	0.29	0.68
Pension plan settlements	—	—	—	—	0.84
Tax benefit from discrete foreign tax planning action	—	—	—	—	(0.35)
TCJA provisional estimate(5)	—	—	—	1.91	(0.39)
Impact of previously planned repatriation of foreign earnings for Q4 2017	—	—	—	(0.33)	—

Adjusted net income per common share from continuing operations, assuming dilution (non-GAAP)	$3.11	$3.44	$4.02	$5.00	$6.06	17.7%	22.8%

The adjusted tax rate was 28% and 25% for 2017 and 2018, respectively.

(1)
Reflects five-year compound annual growth rates, with 2013 as the base period.
(2)
Reflects two-year compound annual growth rates, with 2016 as the base period.
(3)
GAAP adjustments for 2014-2015 reflect the previously disclosed impact of the third quarter of 2015 revision to certain benefit plan balances, which had an immaterial impact on the non-GAAP amounts.
(4)
Includes restructuring charges, Argentine peso remeasurement transition loss, other restructuring-related charge, transactions costs, reversal of acquisition-related contingent consideration, net gain on sales of assets, and other items.
(5)
Provision for income taxes for the fourth quarter of 2017 included the estimated impact of the TCJA. In the fourth quarter of 2018, we finalized our provisional estimate as defined under SEC Staff Accounting Bulletin No. 118 (SAB 118) related to the TCJA.

Avery Dennison Corporation  | 2019 Proxy Statement  | A-2

FREE CASH FLOW

($ in millions)	2016	2017	2018

Net cash provided by operating activities(1)	$582.1	$645.7	$457.9
Purchases of property, plant and equipment	(176.9)	(190.5)	(226.7)
Purchases of software and other deferred charges	(29.7)	(35.6)	(29.9)
Proceeds from sales of property, plant and equipment	8.5	6.0	9.4
Sales (purchases) of investments and proceeds from insurance, net(1)	3.1	(3.9)	18.5
Plus: Pension plan contribution for plan termination	—	—	200.0

Free cash flow (non-GAAP)	$387.1	$421.7	$429.2

(1)
In the first quarter of 2018, we adopted ASU No. 2016-15, Classification of Certain Cash Receipts and Cash Payments, on a retrospective basis. This ASU reduces the diversity in the presentation and classification of certain cash receipts and cash payments in the statement of cash flows. Prior year results have been reclassified as required by the ASU.

RETURN ON TOTAL CAPITAL (ROTC)

($ in millions)	2017	2018

Net income	$281.8	$467.4
Interest expense, net of tax benefit	30.1	49.5
Effective tax rate	52.2%	15.4%
Income from operations, excluding expense and tax benefit of debt financing (non-GAAP)	311.9	516.9
Total debt	$1,581.7	$1,966.2
Shareholders' equity	1,046.2	955.1

Total debt and shareholders' equity	$2,627.9	$2,921.3

Return on Total Capital (ROTC) (non-GAAP)	12.9%	18.6%

ADJUSTED EARNINGS BEFORE INTEREST AND TAXES (EBIT)

($ in millions)	2016	2017	2018

Net income	$320.7	$281.8	$467.4
Reconciling items:
Interest expense	59.9	63.0	58.5
Provision for income taxes	156.4	307.7	85.4

Earnings before interest expense and taxes	$537.0	$652.5	$611.3
Adjustments:
Non-cash restructuring costs	4.1	1.0	9.9
Other items(1)	45.3	3.1	91.9

Adjusted earnings before interest expense, taxes, non-cash restructuring costs and other items (non-GAAP)	$586.4	$656.6	$713.1

(1)
Includes losses from settlements of pension obligations, transaction costs, net gains on sales of assets, equity method investment losses and other items.

Avery Dennison Corporation  | 2019 Proxy Statement  | A-3

AVERY DENNISON CORPORATION C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. P.O. BOX 1342 BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 04/24/2019 for shares held directly and by 11:59 P.M. ET on 04/22/2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 04/24/2019 for shares held directly and by 11:59 P.M. ET on 04/22/2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following nominees:

1.	Election of Directors

	Nominees	For	Against	Abstain

1a.	Bradley Alford	☐	☐	☐			For	Against	Abstain

1b.	Anthony Anderson	☐	☐	☐	1i.	Patrick Siewert	☐	☐	☐

1c.	Peter Barker	☐	☐	☐	1j.	Julia Stewart	☐	☐	☐

1d.	Mark Barrenechea	☐	☐	☐	1k.	Martha Sullivan	☐	☐	☐

1e.	Mitchell Butier	☐	☐	☐	The Board of Directors recommends you vote FORproposals 2 and 3.

1f.	Ken Hicks	☐	☐	☐			For	Against	Abstain

1g.	Andres Lopez	☐	☐	☐	2 Approval, on an advisory basis, of our executive compensation.		☐	☐	☐

1h.	David Pyott	☐	☐	☐	3 Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2019.		☐	☐	☐

For address change/comments, mark here. (see reverse for instructions)				☐	NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.
		Yes	No

Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name (s) appear (s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

0000402575_1    R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at  www.proxyvote.com

AVERY DENNISON CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

APRIL 25, 2019

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Susan Miller and Vikas Arora, or each of them, with full power of substitution, proxies for the undersigned to act and vote at the 2019 Annual Meeting of Stockholders of Avery Dennison Corporation and at any adjournment or postponement thereof as indicated upon the matters set forth on the reverse side and described in the proxy statement for the meeting, and, in their discretion, upon any other matters that may properly come before the meeting. This card provides voting instructions, as applicable, to (i) the appointed proxies for shares held of record by the undersigned, including those held under the Company’s Direct Share Purchase and Sale Program, and (ii) the Trustee for shares held on behalf of the undersigned in the Company’s Employee Savings Plan.

IF NO OTHER INDICATION IS MADE, THE PROXIES WILL VOTE FOR THE ELECTION OF ALL DIRECTOR NOMINEES, AND FOR PROPOSALS 2 AND 3.

Consistent with its fiduciary duties under the Employee Retirement Income Security Act of 1974, as amended, Fidelity Management Trust Company, as Trustee of the Avery Dennison Corporation Employee Savings Plan, will vote shares of Company stock for which timely instructions are not received and shares of Company stock that have not been allocated to the account of any participant in the same proportion in which allocated shares of Company stock are voted by participants who timely furnish voting instructions. The card must be received no later than 5:00 p.m. Eastern Time on April 22, 2019, and telephone and Internet votes must be completed by 11:59 p.m. on the same day.

Your voting instructions are confidential and may not be revealed to anyone, except as required by law.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000402575_2    R1.0.1.18